                                                                     EXHIBIT 2.7


                                                                 EXECUTION COPY

                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                       PAXSON COMMUNICATIONS CORPORATION,

                                L. PAXSON, INC.,

                                 CLEAR CHANNEL
                                METROPLEX, INC.,

                                 CLEAR CHANNEL
                            METROPLEX LICENSES, INC.

                                      AND

                                 CLEAR CHANNEL
                              COMMUNICATIONS, INC.

                          DATED AS OF AUGUST 25, 1997

                               TABLE OF CONTENTS
                               -----------------




                                                                             PAGE
                                                                             ----
SECTION 1  CERTAIN DEFINITIONS ............................................    3
        1.1   Terms Defined in Appendix 1 .................................    3
        1.2   Rule of Construction ........................................    3

SECTION 2  PURCHASE AND SALE OF ASSETS; ASSET VALUE .......................    3
        2.1   Purchase and Sale ...........................................    3
        2.2   Excluded Assets .............................................    3
        2.3   Group I Assets ..............................................    3
        2.4   Purchase Price; Allocation ..................................    4
        2.5   Prorations and Adjustments ..................................    5
        2.6   Payment of Purchase Price and Prorations and Adjustments ....    8
        2.7   Assumption of Liabilities and Obligations ...................    9

SECTION 3  REPRESENTATIONS AND WARRANTIES OF SELLER .......................   10
        3.1   Organization and Authority of Seller ........................   10
        3.2   Authorization and Binding Obligation ........................   10
        3.3   Absence of Conflicting Agreements; Consents .................   10
        3.4   Governmental Licenses .......................................   11
        3.5   Real Property ...............................................   12
        3.6   Tangible Personal Property ..................................   13
        3.7   Assumed Contracts ...........................................   13
        3.8   Intangibles .................................................   14
        3.9   Financial Statements ........................................   14
        3.10  Taxes and Tax Returns .......................................   14
        3.11  Insurance ...................................................   14
        3.12  Personnel ...................................................   14
        3.13  Claims and Legal Actions ....................................   15
        3.14  Compliance with Laws ........................................   15
        3.15  Conduct of Business in Ordinary Course ......................   15
        3.16  Environmental Matters .......................................   15
        3.17  Brokers .....................................................   17
        3.18  Transactions With Affiliates ................................   17
        3.19  Assets ......................................................   17
        3.20  Employee Benefits ...........................................   17
        3.21  Foreign Person ..............................................   18
        3.22  Like-kind Exchange ..........................................   18
        3.23  ARS APA .....................................................   18
        3.24  Disclosure ..................................................   19
        3.25  Limitations .................................................   19

SECTION 4  REPRESENTATIONS AND WARRANTIES OF BUYER ........................   19
        4.1   Organization, Standing and Authority ........................   19
        4.2   Authorization and Binding Obligation ........................   19
        4.3   Absence of Conflicting Agreements and Required Consents .....   20
        4.4   Buyer Qualifications ........................................   20
        4.5   Brokers .....................................................   20
        4.6   Availability of Funds .......................................   20



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                                     - ii -


        4.7   Disclosure ..................................................   21

SECTION 5  OPERATIONS OF THE STATIONS PRIOR TO EFFECTIVE TIME OR CLOSING ..   21
        5.1   Generally ...................................................   21
        5.2   Dispositions ................................................   23
        5.3   Liens .......................................................   23
        5.4   Access to Information .......................................   24
        5.5   Financial Information .......................................   24
        5.6   Notice of Proceedings .......................................   24
        5.7   ARS APA .....................................................   25
        5.8   Representations and Warranties ..............................   26

SECTION 6  SPECIAL COVENANTS AND AGREEMENTS ...............................   27
        6.1   FCC Consent .................................................   27
        6.2   HSR Act Filing ..............................................   28
        6.3   Confidentiality .............................................   28
        6.4   Cooperation .................................................   30
        6.5   Control of the Stations .....................................   30
        6.6   Access to Books and Records .................................   30
        6.7   Employee Matters ............................................   31
        6.8   Cure ........................................................   32
        6.9   Environmental Reports .......................................   32
        6.10  Other Transactions ..........................................   33
        6.11  Fees of CEA .................................................   43
        6.12  Non-Competition Agreement ...................................   44
        6.13  Updated Information .........................................   44
        6.14  Miscellaneous ...............................................   44
        6.15  Risk of Loss; Interruption of Broadcast Transmission ........   45
        6.16  Computer Systems ............................................   46

SECTION 7 CONDITIONS TO OBLIGATIONS OF BUYER AND SELLER ...................   46
        7.1   Conditions to Obligations of Buyer at Group
                II/III and Group V Closings ...............................   46
        7.2   Conditions to Obligations of Seller at Group
                II/III and Group V Closings ...............................   48
        7.3   Conditions to Obligations of Buyer and Seller
                at Group IV Closing .......................................   49

SECTION 8  CLOSING AND CLOSING DELIVERIES .................................   50
        8.1   Closing .....................................................   50
        8.2   Deliveries by Seller ........................................   52
        8.3   Deliveries by Buyer .........................................   54

SECTION 9  TERMINATION ....................................................   56
        9.1   Termination of Agreement ....................................   56
        9.2   Procedure and Effect of Termination .........................   57
        9.3   Other Agreements ............................................   62
        9.4   Attorneys' Fees .............................................   62
        9.5   Specific Performance ........................................   62

SECTION 10  SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
              INDEMNIFICATION; CERTAIN REMEDIES ...........................   62
        10.1  Survival ....................................................   62
        10.2  Indemnification by Seller ...................................   63
        10.3  Indemnification by Buyer and Guarantor ......................   66
        10.4  Procedure for Indemnification ...............................   69

SECTION 11  MISCELLANEOUS .................................................   70
        11.1  Fees and Expenses ...........................................   70
        11.2  Notices .....................................................   71
        11.3  Benefit and Binding Effect ..................................   72
        11.4  Further Assurances ..........................................   72
        11.5  GOVERNING LAW ...............................................   73
        11.6  Entire Agreement ............................................   73
        11.7  Waiver of Compliance; Consents ..............................   73
        11.8  Counterparts ................................................   73
        11.9  Severability ................................................   73
        11.10 Cooperation With Respect to Like-Kind Exchange ..............   74
        11.11 Guaranty ....................................................   74

                                   Appendices
                                   ----------

Appendix 1            Definitions

                                    Exhibits
                                    --------

Exhibit 2.3           Group I Purchase Agreement
Exhibit 6.10-A        LPI Promissory Note to Seller
Exhibit 6.10-B        Subordinated Guaranty
Exhibit 6.10-C        Clear Channel Loan Agreement
Exhibit 6.10-D        Intercreditor and Subordination Agreement
Exhibit 6.10-E        Security Agreement
Exhibit 6.10-F        Guaranty
Exhibit 6.10-G        Stock Pledge Agreement
Exhibit 6.10-H        Group V TBA
Exhibit 6.10-I        Group II/III TBA
Exhibit 6.10-J        Forms of TSAs
Exhibit 6.10-K        Form of Service Agreement
Exhibit 6.10-L        Group IV TBA
Exhibit 6.12          Non-Competition Agreement
Exhibit 8.2(a)(i)     Assignment and Assumption Agreement
Exhibit 8.2(j)        WHNZ Option Agreement
Exhibit 8.2(k)        WYCL Option Agreement
Exhibit 8.2(n)        DP Media Assets

                                   Schedules
                                   ---------

Schedule 1.1(f)       Excluded Contracts
Schedule 1.1(j)       Excluded Assets
Schedule 3.1          Qualifications
Schedule 3.3          Absence of Conflicting Agreements; Consents
Schedule 3.4          Governmental Licenses
Schedule 3.5          Real Property
Schedule 3.6          Tangible Personal Property
Schedule 3.7          Contracts
Schedule 3.8          Intangibles
Schedule 3.9          Financial Statements
Schedule 3.10         Tax and Tax Returns
Schedule 3.11         Insurance
Schedule 3.12         Personnel
Schedule 3.13         Claims and Legal Actions
Schedule 3.15         Conduct of Business in Ordinary Course
Schedule 3.16         Environmental
Schedule 3.18         Transactions with Affiliates
Schedule 3.20         Employee Benefits
Schedule 4.4          Buyer Qualifications
Schedule 5.1          Certain Changes
Schedule 5.2          Certain Dispositions
Schedule 6.14(b)      WNLS(AM) Tower Remediation

                            ASSET PURCHASE AGREEMENT

     This Asset Purchase Agreement is dated as of August 25, 1997, by and among Paxson Communications Corporation, a Delaware corporation ("PCC" or "Seller"),
L. Paxson, Inc., a Delaware corporation ("LPI"), Clear Channel Metroplex, Inc., a Nevada corporation ("Metroplex"), Clear Channel Metroplex Licenses, Inc., a Nevada corporation ("CCL"; Metroplex and CCL being referred to herein, collectively, as "Buyer"), and Clear Channel Communications, Inc., a Texas corporation ("Guarantor" or "Clear Channel").

                                R E C I T A L S:

     A. Seller owns the following radio stations:

          i. WTKS(FM), Cocoa Beach, FL; WPLL(FM), Ft. Lauderdale, FL; WSHF(FM), Mexico Beach, FL; WJZT(FM), Midway, FL; WSHE(FM), Orlando, FL; WDIZ(AM), Panama City, FL; WFSY(FM), Panama City, FL; WPAP-FM, Panama City, FL; WPBH(FM), Parker, FL; WTLK(FM), Ponte Vedra Beach, FL; WXSR(FM), Quincy, FL; WNLS(AM), Tallahassee, FL; WTNT(FM), Tallahassee, FL; WSNI(FM), Thomasville, GA; WTKX-FM, Pensacola, FL (together with WKES, as defined below, each, individually, a "Group II/III Station" and, collectively, the "Group II/III Stations") and WYCL(FM), Pensacola, FL ("WYCL"); and

          ii. WPLA(FM), Callahan, FL; WJRR(FM), Cocoa Beach, FL; WFTL(AM), Ft. Lauderdale, FL; WNZS(AM), Jacksonville, FL; WROO(FM), Jacksonville, FL; WZNZ(AM), Jacksonville, FL; WKRY(FM), Key West, FL; WZTM(AM), Largo, FL; WAVK(FM), Marathon, FL; WSJT(FM), Lakeland, FL; WINZ(AM), Miami, FL; WIOD(AM), Miami, FL; WLVE(FM), Miami Beach, FL; WZTA(FM), Miami Beach, FL; WMGF(FM), Mount Dora, FL; WQTM(AM), Pine Hills, FL; WFKZ(FM), Plantation Key, FL; WWNZ(AM), Orlando, FL; WHPT(FM), Sarasota, FL; WFSJ-FM, St. Augustine, FL; WGIC(FM), Cookeville, TN; WGSQ(FM), Cookeville, TN; WHUB(AM), Cookeville, TN; WPTN(AM), Cookeville, TN (each, individually, a "Group V Station" and, collectively, the "Group V Stations") and the assets used or useful in connection with the operation of Channel 7 of the Cookeville, TN cable television system ("HUB-TV") and WHNZ(AM), Pinellas Park, FL ("WHNZ").

     B. Seller is successor by merger to Paxson Broadcasting of Tampa, Limited Partnership, a Florida limited partnership and wholly-owned subsidiary of PCC ("PBT"), which is a party to an Asset Purchase Agreement dated as of September 12, 1996, as amended by a First Amendment to Purchase Agreement dated as of April 12, 1997 (as amended, the "WKES Purchase Agreement") with The Moody Bible Institute of Chicago, an Illinois not-for-profit corporation ("Moody"), pursuant to which Seller has acquired substantially all of the assets of Radio Station WILV(FM), St. Petersburg, FL (for purposes of this Agreement, "WKES").

     C. Paxson Communications of West Palm Beach, Inc., a Florida corporation and a wholly-owned subsidiary of Seller ("PCWPB"), is party to an Asset Purchase Agreement, dated May 27, 1997 (the "ARS Asset Purchase Agreement") with American Radio Systems Corporation, a Delaware corporation ("ARS"), pursuant to which PCWPB will acquire substantially all the assets of Radio Stations WKGR(FM), Ft. Pierce, Florida; WOLL(FM), Riviera Beach, Florida; and WBZT(AM), West Palm Beach, Florida (each of the foregoing, individually, a "Group IV Station" and, collectively, the "Group IV Stations") and WEAT(AM), West Palm Beach, Florida ("WEAT").

     D. Seller desires to sell, and Buyer desires to purchase, substantially all of the assets of the Group II/III Stations, Group IV Stations and Group V Stations, on the terms and conditions hereinafter set forth.

     E. Under certain circumstances, and subject to the terms and conditions herein set forth, PCC may sell the Group V Stations to LPI, subject to PCC's agreement to sell such Stations to Buyer and to allow Buyer to time broker or sell commercial time on such Stations, as the case may be, pending such sale, each of which obligations would be assumed by LPI as a condition to any such sale.

     F. If so elected by Seller, subject to the terms and conditions of this Agreement, Seller may enter into an exchange agreement with an Intermediary providing that the sale and purchase of some or all of the assets described herein be effected in a transaction that will qualify, to the extent permissible, as a "like-kind exchange" under Section 1031 of the Code.

                              A G R E E M E N T S:

     In consideration of the above recitals and of the mutual agreements and covenants contained in this Agreement, the parties to this Agreement, intending to be bound legally, agree as follows:

SECTION 1 CERTAIN DEFINITIONS

     1.1 Terms Defined in Appendix 1. The terms defined in Appendix 1 hereto, as used in this Agreement, have the meanings set forth in Appendix 1. Section references in the definitions in the Appendix shall be deemed to refer to this Agreement and the Appendix shall be deemed to be part of this Agreement.

     1.2 Rule of Construction. Except as specifically otherwise provided in this Agreement in a particular instance, a reference to a Section, Schedule or
Exhibit is a reference to a Section of this Agreement or a Schedule or Exhibit hereto, and the terms "hereof," "herein," and other like terms refer to this Agreement as a whole, including the Schedules and Exhibits to this Agreement, and not solely to any particular part of this Agreement. The Schedules and Exhibits shall be deemed to be a part of this Agreement. The descriptive headings in this Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

SECTION 2 PURCHASE AND SALE OF ASSETS; ASSET VALUE

     2.1 Purchase and Sale. (a) Subject to the terms and conditions set forth in this Agreement, Seller hereby agrees to transfer, convey, assign and deliver to Buyer, and Buyer agrees to acquire all of Seller's right, title and interest in the Group II/III Assets, the Group IV Assets and the Group V Assets.

         (b) It is understood and agreed that Metroplex shall acquire the Non-License Assets included in the Group II/III Assets, Group IV Assets and Group V Assets and CCL shall acquire the License Assets included in the Group II/III Assets, Group IV Assets and Group V Assets. Notwithstanding the foregoing, however, it is understood and agreed that each of Metroplex and CCL shall be jointly and severally liable to perform the obligations of Buyer provided for in this Agreement and in the documents contemplated hereby.

     2.2 Excluded Assets. Notwithstanding anything in this Agreement to the contrary, the Assets shall not include the Excluded Assets. Notwithstanding anything to the contrary set forth in this Agreement, no representations, warranties or covenants or agreements of any nature whatsoever are made by Seller to Buyer with respect to the Excluded Assets.

     2.3 Group I Assets. Simultaneously with the execution and delivery of this Agreement, Seller and Buyer are entering into an Asset Purchase Agreement (the "Group I Purchase Agreement"), in the form attached hereto as Exhibit 2.3, and dated as of the date hereof, pursuant to which Seller will sell to Buyer, and Buyer will purchase from Seller, the Group I Assets, on the terms and subject to the conditions set forth therein.

     2.4 Purchase Price; Allocation.

         (a) Group II/III Assets. Subject to the provisions of Section 6.10 hereof, the purchase price for the Group II/III Assets shall be One Hundred Thirty-Seven Million Two Hundred Six Thousand Dollars ($137,206,000) (the "Group II/III Estimated Purchase Price"), which sum shall be subject to upward or downward adjustment, as the case may be, pursuant to Section 2.5(a) below (the Group II/III Estimated Purchase Price, as so adjusted, the "Group II/III Purchase Price").

         (b) Group IV Assets. Subject to the last sentence of Section 5.7, the purchase price for the Group IV Assets shall be Thirty-One Million Two Hundred Fifty Thousand Dollars ($31,250,000), subject to adjustment as provided for in
Section 6.10(c) hereof (the "Group IV Estimated Purchase Price"), which sum shall be subject to upward or downward adjustment, as the case may be, pursuant to Section 2.5(a) below (the Group IV Estimated Purchase Price, as so adjusted, the "Group IV Purchase Price").

         (c) Group V Assets. The purchase price for the Group V Assets shall be Four Hundred Thirty-Four Million Six Hundred Six Thousand Dollars ($434,606,000) (the "Group V Estimated Purchase Price"), which sum shall be subject to upward or downward adjustment, as the case may be, pursuant to
Section 2.5(a) below (the Group V Estimated Purchase Price, as so adjusted, the "Group V Purchase Price").

         (d) Appraisal and Allocation. Seller shall retain, at Seller's expense, Bond & Pecaro, or another recognized independent appraisal firm selected by Seller and reasonably acceptable to Buyer, to appraise the Stations and the Assets. Seller shall provide Buyer with copies of the appraisals for the Group II/III Assets, Group IV Assets and Group V Assets within 90 days after Group II/III Closing Date, Group IV Closing Date, and Group V Closing Date, respectively. Seller and Buyer agree to allocate the Purchase Price among the Stations and the Assets for all purposes, including financial accounting and tax purposes, including Section 1060 of the Code and Temporary Treasury Regulations Section 1.1060-IT, in accordance with such appraisals. Buyer and Seller agree to file with their respective federal income tax returns initial asset acquisition statements on Internal Revenue Service Form 8594 required by Temporary Treasury Regulation Section 1.1060-IT, all in accordance with and accurately reflecting such appraisals and allocations. No allocation of the Purchase Price for any of the Assets shall be made to the Non-Competition Agreement.

     2.5 Prorations and Adjustments.

         (a) Prorations and Adjustments. The Group II/III Purchase Price, the Group IV Purchase Price and the Group V Purchase Price shall be determined by increasing or decreasing the Estimated Purchase Price as required to effectuate the proration of revenues and expenses as provided for herein and subject to the provisions of Section 6.10 hereof with respect to the Group IV Stations. All revenues and all expenses arising from the operation of any Station, including tower rental, business and license fees, utility charges, real and personal property taxes and assessments levied against its Assets, property and equipment rentals, applicable copyright or other fees, including program license payments, sales and service charges, taxes (except for taxes arising from the transfer of the Assets under this Agreement), employee compensation, including wages, salaries, accrued vacation, sick leave, personal days and commissions for each employee of Seller who becomes an employee of Buyer, music license fees and similar prepaid and deferred items, shall be prorated between Buyer and Seller in accordance with GAAP and to effect the principle that Seller shall receive all revenues (other than Accounts Receivable) and shall be responsible for all expenses, costs and liabilities (including, without limitation, performance bonuses payable to the Assumed Employees allocable to the period prior to the Effective Time based on the pro rata accrual of such bonuses over the calendar year on a straight line basis) allocable to the operations of any Station for the period prior to the applicable Effective Time, and Buyer shall receive all revenues and shall be responsible for all expenses, costs and liabilities (including, without limitation, performance bonuses payable to the Assumed Employees allocable to the period after the Effective Time based on pro rata accrual of such bonuses over the calendar year on a straight line basis) allocable to the operations of any Station for the period after the applicable Effective Time in accordance with GAAP, subject to the following:

              (1) There shall be no adjustment for, and Seller shall remain solely liable with respect to, any Excluded Contracts and any other obligation or liability not being assumed by Buyer in accordance with
     Section 2.7.

              (2) No adjustment or proration shall be made in favor of Seller for the amount, if any, by which the value of the goods or services to be received by all the Stations in the aggregate under their trade or barter agreements as of the Effective Time for such Stations exceeds the value of any advertising time remaining to be run by such Stations as of the Effective Time. For purposes of this Agreement, including, without limitation, this
     Section 2.5 and Section 5.1, the liability for performance obligations relating to advertising time under any trade or barter agreements shall be valued according to the applicable Station's prevailing rates as of the Effective Time, and goods, services or other items being received shall be valued in accordance with GAAP as of the Effective Time.

              (3) An adjustment or proration shall be made in favor of Buyer to the extent, if any, that (a) the value of the goods or services to be received by all the Group II/III Stations, the Group IV Stations, the Group V Stations and the Businesses (as defined in the Group I Purchase Agreement) under their trade or barter agreements as of the applicable Effective Time in the aggregate is more than $150,000 less than the value of any advertising time remaining to be run by such Stations and Businesses (as defined in the Group I Purchase Agreement) thereunder as of the applicable Effective Time (a "Negative Balance") and (b) Buyer has not expressly consented to the trade or barter agreements giving rise to such Negative Balance (and the allocation of such Negative Balance among the Businesses, Group II/III Stations, Group IV and Group V Stations shall be made by Seller, in its sole discretion).

         (b) Manner of Determining Prorations and Adjustments. The Group II/III Purchase Price, Group IV Purchase Price and Group V Purchase Price, taking into account the adjustments and prorations pursuant to Section 2.5(a), will be determined in accordance with the following procedures:

              (1) Seller shall prepare and deliver to Buyer not later than five
     (5) Business Days before each Closing Date a preliminary settlement statement which shall set forth Seller's good faith estimate of the adjustments or prorations under Section 2.5(a) (each, a "Preliminary Settlement Statement"). The Preliminary Settlement Statement (A) shall contain all information reasonably necessary to determine the adjustments or prorations under Section 2.5(a), including appropriate supporting documentation and such other information as may be reasonably requested by Buyer, to the extent such adjustments or prorations can be determined or estimated as of the date of the Preliminary Settlement Statement and (B) shall be certified by an officer (but without personal liability to such officer) on behalf of Seller to be true and complete to Seller's knowledge. The "Preliminary

     Purchase Price" shall be determined by adjusting the Estimated Purchase Price for the adjustments and prorations contained in the Preliminary Settlement Statement.

              (2) Not later than ninety days after each Closing Date, Buyer shall deliver to Seller a statement setting forth Buyer's determination of any changes to the adjustments and prorations made at such Closing. Buyer's statement (A) shall contain all information reasonably necessary to determine the adjustments and prorations to the Purchase Price under
     Section 2.5(a), including appropriate supporting documentation, and such other information as may be reasonably requested by Seller, and (B) shall be certified by an officer (but without personal liability to such officer) on behalf of Buyer to be true and complete to Buyer's knowledge. Seller (and its authorized representatives) shall have the right to visit the Stations during normal business hours to verify and review such documentation upon providing reasonable notice to Buyer (such access not to unreasonably interfere with the business or operations of any Station). If Seller disputes the adjustments and prorations determined by Buyer, it shall deliver to Buyer within fifteen days after its receipt of Buyer's statement a statement setting forth its determination of such adjustments and prorations. If Seller notifies Buyer of its acceptance of Buyer's statement, or if Seller fails to deliver its statement within the fifteen-day period specified in the preceding sentence, Buyer's determination of such adjustments and prorations shall be conclusive and binding on the parties as of the last day of such fifteen-day period.

              (3) Buyer and Seller shall use good faith efforts to resolve any dispute involving the determination of the adjustments and prorations in connection with the Closings. If the parties are unable to resolve any dispute within fifteen days following the delivery to Buyer of the statement described in the penultimate sentence of Section 2.5(b)(2), Buyer and Seller shall jointly designate an independent certified public accountant, who shall be knowledgeable and experienced in the operation of radio broadcasting stations, to resolve such dispute. If the parties are unable to agree on the designation of an independent certified public accountant, the selection of the accountant to resolve the dispute shall be submitted to arbitration in accordance with the commercial arbitration rules of the American Arbitration Association. The accountant's resolution of the dispute shall be final and binding on the parties, and a judgment may be entered thereon in any court of competent jurisdiction. Any fees of the accountant, and, if necessary, for arbitration to select such accountant, shall be split equally between the parties.

     2.6 Payment of Purchase Price and Prorations and Adjustments.

         (a) At each Closing, subject to the provisions of Section 6.10, Buyer shall pay or cause to be paid to Seller (or to such party or parties designated by Seller in writing) the Preliminary Purchase Price for the Assets to be transferred at such Closing, by federal wire transfer of same-day funds in accordance with wire instructions delivered to Buyer by Seller at least three
(3) Business Days prior to such Closing.

         (b) Payments to Reflect Prorations and Adjustments.

              (1) If the Purchase Price for any Assets transferred pursuant to this Agreement as finally determined pursuant to Section 2.5(b)(2) and subject to any applicable provisions of Section 6.10 exceeds the Preliminary Purchase Price for such Assets, Buyer shall pay to Seller (or to such party or parties designated by Seller in writing), by federal wire transfer of same-day funds within five Business Days after the date on which such Purchase Price is determined pursuant to Section 2.5(b)(2), the difference between such Purchase Price and such Preliminary Purchase Price.

              (2) If the Purchase Price for any Assets transferred pursuant to this Agreement, as finally determined pursuant to Section 2.5(b)(2), and subject to any applicable provisions of Section 6.10, is less than the Preliminary Purchase Price for such Assets, Seller shall pay to Buyer, by federal wire transfer of same-day funds within five Business Days after the date on which such Purchase Price is determined pursuant to Section 2.5(b)(2), the difference between such Preliminary Purchase Price and such Purchase Price.

              (3) If any dispute arises over the amount to be refunded or paid pursuant to this Section 2.6(b), such refund or payment shall nevertheless be made to the extent any amount is not in dispute.

         (c) It is understood and agreed that Buyer shall not be permitted to offset any amounts in respect of the Group V Assets against any amounts in respect of any other Assets that are the subject of this Agreement or the Group I Purchase Agreement. Notwithstanding the foregoing, nothing contained in this
Section 2.6(c) shall in any manner impair any right, remedy or recourse Buyer may have against PCC for fraud in connection with this Agreement.

     2.7 Assumption of Liabilities and Obligations.

         (a) Without limiting any obligations of Buyer under any applicable TBA, Buyer shall assume and undertake to pay, discharge and perform:

             (i) the Group II/III Assumed Liabilities as of the Group II/III Closing Date;

             (ii) subject to the last sentence of Section 5.7, the Group IV Assumed Liabilities as of the Group IV Closing Date; and

             (iii) the Group V Assumed Liabilities as of the Group V Closing
Date.

         (b) Buyer shall not be required to assume any of the following: (i) any obligations or liabilities under any Excluded Contract, (ii) any obligations or liabilities under the Assumed Contracts relating to the period prior to the applicable Effective Time, except insofar as a proration or adjustment therefor is made in favor of Buyer under Section 2.5(a), (iii) any liability or obligation arising out of any litigation, proceeding or claim by any person or entity relating to the business or operations of any Station or any of the Assets with respect to any events or circumstances that occur or exist prior to the applicable Effective Time relating to such Station or Assets, (iv) any credit agreements, note purchase agreements, indentures, or other financing arrangements (other than any Assumed Contracts) of Seller and
(v) any other obligation or liability of Seller, LPI or the Assignee that is not an Assumed Liability (including, without limitation, any increase in the Assumed Liabilities in violation of Section 2.7(c)). Buyer shall perform all obligations arising out of the Assets (including the Assumed Contracts and the Licenses) relating to the period on or after the applicable Effective Time. Seller shall retain all liabilities of Seller not assumed by Buyer.

         (c) Notwithstanding anything in this Agreement to the contrary, with respect to each Station, the parties acknowledge that after the Effective Time with respect to such Station, Seller shall not, by any voluntary act or omission, increase the Assumed Liabilities other than as permitted in accordance with the terms and provisions of this Agreement or the TBAs, without the prior written consent of Buyer.

SECTION 3 REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller represents and warrants to Buyer as follows(i) as of the date hereof, (ii) (subject to the provisions of Section 7.1(a) hereof) as of the Group II/III Effective Time and the Group V Effective Time and (iii) (subject to the provisions of Section 7.1(a) hereof) to the extent specifically contemplated by Section 6.10(a)(iv)(1) hereof and subject to the limitations therein, as of the Group II/III Closing Date and the Group V Closing Date:

     3.1 Organization and Authority of Seller. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and, in respect of the operations of the Stations, is qualified to conduct business in the States set forth in Schedule 3.1. Except as set forth in Schedule 3.1, Seller has the requisite corporate power and authority to own and operate the Assets owned and operated by it, to carry on the business of the Stations now being conducted by it, and to execute, deliver and perform this Agreement according to its terms.

     3.2 Authorization and Binding Obligation. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Seller have been duly and validly authorized by all necessary corporate action on the part of Seller. This Agreement has been duly executed and delivered by Seller and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as the enforceability of this Agreement may be affected by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by judicial discretion in the enforcement of equitable remedies.

     3.3 Absence of Conflicting Agreements; Consents. The execution and delivery of this Agreement, and the performance of the transactions contemplated herein, by Seller will not require any consent, approval, authorization or other action by, or filing with or notification to, any Person or governmental authority, except as follows: (a) applicable requirements under the HSR Act; (b) consents to the assignment of the FCC Licenses to Buyer (and, as applicable, to LPI) by the FCC; (c) filings with respect to real estate, sales and other transfer taxes; (d) consent of third parties to assignment of certain of the Assumed Contracts as specified in Schedule 3.3; and (e) other immaterial consents, approvals, authorizations, actions, filings or notifications. Subject to obtaining the Consents, the execution, delivery and performance by Seller of this Agreement (with or without the giving of notice, the lapse of time, or both): (a) do not conflict with any provision of the Certificate of

Incorporation and Bylaws of Seller; (b) do not conflict with, result in a breach of, or constitute a default in any material respect under, any applicable law, judgment, order, ordinance, injunction, decree, rule, regulation or ruling of any court or governmental authority applicable to Seller; (c) do not result in the breach in any material respect of any contract or agreement to which Seller is a party or by which Seller may be bound; and
(d) will not create any Lien upon any of the Assets, except for Permitted
Liens.

     3.4 Governmental Licenses. (a) Schedule 3.4 identifies all FCC Licenses used in the operation of the Stations (collectively, "Material Licenses") and the date on which each expires. Except as described on Schedule 3.4, each Material License is in full force and effect, and Seller is the authorized legal holder thereof. Except as set forth in Schedule 3.4, the conduct of the business and operations of each Station is in accordance in all material respects with the terms and conditions of the Material Licenses for such Station and the Communications Act and the rules, regulations and policies of the FCC. Schedule 3.4 also sets forth a true and complete list of all applications filed with respect to any Station that are pending at the FCC (other than applications for auxiliary broadcast authorizations), true and complete copies of which have been delivered by Seller to Buyer. All material reports and filings required to be filed with the FCC by Seller with respect to each Station have been timely filed in all material respects. All such reports and filings are accurate and complete in all material respects. Seller has received no notice or communication, formal or informal, indicating that the FCC is considering revoking, suspending, canceling, rescinding or terminating any Material License. Seller's operation of the Stations complies in all material respects with the requirements set forth in the "Radio Frequency Protection Guides" recommended in "American National Standard Safety Levels with Respect to Human Exposure to Radio Frequency Electromagnetic Fields 300 KHz to 100 GHz" (ANSI C95.1-1982), issued by the American National Standards Institute, and renewal of the FCC Licenses would not constitute a "major action" within the meaning of Section 1.1301, et seq. of the FCC's rules.

         (b) The FCC Licenses listed on Schedule 3.4 constitute all of the material licenses and authorizations required under the Communications Act or the current rules, regulations and policies of the FCC for the business and operation of each Station for which such FCC Licenses are issued as currently operated, except as set forth in Schedule 3.4. Except as set forth in Schedule 3.13, and except for investigations or other proceedings affecting the broadcasting industry generally, Seller has no knowledge of any pending or threatened investigation by or before the FCC, or any order to show cause, notice of violation, notice of apparent liability, notice of forfeiture or material complaint by, before or with the FCC with respect to any Station. Seller knows of no fact relating to Seller's ownership or operation of the Stations that would, under existing law and the existing rules, regulations, policies and procedures of the FCC, cause the FCC to fail to approve in a timely fashion any of the applications for the FCC Consents. As of the date hereof, Seller knows of no fact relating to ARS's ownership or operation of the Group IV Stations that would, under existing law and the existing rules, regulations, policies and procedures of the FCC, cause the FCC to fail to approve in a timely fashion any of the applications for the consent of the FCC to the assignment of the FCC Licenses included in the Group IV Assets by ARS to PCWPB as contemplated by the ARS Asset Purchase Agreement.

     3.5 Real Property. Schedule 3.5 contains an accurate description as of the date of this Agreement of all Real Property. Except as described in Schedule 3.5, Seller has good and marketable fee simple title to all fee estates included in the Real Property and good title to Seller's interests in all other Real Property, in each case free and clear of all Liens, except for Permitted Liens. Schedule 3.5 lists all leases and subleases pursuant to which any of the Real Property included in the Assets is leased by Seller. Seller has a valid leasehold interest in all such Real Property. Subject to obtaining the consents to assignment set forth on Schedule 3.3, such leases and subleases are assignable to Buyer. Seller is in compliance with such leases and subleases in all material respects and is not in breach or default in any material respect thereunder, and, to the knowledge of Seller, each other party to any such lease or sublease is not in default thereunder in any material respect. The Real Property includes sufficient access to the Stations' facilities to conduct the operations of the Stations in the manner in which they are currently operated without the need to obtain other access rights, except where the failure to have such access would not be material. Seller has delivered to Buyer a true and complete copy of any and all title insurance policies, surveys, plans and maps relating to the Real Property in the custody, possession or control of Seller. None of the Real Property is subject to any lease, sublease, license or other agreement pursuant to which Seller grants to any other person any right to the use, occupancy or enjoyment of the Real Property or any part thereof, except as set forth on Schedule 3.5. There is no pending or, to the knowledge of Seller, threatened condemnation or similar proceeding affecting any Real Property. All buildings, towers and other improvements included within the Real Property are in working order and repair. The use of the Real Property to operate the Stations is in compliance in all material respects with applicable zoning and land-use laws. As of the date hereof, Seller has received no actual written notice of any increase in property taxes affecting any item of Real Property to an amount in excess of 110% of the current taxes on such Real Property or of any other imposition which is not materially consistent with existing impositions, the effect of which is, if required, reflected on Seller's financial statements; provided that the foregoing shall not relate to increases resulting from improvements to the property made by Seller.

     3.6 Tangible Personal Property. Schedule 3.6 lists as of the date hereof all material items of Tangible Personal Property included in the Assets owned by Seller. Except as described in Schedule 3.6, Seller owns and has good title to the Tangible Personal Property listed thereon and none of the Tangible Personal Property included in the Assets is subject to any Liens, except for Permitted Liens. Except for the matters described on Schedule 6.14(b) with respect to the WNLS(AM) transmitting towers, the Tangible Personal Property listed on Schedule 3.6 owned by Seller necessary for the normal operations of the Stations as presently conducted is in satisfactory operating condition and adequate repair (given the age of such property and the use to which such property is put and ordinary wear and tear excepted).

     3.7 Assumed Contracts. Schedules 3.5, 3.7 and 3.12 include a complete list as of the date of this Agreement of all Assumed Contracts except (a) contracts with advertisers for production or the sale of advertising time on any Station for cash that may be canceled by Seller on not more than ninety days' notice without penalty, (b) trade or barter advertising agreements entered into in the ordinary course of business, (c) oral employment contracts terminable at will,
(d) miscellaneous service contracts terminable on not more than thirty (30) days' notice, and (e) other Contracts entered into in the ordinary course of business, not involving liabilities exceeding Two Thousand Five Hundred Dollars ($2,500) per contract per year and One Hundred Twenty-Five Thousand Dollars ($125,000) per year in the aggregate for all Stations and the Businesses for all such other contracts. Seller has delivered or made available to Buyer true and complete copies of all written Assumed Contracts and accurate descriptions of all oral Assumed Contracts listed in Schedules 3.5, 3.7 and 3.12. The Assumed Contracts are in full force and effect in all material respects. Subject to obtaining the consents to assignment set forth on Schedule 3.3, the Assumed Contracts are assignable to Buyer. Seller is in compliance with the Assumed Contracts in all material respects and is not in breach or default in any material respect thereunder, and, to the knowledge of Seller, each other party to the Assumed Contracts is in compliance therewith in all material respects and not in default in any material respect thereunder.

     3.8 Intangibles. Schedule 3.8 is a complete list as of the date of this Agreement of all material Intangibles (exclusive of Licenses listed in Schedule 3.4). Seller has provided or made available to Buyer copies of all documents establishing or evidencing the Intangibles listed in Schedule 3.8. Other than with respect to matters generally affecting the radio broadcasting industry and not particular to Seller, as of the date hereof, except as set forth in
Schedule 3.8, Seller has not received any notice or demand alleging that Seller is infringing upon any trademarks, trade names, service marks, service names, copyrights or similar intellectual property rights owned by any other Person.

     3.9 Financial Statements. Seller has furnished Buyer with true and complete copies of the financial statements with respect to the Stations described in Schedule 3.9 (the "Financial Statements"). Except as set forth in
Schedule 3.9, the Financial Statements have been prepared in accordance with GAAP, and present fairly in all material respects the financial condition of Seller with respect to the Stations included in such Financial Statements as at their respective dates and the results of operations for the periods then ended.

     3.10 Taxes and Tax Returns. Except as set forth in Schedule 3.10 and except where the failure to file, pay or accrue any Taxes does not result in a Lien on the Assets or in the imposition of transferee or other liability on Buyer for the payment of Taxes, (a) all Tax Returns have been filed with the appropriate governmental agencies in all jurisdictions in which such Tax Returns are required to be filed, and (b) all Taxes shown on such Tax Returns have been properly accrued or paid to the extent such Taxes have become due.

     3.11 Insurance. Schedule 3.11 is a true and complete list of all insurance policies of Seller with respect to the Stations' Business. All policies of insurance listed in Schedule 3.11 are in full force and effect.

     3.12 Personnel. Schedule 3.12 contains a true and complete list as of the date of this Agreement of all employees of Seller engaged in the business and operations of each Station (collectively, the "Employees"), and a description of the compensation arrangements affecting them. Except as described in
Schedule 3.12, as of the date hereof, Seller has no written or oral contracts of employment with any employee of the Stations other than oral employment contracts which are terminable at will. Except as set forth in Schedule 3.12, Seller is not a party to or subject to any collective bargaining agreements with respect to the Stations, and no labor union or other collective bargaining unit represents or, to Seller's knowledge, claims to represent any of the employees of the Stations. Seller has made available to Buyer copies of all employee handbooks and employee rules and regulations, if any.

     3.13 Claims and Legal Actions. Except as disclosed in Schedule 3.13 and for any FCC rulemaking proceedings generally affecting the radio broadcasting industry and not particular to Seller, as of the date hereof, there is no material claim, legal action, counterclaim, suit, arbitration, or other legal, administrative, or tax proceeding, nor any material order, decree, or judgment, in progress or pending, or to the knowledge of Seller threatened, against Seller, the Assets, or the business or operations of any Station.

     3.14 Compliance with Laws. Seller is in compliance in all material respects with all federal, state and local laws, rules, regulations and ordinances applicable or relating to the ownership and operation of the Stations.

     3.15 Conduct of Business in Ordinary Course. Except as set forth in
Schedule 3.15, from January 1, 1997 through the date of this Agreement, Seller has conducted the business and operations of the Stations in the ordinary course consistent with past practice in all material respects and has not (a) made any material increase in compensation payable or to become payable to any of the employees of the Stations except as disclosed in Schedule 3.12, or any material change in personnel policies, insurance benefits or other compensation arrangements affecting the employees of the Stations, (b) made any sale, assignment, lease or other transfer of any of Seller's properties, other than obsolete assets no longer usable in the operation of such Station, or other assets sold or disposed of in the normal course of business with suitable replacements being obtained therefor, (c) incurred material loss of, or material injury to, any of the Assets as a result of any fire, explosion, windstorm, earthquake, labor trouble, riot, accident, act of God or public authority or armed forces or other casualty or waived any rights of substantial value related to the Assets, (d) made any material change in any method of accounting or accounting practice, or (e) transferred to any Affiliate of Seller any right, property or interest which is necessary or useful in the operation of the Stations' Business.

     3.16 Environmental Matters.

         (a) For purposes of this Agreement, the following definitions shall be applicable:

             (i) "Applicable Environmental Law" shall mean any and all laws, statutes, regulations, and judicial interpretations thereof of the United States, of any state in which the Assets, or any portion thereof, or the business of any Station, are located, and of any other government or quasi-government authority having jurisdiction, that relate to the prevention, abatement and elimination of pollution and/or protection of the environment, including, but not limited to, the federal Comprehensive Environmental Response, Compensation, and Liability Act, the Resource Conservation and Recovery Act, the Federal Water Pollution Control Act, the Clean Air Act, the Safe Drinking Water Act, the Toxic Substances Control Act, the Hazardous Materials Transportation Act, the Refuse Act and the Emergency Planning and Community Right to Know Act (each as amended on or before the applicable Effective Time), together with all state statutes serving any similar or related purposes, as in effect on or before the applicable Effective Time.

             (ii) "Hazardous Substance" means any substance designated pursuant to Section 307(a) and 311(b)(2)(A) of the federal Clean Water Act, 33 USCA Sections 1317(a), 1321(b)(2)(A), Section 112 of the federal Clean Air Act, 42 USCA Section 3412, Section 3001 of the federal Resource Conversation and Recovery Act, 42 USCA Section 6921, Section 7 of the federal Toxic Substances Control Act, 15 USCA Section 2606, or Section 101(14) and Section 102 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 USCA Sections 9601(14), 9602, as amended by the Superfund Amendments and Reorganization Act of 1986.

         (b) Seller has supplied to Buyer a true and complete copy of the report for each environmental inspection or audit that Seller has caused to be conducted with respect to any of the Real Property as listed in Schedule 3.16.

         (c) (i) Except as set forth in Schedule 3.16, the improvements owned or used by Seller on the owned Real Property and on the leased Real Property do not contain any asbestos that would constitute a violation of or noncompliance with any Applicable Environmental Law in any material respect. The equipment owned or used by Seller on the owned Real Property or any leased Real Property does not contain any polychlorinated biphenyls that would constitute a violation of or noncompliance with any Applicable Environmental Law in any material respect.

             (ii) No contamination caused by Seller exists on or under the owned Real Property or on or under any leased Real Property, or affecting any natural resources therein that would constitute a violation of or noncompliance with any Applicable Environmental Law in any material respect.

              (iii) No contamination has been caused by Seller on or under the owned Real Property or leased Real Property, or affecting any natural resources therein that would constitute a violation of or noncompliance with any Applicable Environmental Law in any material respect.

              (iv) The Assets and the Stations' Business are in compliance with all Applicable Environmental Laws in all material respects.

              (v) Seller has no material liability relating to its ownership and operation of any of the Stations as a result of noncompliance with any Applicable Environmental Law. No charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand, or notice has been filed or, to Seller's knowledge, commenced against Seller in connection with its ownership or operation of any of the Stations alleging any failure to comply in any material respect with any Applicable Environmental Law.

     3.17 Brokers. Except for the fees payable to Communications Equity Associates ("CEA"), which fees shall be paid by Buyer and Seller as set forth in Section 6.11, neither Seller nor any Person acting on its behalf has incurred any liability for any finders' or brokers' fees or commissions in connection with the transactions contemplated by this Agreement.

     3.18 Transactions With Affiliates. Except as set forth in Schedule 3.18, Seller is not, and since January 1, 1997, has not been a party, directly or indirectly, to any contract, lease, arrangement or transaction which is material to the business or operations of any Station, whether for the purchase, lease or sale of property, for the rendition of services or otherwise, with any Affiliate of Seller, or any officer, director, employee, proprietor, partner or shareholder of Seller, and no such Person has any interest in or right to any of the Assets. The terms and conditions of the transactions involving Seller and any Affiliate of Seller which are identified in Schedule 3.18 are described briefly therein.

     3.19 Assets. Except for the Excluded Assets, the Assets include all of the assets or property used in the conduct of the business of the Stations as currently operated.

     3.20 Employee Benefits. Schedule 3.20 lists all Employee Plans covering employees of the Stations and, except as set forth in Schedule 3.20, copies of such Employee Plans together with any trusts related thereto have previously been made available to Buyer. All Employee Plans are in compliance with their terms and with the applicable provisions of ERISA and the Code in all material respects. No Employee Plan is, or within the past six years has been, subject to Title IV of ERISA or Section 412 of the Code. Seller has at no time contributed to, or been obligated to contribute to, any multi-employer plan (as defined in ERISA Section 3(37)). There exists no action, suit or claim (other than routine claims for benefits) with respect to any Employee Plan pending, or to the knowledge of Seller threatened, against any Employee Plan which is reasonably expected to result in any material liability to Seller. Except as required by ERISA Sections 601 et seq. and Code Section 4980B, Seller does not sponsor, maintain or contribute to any Employee Plan which provides medical coverage to retirees or other former employees of Seller. Seller has not engaged in any transaction described in ERISA Section 4069 within the past five years. There is no governmental audit or examination of any Employee Plan. All contributions and premium payments required by law have been made in all material respects to each Employee Plan. Each Employee Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter that it is so qualified.

     3.21 Foreign Person. Seller is not a "foreign person" or a "foreign corporation" as such terms are defined in Section 1445 of the Code.

     3.22 Like-kind Exchange. If Seller elects under Section 11.10 to effect the transfer of some or all of the Assets to Buyer in a manner qualifying as part of a like-kind exchange of property by Seller within the meaning of
Section 1031 of the Code, Buyer's tax basis in the Assets shall not be less than the tax basis Buyer would have had in the Assets had Seller not made such an election under Section 11.10.

     3.23 ARS APA. Seller has delivered to Buyer a true, correct and complete copy of the ARS Asset Purchase Agreement (including, without limitation, all Schedules, Exhibits and other attachments thereto) as in effect on the date hereof. The ARS Asset Purchase Agreement and the other agreements and documents referred to therein set forth the entire agreement of PCWPB and ARS with respect to the Group IV Stations. As of the date hereof, the ARS Asset Purchase Agreement has not been terminated, amended or modified, and no material rights of PCWPB or obligations of ARS thereunder have been waived. PCWPB is in compliance with the ARS Asset Purchase Agreement in all material respects and is not in material breach or default thereunder, and, to the knowledge of Seller, as of the date hereof, ARS is in compliance therewith in all material respects and not in material breach or default thereunder. To Seller's knowledge, as of the date hereof, no event has occurred or condition exists that with notice or the passage of time or both would result in a breach or default thereunder by any party thereto.

     3.24 Disclosure. None of the representations or warranties of Seller in this Agreement contains or will contain any untrue or misleading statement of material fact or omits or will omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

     3.25 Limitations. Buyer acknowledges and agrees that notwithstanding anything to the contrary contained in this Agreement, none of the representations and warranties of Seller contained herein shall apply in respect of or be made or deemed to be made in respect of WKES or the Group IV Assets, or any matter or item relating to or attributable to or otherwise arising in connection with WKES or the Group IV Assets, except as they relate solely to any period of time during which Seller or any of its Affiliates owned the Assets related to WKES or the Group IV Assets, as the case may be, and performed the Assumed Liabilities related to WKES or the Group IV Assumed Liabilities, as the case may be.

SECTION 4 REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to Seller as follows (i) as of the date hereof, (ii) (subject to the provisions of Section 7.2(a) hereof) as of the Effective Time in respect of the Group II/III Assets and the Group V Assets and
(iii) (subject to the provisions of Section 7.2(a) hereof), to the extent specifically contemplated by Section 6.10(a)(iv)(2) hereof, as of the Group II/III Closing Date and the Group V Closing Date:

     4.1 Organization, Standing and Authority. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and, at the applicable Effective Time will be duly qualified to conduct business in each jurisdiction in which such qualification is necessary for Buyer to own the Assets and operate the Stations. Buyer has the requisite corporate power and authority to (a) execute, deliver and perform this Agreement according to its terms, and (b) own the Assets.

     4.2 Authorization and Binding Obligation. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Buyer have been duly and validly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, except as the enforceability of this Agreement may be affected by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by judicial discretion in the enforcement of equitable remedies.

     4.3 Absence of Conflicting Agreements and Required Consents. Except for applicable requirements of the HSR Act and subject to the receipt of the FCC Consent, the execution, delivery and performance by Buyer of this Agreement (with or without the giving of notice, the lapse of time, or both): (a) do not require the consent of any third party; (b) do not conflict with the articles of incorporation or bylaws of Buyer; (c) do not conflict in any material respect with, result in a material breach of, or constitute a material default under, any applicable law, judgment, order, ordinance, injunction, decree, rule, regulation, or ruling of any court or governmental authority applicable to Buyer or any material contract or agreement to which Buyer is a party or by which Buyer may be bound.

     4.4 Buyer Qualifications. To Buyer's knowledge, except as set forth on
Schedule 4.4 and subject to receipt of the waivers described in Section 6.1 below, Buyer is legally, financially and otherwise qualified to enter into and perform its obligations under each TBA and to be the licensee of, acquire, own and operate each of the Stations under the Communications Act, and the rules, regulations and policies of the FCC. Subject to receipt of the waivers described in Section 6.1 below, Buyer knows of no fact that would, under existing law and the existing rules, regulations, policies and procedures of the FCC (a) prohibit Buyer from entering into and performing its obligations under any TBA, (b) disqualify Buyer as an assignee of the FCC Licenses or as the owner and operator of any Station or (c) cause the FCC to fail to approve in a timely fashion any of the applications for the FCC Consents. To Buyer's knowledge, except as described in Section 6.1 below, no waiver of any FCC rule or policy is necessary to be obtained for the grant of the applications for the assignment of the FCC Licenses to Buyer, nor will processing pursuant to any exception to a rule of general applicability be requested or required in connection with the consummation of the transactions contemplated hereby.

     4.5 Brokers. Except for the fees payable to CEA, which fees shall be paid by Buyer and Seller as set forth in Section 6.11, neither Buyer nor any Person acting on its behalf has incurred any liability for any finders' or brokers' fees or commissions in connection with the transactions contemplated by this Agreement.

     4.6 Availability of Funds. Buyer will have available sufficient funds to enable it to consummate the transactions contemplated hereby, including, without limitation, to make the loans under the Clear Channel Loan Agreement.

     4.7 Disclosure. None of the representations or warranties of Buyer in this Agreement contains or will contain any untrue or misleading statement of material fact or omits or will omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

SECTION 5 OPERATIONS OF THE STATIONS PRIOR TO EFFECTIVE TIME OR CLOSING

     The following covenants of Seller in Sections 5.1 through 5.8 below shall apply between the date of this Agreement and either the applicable Effective Time or the applicable Closing, as specified, with respect to the Stations. Notwithstanding anything to the contrary contained in this Agreement, Buyer and Seller acknowledge and agree that nothing in this Agreement shall apply to, or in any way restrict or limit, any of the businesses or operations of the Seller, other than the businesses and operations of the Stations.

     5.1 Generally. Between the date hereof and the relevant Effective Time, Seller shall operate the Stations in all material respects in the ordinary course of business (except where such conduct would conflict with the following covenants or with Seller's other obligations under this Agreement). Between the date hereof and the relevant Effective Time, Seller shall maintain and repair Station facilities and equipment, maintain inventory of supplies, parts and other materials and keep books of account, records and files, in each case in the ordinary course of business consistent with past practice to the extent commercially reasonable. Between the date hereof and the relevant Effective Time, Seller shall continue to operate each Station in accordance with the terms of its FCC Licenses in all material respects and in compliance in all material respects with all applicable laws and FCC rules and regulations.

     Prior to the relevant Closing, except as provided in Schedule 5.1 or as otherwise permitted by any provision of this Section 5.1, and subject to and except as provided in any applicable TBA pursuant to which Seller may take actions thereunder, and without limiting any of Buyer's obligations thereunder, Seller, with respect to the Stations, will not, without the prior written consent of Buyer, which consent shall not be unreasonably withheld:

         (a) apply to the FCC for any construction permit that would restrict any Station's present operations, or make any material change in any Station's buildings, leasehold improvements or fixtures that is not in the ordinary course of business;

         (b) enter into, renew, amend or modify any contract, lease, license or other agreement; provided that prior to the relevant Effective Time (1) Seller shall be permitted to enter into or renew, in the ordinary course of business, any contract, lease, license or other agreement not involving liabilities exceeding Two Thousand Five Hundred Dollars ($2,500) per contract, lease, license or agreement per year and One Hundred Twenty-Five Thousand Dollars ($125,000) per year in the aggregate for all Stations and the Businesses (as defined in the Group I Purchase Agreement) for all such contracts, leases, licenses and other agreements, (2) Seller shall be permitted to enter into trade or barter agreements, in the ordinary course of business, consistent with past practice, which do not result in a Negative Balance and as set forth in
Section 5.1(f) below, and (3) nothing contained herein shall be deemed to prevent Seller from entering into any contract, lease, license or other agreement not falling within the scope of the foregoing clauses of this Section 5.1(b), provided, that, any such contract, lease, license or other agreement shall not constitute an Assumed Contract unless expressly agreed to by Buyer;

         (c) make any assignment for the benefit of creditors or take any action in contemplation of, or which would constitute the basis for, the institution of insolvency proceedings of any character, including without limitation, bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary;

         (d) except as required by law or the Assumed Contracts, (i) hire any employee except in the ordinary course of business, (ii) enter into, renew, amend or modify any contract of employment, collective bargaining agreement or other labor contract or (iii) permit any increases in the compensation of any of the employees of any Station except for employees without employment contracts, salary increases each January 1 and July 1 consistent with past practices not exceeding 5% per year; provided, however, that (i) Seller may pay bonuses to any of its employees so long as such bonuses do not create any liability or obligation upon Buyer, and (ii) Seller may amend any contract of employment to delete the provisions thereof which grant to an employee an option to purchase common stock of PCC;

         (e) discount or otherwise reduce any accounts receivable of any Station, or collect any such receivables other than in the ordinary course of business consistent with past practice; and

         (f) enter into any trade or barter agreements which would cause the value of goods or services to be received by all the Stations and the Businesses (as defined in the Group I Purchase Agreement) as of the related Effective Time in the aggregate to result in a Negative Balance; provided, however, that to the extent that Seller determines in good faith that it is necessary to enter into such a trade or barter agreement, Seller may do so, but if such agreement has not been consented to by Buyer and causes a Negative Balance, Buyer shall have no obligation in respect of such agreement to the extent of the obligations thereunder which cause such Negative Balance.

Whenever, pursuant to subsections (a) through (f) above, Seller shall request the consent of Buyer, the request shall be sent in writing via facsimile to Buyer in accordance with Section 11.2. With respect to requests for consent under Section 5.1, unless Buyer gives or denies its written consent by the end of the fifth Business Day after the request for consent is transmitted to Buyer, Buyer's written consent will be presumed to have been given as of that deadline. With respect to each Station, prior to the Closing applicable thereto, Seller shall maintain in full force and effect the insurance policies of Seller listed on Schedule 3.11 with respect to the Station or policies providing similar coverage, and make and prosecute all claims thereunder in respect of any loss or damage to any of the Assets in accordance with past practice, and apply the proceeds thereof to the repair or replacement of any such Assets. With respect to each Station, prior to the Effective Time applicable thereto, Seller shall promote the Station in the ordinary course of business, consistent with past practice.

     5.2 Dispositions. Prior to the relevant Closing Date, except as contemplated by this Agreement or set forth on Schedule 5.2, and subject to and except as provided in any applicable TBA pursuant to which Seller may take actions thereunder, and without limiting any of Buyer's obligations thereunder, Seller shall not sell, assign, lease, or otherwise transfer or dispose of any of the Assets, except any Assets no longer used in the business or operations of any Station or any Assets that are replaced with replacement property of equivalent value, kind and use. Notwithstanding the foregoing or anything else contained in this Agreement, the expiration by their terms of Contracts prior to such Closing shall not be deemed to be a violation of this Agreement.

     5.3 Liens. Prior to the relevant Closing Date, Seller shall not create, assume or permit to exist any Liens upon the Assets, except for Permitted Liens and Liens that will be discharged prior to or on the Closing Date.

     5.4 Access to Information. Prior to the relevant Closing Date, Seller shall give Buyer and its employees and other authorized representatives during normal business hours and with reasonable prior notice, access to the Assets and to all other books, records and documents of Seller relating to the Stations (such access not to unreasonably interfere with the business or operations of any Station), including, without limitation, for purposes of conducting any surveys and/or environmental assessments of Real Property included in the Assets in accordance with Section 6.9, and will furnish or cause to be furnished to Buyer or its authorized representatives, upon reasonable notice, all information with respect to the business and operation of the Stations owned by Seller that Buyer may reasonably request; provided that the foregoing do not unreasonably disrupt the business of Seller. As soon as practicable after the date hereof, and in any case prior to August 29, 1997, Seller shall provide Buyer with a list of all names under which any of the Stations' Businesses have been conducted by Seller or any Affiliates of Seller.

     5.5 Financial Information. For all periods prior to the relevant Effective Time, Seller shall furnish Buyer within twenty (20) days after the end of each calendar month after the date hereof an unaudited statement of income and expense for such month of the Stations owned by Seller and such other financial information prepared by Seller relating to the operations of the Stations owned by Seller, as Buyer may reasonably request (the "Monthly Financial Information"). The Monthly Financial Information shall be prepared in accordance with GAAP (except for the absence of footnotes and year-end adjustments otherwise required by GAAP) and shall present fairly in all material respects the financial condition of Seller with respect to the Stations included in such Monthly Financial Information as at the date thereof and for the periods then ended, as appropriate.

     5.6 Notice of Proceedings. Prior to the last Closing hereunder, Seller and Buyer will promptly notify the other in writing upon becoming aware of any order or decree or any complaint praying for an order or decree restraining or enjoining the consummation of this Agreement, or the transactions contemplated hereunder, or upon receiving any notice from any court or government authority of its intention to institute an investigation into, or institute a suit or proceeding to restrain or enjoin the consummation of this Agreement or the transactions contemplated hereunder, or to nullify or render ineffective this Agreement, or such transactions if consummated. Seller and Buyer will each use commercially reasonable efforts to contest, defend and resolve any such suit, proceeding or injunction brought against it, and to cause any temporary restraining order or preliminary injunction against such consummation to be lifted, promptly, so as to permit the consummation of the transactions contemplated hereby and thereby.

     5.7 ARS APA. Except as otherwise set forth in the last sentence of this
Section 5.7, until the Group IV Closing, Seller shall cause PCWPB to (i)use commercially reasonable efforts to maintain the ARS Asset Purchase Agreement in full force and effect in accordance with its terms, (ii) use commercially reasonable efforts to comply with the terms of the ARS Asset Purchase Agreement applicable to it, (iii) not terminate, amend, modify or waive any of Seller's rights, or ARS's obligations under, the ARS Asset Purchase Agreement, without Buyer's prior written consent which shall not be unreasonably withheld, (iv) at Seller's sole cost, use commercially reasonable efforts to enforce PCWPB's rights thereunder, (v) use commercially reasonable efforts to cause all conditions precedent to PCWPB's obligation to close under the ARS Asset Purchase Agreement to be satisfied, (vi) as soon as practicable after the time of receipt or delivery by PCWPB, deliver to Buyer copies, of all notices and other documents received or delivered by PCWPB under the ARS Asset Purchase Agreement, including, without limitation, all written information received by PCWPB from ARS or any Affiliate of ARS regarding the cash flow of the Group IV Stations which is relevant to the applicability of Section 7.1G of the ARS Asset Purchase Agreement or to the mechanism under Section 2.4 thereof pursuant to which the purchase price under the ARS Asset Purchase Agreement may be reduced, (vii) notify Buyer promptly upon learning of any (A) noncompliance with the ARS Asset Purchase Agreement, (B) material breach or default under the ARS Asset Purchase Agreement (or any event or condition that with notice or the passage of time or both would constitute a material breach or default thereunder), or (C) event or condition that renders any representation or warranty in the ARS Asset Purchase Agreement untrue or misleading in any material respect (or would have rendered any such representation or warranty untrue or misleading in any material respect if such event or condition had been known to the party making the same at the time made), (viii) use commercially reasonable efforts to consummate the closing under the ARS Asset Purchase Agreement on the earliest date permitted thereunder, and
(ix) use commercially reasonable efforts to otherwise afford Buyer the benefits received by PCWPB under the ARS Asset Purchase Agreement. Notwithstanding anything to the contrary contained herein, Seller, in its sole discretion and without any liability to Buyer, may cause PCWPB to terminate the ARS Asset Purchase Agreement in accordance with its terms; provided, however, that if the condition set forth in Section 7.1G of the ARS Asset Purchase Agreement is not satisfied, but Seller elects not to cause PCWPB to terminate the ARS Asset Purchase Agreement, Seller shall (x) timely notify Buyer in writing of such election and (y) provide Buyer with the opportunity, in Buyer's sole discretion, upon timely written notice to Seller, to cause Seller to cause PCWPB to terminate the ARS Asset Purchase Agreement in accordance with such written notice and the provisions of the ARS Asset Purchase Agreement. If the ARS Asset Purchase Agreement is terminated pursuant to this Section 5.7, the Group IV Closing shall not take place and all provisions of this Agreement related to the purchase of the Group IV Assets by Buyer and the Group IV TBA shall terminate and be of no further force and effect.

     5.8 Representations and Warranties. Prior to the relevant Effective Time with respect to all representations and warranties contained in this Agreement, and, with respect to the representations and warranties of Seller set forth in Sections 3.1 and 3.2, the second sentence of Section 3.4 (with respect to Main Station FCC Licenses only and other than as a result of any action or inaction by Buyer), the second and fourth sentences of Section 3.5, the second sentence of Section 3.6 and Section 3.10 only, prior to the relevant Closing Date, Seller shall give Buyer detailed written notice promptly upon becoming aware
(i) that any such representation or warranty of Seller under this Agreement, or under any document, instrument or agreement made or delivered by Seller in connection herewith, is untrue or misleading in any material respect and (ii) of any event or condition that would render any such representation or warranty untrue or misleading in any material respect if such event or condition were known to Seller when such representation or warranty was made.

     5.9 Marketing. Prior to the related Effective Time, Seller shall provide Buyer with reasonable access to its senior management at the Stations to enable Buyer to develop marketing plans to be implemented by Buyer after such Effective Time; provided, however, that such access shall be upon reasonable prior notice and shall not unreasonably interfere with Seller's operations.

SECTION 6 SPECIAL COVENANTS AND AGREEMENTS

     6.1 FCC Consent.

         (a) The purchase and sale of the Assets as contemplated by this Agreement is subject to the prior consent and approval of the FCC.

         (b) Buyer and Seller acknowledge that (i) Seller and LPI have prepared and, on June 23, 1997, filed with the FCC appropriate applications for the FCC Pro Forma Consent and (ii) Buyer and Seller have prepared and, on June 27, 1997, filed with the FCC appropriate applications for the FCC Consents. Buyer and PCC shall prosecute the applications to which they are a party with commercially reasonable diligence and otherwise use their commercially reasonable efforts to obtain the grants of the applications as expeditiously as practicable. Each party will promptly provide to the other party a copy of any pleading, order or other document served on it relating to such applications.

         (c) Buyer's portion of the applications for the FCC Consents included a request for a waiver of the FCC's one-to-a-market rule (47 C.F.R. 73.3555(c)) to permit the common ownership of radio stations WFSJ(FM), WZNZ(AM), WNZS(AM), WROO(FM), WTLK(FM) and WPLA(FM) and Buyer's existing television station WAWS(TV) (the "Jacksonville One-To-A-Market Waiver"). Buyer filed with the FCC on July 25, 1997 a request for waiver of the FCC's one-to-a-market rule (47 C.F.R. 73.3555(c)) to permit common ownership of radio station WTKX(FM) and Buyer's existing television station WPMI-TV (the "Pensacola One-To-A-Market Waiver"). Notwithstanding any provision in this Agreement to the contrary, Buyer's obligations to consummate the transactions contemplated by this Agreement shall not be affected by the imposition of any condition in an FCC Consent requiring compliance with the outcome in the pending television ownership rulemaking proceeding, Review of Commission's Regulations Governing Television Broadcast Ownership, Second Further Notice of Proposed Rulemaking, MM Docket Nos. 91-221 and 87-8, FCC 96- 438 (released November 7, 1996); should divestiture be required as a result of that proceeding, Buyer will file an application for FCC consent to sell the necessary station(s) within any period specified by the FCC from the release of the final Order in that proceeding. Furthermore, each party agrees to comply with any other condition imposed on it by any FCC Consent, provided that, except to the extent provided in the previous sentence of this Section 6.1, no party shall be required to comply with a condition if compliance with the condition would materially adversely affect it. Buyer shall promptly provide to the FCC any information requested by the FCC in connection with its consideration of the Jacksonville One-To-A-Market Waiver and the Pensacola One-To-A-Market Waiver. Buyer and Seller shall oppose any petitions to deny or other objections filed with respect to any application for FCC Consent and any requests for reconsideration or review of any FCC Consent.

         (d) If any Closing shall not have occurred for any reason within the original effective period of any FCC Consent applicable to such Closing, and neither party shall have terminated this Agreement under Section 9, the parties shall jointly request an extension of the effective period of such FCC Consent. No extension of the effective period of any FCC Consent shall limit the exercise by either party of its right to terminate the Agreement under Section 9.

     6.2 HSR Act Filing. Seller and Buyer acknowledge that they have filed, or caused to be filed, with the U.S. Department of Justice ("DOJ") and Federal Trade Commission ("FTC") certain filings that are required in connection with the transactions contemplated hereby under the HSR Act and submitted to the other party, prior to the filing thereof, their respective HSR Act filings and discussed with the other any comments the reviewing party may have had. Seller and Buyer agree to file, or cause to be filed, on or before August 26, 1997, with the DOJ and FTC all additional filings that are required in connection with the transactions contemplated hereby under the HSR Act, including reflecting that the assets used and useable in connection with the Tampa Billboard Business (as defined in the Group I Purchase Agreement) are to be excluded from the Group I Assets and, will submit to the other party, prior to the filing thereof, their respective HSR Act filing and discuss with the other any comments the reviewing party may have. Buyer and Seller agree to (a) cooperate with each other in connection with all such HSR Act filings, which cooperation shall include furnishing the other with any information or documents that may be reasonably required in connection with such filings; (b) promptly file, after any request by the FTC or DOJ and after appropriate negotiation with the FTC or DOJ of the scope of such request, any information or documents requested by the FTC or DOJ; and (c) furnish each other with any correspondence from or to, and notify each other of any other communications with, the FTC or DOJ that relates to the transactions contemplated hereunder, and to the extent practicable, to permit each other to participate in any conferences with the FTC or DOJ.

     6.3 Confidentiality.

         (a) Each party will not use or disclose to third parties (except as may be necessary for the consummation of the transactions contemplated hereby, or as required by law, including, without limitation, in connection with legal proceedings relating to this Agreement, documents delivered in connection herewith or pursuant hereto and the transactions contemplated hereby and thereby, or otherwise pursuant to subpoena or the request of a governmental authority, and then only with prior notice to the other parties hereto, including delivery of a copy of the subpoena or request, if applicable) this Agreement or any information (including, without limitation, financial information and information regarding program contracts and revenue) received from the other parties hereto or their agents in the course of investigating, negotiating and performing the transactions contemplated by this Agreement and the documents delivered in connection herewith or pursuant hereto; provided, however, that each party may disclose such information to such party's officers, directors, employees, lenders, advisors, attorneys and accountants who need to know such information in connection with the consummation of the transactions contemplated by this Agreement and the documents delivered in connection herewith or pursuant hereto and who are informed by such party of the confidential nature of such information. Nothing shall be deemed to be confidential information that: (1) is already in such party's possession, provided that such information is not known by such party to be subject to another confidentiality agreement with or other obligation of secrecy to the other party hereto or another party, or (2) becomes generally available to the public other than as a result of a disclosure by such party or such party's officers, directors, employees, lenders, advisors, attorneys or accountants, or
(3) becomes available to such party on a non-confidential basis from a source other than the other party hereto or its advisors, provided that such source is not known by such party to be bound by a confidentiality agreement with, or other obligation of secrecy to, the other party hereto or another party, or (4) is developed independently by either party without resort to the confidential information of the other party. In the event this Agreement is terminated and the purchase and sale contemplated hereby abandoned, Buyer will return to Seller all copies of documents, work papers and other written confidential material obtained by Buyer in connection with the transactions contemplated hereby. If this Agreement is terminated, each party will return to the other party all information (including all documents, work papers and other written confidential material) obtained by such party from any other party in connection with the transactions contemplated by this Agreement.

         (b) No party shall publish any press release or make any other public announcement concerning this Agreement or the transactions contemplated hereby without the prior written consent of each other party, which shall not be withheld unreasonably; provided, however, that nothing contained in this Agreement shall prevent any party, after notification to each other party, from taking any action required by law or from making any filings with governmental authorities that, in its judgment, may be required or advisable in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     6.4 Cooperation. Buyer and Seller shall cooperate fully with each other and their respective counsel and accountants in connection with any actions required to be taken as part of their respective obligations under this Agreement, and Buyer and Seller shall execute such other documents as may be necessary or desirable to the implementation and consummation of this Agreement, including, without limitation, obtaining any Consents and Estoppel Certificates, and otherwise use their commercially reasonable efforts to consummate the transactions contemplated hereby and to fulfill their obligations under this Agreement. Seller and Buyer shall each diligently make, and cooperate with the other in making, all commercially reasonable efforts to obtain or cause to be obtained prior to the relevant Closing Date all Consents and Estoppel Certificates. Buyer agrees to use all commercially reasonable efforts to assist Seller in obtaining such Consents and Estoppel Certificates, and to take all commercially reasonable actions necessary or desirable to obtain such Consents and Estoppel Certificates, including, without limitation, executing such assumption instruments and other documents as may be reasonably required in connection with obtaining the Consents and Estoppel Certificates.

     6.5 Control of the Stations. Nothing contained in this Agreement shall give Buyer any right from this date forward or at any time thereafter to control the operations of any Station, and Seller shall have complete control of the operations, consistent with, and subject to, the provisions of any applicable TBA.

     6.6 Access to Books and Records. Seller shall provide Buyer access and the right to copy for a period of two (2) years from the applicable Closing Date any books and records relating to the Assets sold at such Closing, but not included in such Assets. Buyer shall provide Seller access and the right to copy for a period of two (2) years after the applicable Closing Date any books and records relating to the Assets sold at such Closing, that are included in such Assets. Neither Buyer nor Seller will destroy any such books and records during such two (2) year period. After the expiration of such two (2) year period, Buyer and Seller shall use commercially reasonable efforts to give the other parties to this Agreement reasonable prior written notice of their intention to destroy any such books and records prior to destroying any such books and records.

     6.7 Employee Matters. The following provisions shall be for the exclusive benefit of the parties to this Agreement and not for the benefit of any other person or entity:

         (a) (i) Effective as of the applicable Effective Time, (but subject to rescission if the applicable Closing does not occur), with respect to each Station, except with respect to employees retained by Seller under any applicable TBA ("Retained Employees"), Buyer (A) shall assume the Assumed Contracts listed on Schedule 3.12 and (B) may, in its sole discretion, but shall not be obligated to, offer employment to any of Seller's other employees with respect to such Station and (ii) (1) effective as of any applicable Closing Date, Buyer (A) shall assume any Retained Employee's Assumed Contracts listed on Schedule 3.12 that are not assumed at the Effective Time and (B) may, in its sole discretion, but shall not be obligated to, offer employment to any of the other Retained Employees (collectively, those employees to whom Buyer elects to offer employment and who are employed pursuant to Assumed Contracts, the "Assumed Employees"). Except as otherwise provided in any Assumed Contract, Buyer may offer employment to the Assumed Employees on any terms and conditions that are determined by Buyer in its sole discretion, including with respect to the provision of retirement and health care benefits. Buyer shall assume the contracts of employment of the Assumed Employees and notwithstanding anything in the foregoing to the contrary, to the extent such employment contracts assumed hereunder provide for terms and conditions in addition to those referenced in the preceding sentence, Buyer shall assume the terms thereof.

         (b) To the extent the Purchase Price is reduced pursuant to Section
2.5 in respect thereof, Buyer shall grant Assumed Employees credit for and shall assume and be responsible for any liabilities with respect to sick leave and personal days accrued but unused by any Assumed Employees as of the applicable Effective Time, and, to the extent of such Purchase Price reduction, shall grant Assumed Employees credit for and shall assume and be responsible for any liabilities with respect to any accrued but unused vacation for such employees as of such Effective Time. No such credit shall exceed the number of sick, personal and vacation days listed on Schedule 3.12.

         (c) Buyer agrees that Seller may inform its employees that Buyer has agreed that the Assumed Employees will be offered employment as provided in this Section 6.7; provided, however, that Buyer shall have the right to approve any written statement to be made by Seller in connection therewith.

         (d) Seller shall comply with the provisions of the Worker Adjustment and Retraining and Notification Act (the "WARN

Act") and similar laws and regulations, if applicable, and shall be solely responsible for any and all liabilities, penalties, fines, or other sanctions that may be assessed or otherwise due under such applicable laws and regulations on account of the dismissal or termination of any of the employees of any of the Stations by Seller prior to the applicable Effective Time or Closing Date, as the case may be. Buyer shall employ at least that proportion of the employees of each Station as shall be necessary to prevent a "mass layoff" or a "plant closing" as such terms are defined in the WARN Act and Buyer shall comply with all applicable laws and regulations applicable in connection with Buyer's exercise of discretion in offering employment to employees of Seller, including, without limitation, those relating to employment discrimination.

         (e) With respect to any Assumed Employees, within a reasonable period of time after the related Effective Time or within a reasonable period of time after the related Closing Date, as the case may be, Seller shall transfer from the Paxson Communications 401(k) Profit Sharing Plan (the "Seller 401(k) Plan") to the 401(k) Plan maintained by the Guarantor or its Affiliates for the benefit of the employees of the Buyer ("Buyer's 401(k) Plan") an amount, in cash, equal to the aggregate account balances held in the Seller 401(k) Plan as of the date of transfer with respect to all Assumed Employees hired by the Buyer as of such Effective Time or such Closing Date, as the case may be; provided, however, that Buyer shall have no obligation under this Section 6.7(e) if Buyer reasonably believes such transfer shall cause Buyer's 401(k) Plan to not be qualified under the Code. Prior to the date of any such transfer, and as preconditions thereto: (i) Buyer shall use commercially reasonable efforts to deliver to Seller a copy of the most recently issued Internal Revenue Service ("IRS") determination letter (or other proof reasonably satisfactory to counsel for Seller) that Buyer's 401(k) Plan is qualified under the Code, and (ii) Seller shall use commercially reasonable efforts to deliver to Buyer a copy of the most recently issued IRS determination letter (or other proof reasonably satisfactory to counsel for the Buyer) that the Seller 401(k) Plan is qualified under the Code. Seller and Buyer agree to cooperate with respect to any government filing, including, but not limited to, the filing of IRS Forms 5310-A, if necessary, to effect the transfer of assets contemplated by this Section 6.7(e).

     6.8 Cure. For all purposes under this Agreement, the existence or occurrence of any events or circumstances that constitutes or causes a breach of a representation or warranty of Seller or Buyer (including, without limitation, in the case of Seller, under the information disclosed in the Schedules hereto) on the date such representation or warranty is made shall be deemed not to constitute a breach of such representation or warranty if such event or circumstance is cured in all material respects on or before 30 days after the receipt by such party of written notice thereof from the other party.

     6.9 Environmental Reports.

         (a) Seller has delivered to Buyer, at Seller's cost, copies of the Phase I environmental reports that have been prepared by Dames and Moore with respect to certain parcels of owned Real Property and all other environmental reports with respect to the Real Property that are in the possession, custody or control of Seller (collectively, the "Existing Phase I Reports").

         (b) Buyer, at its election and cost, may obtain any updates of the Existing Phase I Reports (the "Updated Reports"). Seller will cooperate with Buyer in obtaining, at Seller's expense, a Phase II environmental report for any parcel of Real Property owned by Seller with respect to the Stations to the extent expressly recommended in any Existing Phase I Reports or any Updated Report (a "Phase II Report"); provided, however, that no such Phase II Report shall be ordered or obtained before the expiration of five (5) Business Days after the date hereof. Notwithstanding the foregoing, Seller acknowledges that Buyer has ordered, at Seller's expense, an analysis, to be performed by Dames & Moore, of suspected asbestos containing materials (ACM) and suspected PCB containing transformer dielectric fluid; provided, however, that in the event such analysis confirms the presence of the suspected ACM and PCB containing fluids, (i) Seller shall have no liability for the remediation of any ACM unless and to the extent Dames & Moore recommends the immediate remediation of any friable ACM and (ii) Seller shall have no liability for the remediation of any PCB containing equipment which is not owned by Seller or which does not require immediate remediation as recommended by Dames & Moore. Seller and Buyer shall use commercially reasonable efforts to obtain the Phase II Reports as soon as practicable thereafter. The Existing Phase I Reports, any Updated Reports and any Phase II Reports are hereinafter referred to as the "Assessments."

         (c) Copies of each Assessment shall be delivered to Seller by Buyer promptly after receipt by Buyer. Seller and Buyer agree that the results of any Assessment carried out pursuant to this Section shall not be disclosed to any third party, unless such disclosure is required by law; provided, however, that each party may disclose such information to such party's officers, directors, employees, lenders, advisors, attorneys and accountants who need to know such information in connection with the consummation of the transactions contemplated by this Agreement and who are informed by such party of the confidential nature of such information.

         (d) From and after the applicable Effective Time, in accordance with and subject to the provisions of Section 10 hereof, Seller shall, at its sole cost, either undertake, or reimburse Buyer for, any remediation or other action required to eliminate noncompliance with Applicable Environmental Laws with respect to any Real Property owned by Seller, in each case as specifically set forth in any Phase II Report (irrespective of whether such Phase II Report is received before or after the relevant Effective Time).

     6.10 Other Transactions.

         (a) Sale of Group V Assets to LPI. Notwithstanding any provision of this Agreement to the contrary, Buyer and Seller hereby agree as follows:

             (i) if the Group II/III Closing and Group V Closing have not occurred, then and in such event, on the later of (x) October 1, 1997 and (y) the date reasonably agreeable to Seller and Buyer not less than five (5) Business Days nor more than ten (10) Business Days following the later of (1) the grant by the FCC of the FCC Pro Forma Consent and (2) the date on which the waiting period under the HSR Act in respect of the transactions to be consummated under this Agreement shall have expired or terminated and there shall not be pending any action or request for information instituted by the FTC or the DOJ under the HSR Act relating to such transactions (the foregoing, the "LPI Sale Date"), subject to the terms and conditions set forth in this
Section 6.10(a), the following provisions shall apply:

                 (1) PCC shall sell and transfer, on the LPI Sale Date, the Group V Assets and Group V Assumed Liabilities to LPI, and, concurrently therewith, PCC shall, pursuant to documentation reasonably acceptable to PCC and Buyer (which documentation shall be submitted by Seller to Buyer for review by Buyer a reasonable period of time prior to the LPI Sale
     Date), assign all of its rights, liabilities and obligations under this Agreement in respect of the Group V Sale to LPI, and LPI shall purchase the Group V Assets and assume the liabilities and obligations of PCC under the Group V Assumed Liabilities and the Group V Sale under this Agreement (the "LPI Sale"); provided that such sale and assignment shall not release PCC from any of its liabilities and obligations hereunder to Buyer. For purposes hereof, except as otherwise provided in this Agreement or as the context otherwise requires, in the event of such assignment,

     LPI shall be treated as the "Seller" hereunder in respect of the Group V Assets and/or the Group V Sale.

                 (2) The LPI Sale shall be consummated between PCC and LPI on the terms and conditions set forth in this Section 6.10(a), pursuant to assignments and other conveyancing documents that are sufficient to convey and vest good title to the Group V Assets to LPI, free and clear of all Liens, other than Permitted Liens, in form and substance reasonably acceptable to PCC, LPI and Buyer.

                 (3) LPI shall purchase the Group V Assets from PCC for a purchase price of Four Hundred Twenty-Eight Million Two Hundred Eighty Thousand Eight Hundred Seventy-Three Dollars ($428,280,873), which shall be paid by LPI on the LPI Sale Date by federal wire transfer of same-day funds to such account or accounts as PCC designates in writing to LPI on or before the LPI Sale Date, including the account of any Intermediary referred to in Section 6.10(a)(i)(8) hereof, in an amount equal to Three Hundred Sixty-Nine Million Four Hundred Fifteen Thousand One Hundred Dollars ($369,415,100) and by execution and delivery by LPI to PCC (or to any such Intermediary) of a promissory note substantially in the form of
     Exhibit 6.10-A hereto (the "LPI Note"), in a principal amount of Fifty-Eight Million Eight Hundred Sixty-Five Thousand Seven Hundred Seventy-Three Dollars ($58,865,773).

                 (4) In connection with the execution and delivery of the LPI Note, LPI shall cause to be executed and delivered to PCC a subordinated Guaranty from Mr. Lowell W. Paxson, substantially in the form of Exhibit 6-10B hereto (the "Subordinated Guaranty") and PCC shall execute and deliver, and LPI shall acknowledge, the Intercreditor Agreement.

                 (5) Proration and adjustments relating to the Group V Assets shall be made in accordance with the provisions of Section 2.5 as follows:

                     (A) On the Group V Closing Date, Buyer shall pay LPI the Preliminary Purchase Price for the Group V Assets based upon the prorations and adjustments reflected in the Preliminary Settlement Statement for the Group V Assets, as required by Sections 2.5(b)(1) and 2.6(a). If the Preliminary Purchase Price for the Group V Assets exceeds $434,606,000, then LPI shall pay the amount of such excess to PCC (or to any party designated by PCC in writing to Buyer). If $434,606,000 exceeds the Preliminary Purchase Price for the Group V Assets, then PCC shall pay (or cause to be paid) the amount of such excess to LPI.

                     (B) The Purchase Price for the Group V Assets shall be finally determined pursuant to Section 2.5(b)(2). If the Purchase Price as so determined for the Group V Assets exceeds the Preliminary Purchase Price as so determined for the Group V Assets, Buyer shall pay the amount of such excess to LPI in accordance with Section 2.6(b)(1), and LPI shall thereafter pay the amount of such excess to PCC (or to any party designated by PCC in writing to LPI). If the Preliminary Purchase Price for the Group V Assets exceeds the Purchase Price as so determined for the Group V Assets, PCC shall pay (or cause to be paid) the amount of such excess to LPI, and LPI shall thereafter pay the amount of such excess to Buyer in accordance with
          Section 2.6(b)(2).

                 (6) On the LPI Sale Date (A) Buyer and LPI shall enter into the Clear Channel Loan Agreement, substantially in the form of Exhibit 6.10-C hereto (the "Clear Channel Loan Agreement") and pursuant to the terms thereof, LPI shall make two promissory notes in favor of Buyer in the forms of Exhibit A-1 and Exhibit A-2 to the Clear Channel Loan Agreement; (B) Buyer and PCC shall execute and deliver, and LPI shall acknowledge, the Intercreditor and Subordination Agreement, substantially in the form of Exhibits 6.10-D hereto (the "Intercreditor Agreement"); LPI shall execute and deliver to Buyer the Security Agreement, substantially in the form of Exhibit 6.10-E hereto, and Mortgages on the owned Real Property included in the Group V Assets, in forms enforceable under Florida law and otherwise reasonably satisfactory to the parties, and cause to be executed and delivered to Buyer a Guaranty from Mr. Lowell W. Paxson, substantially in the form of Exhibit 6.10-F hereto, and Stock Pledge Agreement, substantially in the form of Exhibit 6.10-G hereto, together with UCC-1's and such other documents in connection therewith as Buyer may reasonably request (collectively with the Intercreditor Agreement, the "Security Documents"); (C) Buyer and LPI shall execute and deliver the Group V Time Brokerage Agreement, substantially in the form of
     Exhibit 6.10-H hereto, (the "Group V TBA"); (D) Buyer and PCC shall execute and deliver the Group II/III Time Brokerage Agreement, substantially, in the form of Exhibit 6.10-I hereto, (the "Group II/III TBA"); (E) Buyer and LPI shall execute and deliver a TSA with respect to WFSJ(FM) and Buyer and PCC shall execute and deliver a TSA with respect to WHNZ(AM), each substantially in the form of

     Exhibit 6.10-J; (F) Buyer and PCC shall execute and deliver a TSA with respect to WTLK(FM), substantially in the form of Exhibit 6.10-J; and (G) if requested by PCC or LPI, Buyer, PCC and LPI shall execute and deliver separate Service Agreements for logging, traffic, payroll, accounting and similar services, with respect to each of WHNZ, WFSJ, WTLK, WYCL and WEAT, substantially in the form of Exhibit 6.10-K hereto (collectively, the "Services Agreements"). The "Group II/III TBA Date" and the "Group V TBA Date" shall mean the dates on which the Group II/III TBA and Group V TBA, respectively, are executed and delivered.

                 (7) Funding of the Clear Channel Loan shall be subject to satisfaction of the conditions set forth in the Clear Channel Loan Agreement. Subject to satisfaction of the conditions set forth in Section 6.10(a)(ii) below on the LPI Sale Date, Buyer shall advance to LPI, by federal wire transfer of same-day funds, an amount equal to the Group V Loan Amount pursuant to the Clear Channel Loan Agreement.

                 (8) PCC may assign some or all of its rights (but not its obligations) under the LPI Sale as set forth in this Section 6.10(a) (including its right to receive the LPI Note) to an Intermediary; provided that (i) such assignment shall not deprive LPI or Buyer of rights or benefits, or relieve PCC of any obligations or liabilities, under this Agreement, (ii) neither LPI nor Buyer shall be obligated to expend funds or incur obligations or liabilities in connection therewith and (iii) PCC shall indemnify and hold harmless LPI and Buyer from and against any and all loss, liability, cost and expense arising or resulting from any such assignment to an Intermediary; provided that such indemnification of LPI shall be subordinated to prior satisfaction in full of any applicable indemnification of Buyer in respect of the Like-Kind Exchange (as hereinafter defined) as provided in this Agreement. PCC intends to effect a like-kind exchange pursuant to Section 1031 of the Code. However, nothing in this Agreement shall be construed as a representation or warranty of any party to any other party as to the tax characterization of the transactions contemplated by this Agreement.

                 (9) Notwithstanding the foregoing, if on the date otherwise scheduled for the LPI Sale pursuant to paragraph 6.10(a)(i) above, the conditions precedent set forth herein, with respect to the LPI Sale, the Clear Channel Loan and the other transactions to be consummated concurrently therewith, have not been satisfied, the party for whose benefit such conditions have been imposed may elect to postpone the LPI Sale, the Clear Channel Loan, and the other transactions to be consummated concurrently therewith, and the LPI Sale, the Clear Channel Loan, and such transactions shall thereafter take place on a date specified by not less than five (5) Business Days' prior written notice from such party, which date shall be not less than five (5) Business Days nor more than ten (10) Business Days after the satisfaction or waiver of such conditions precedent, but in no event later than the Termination Date. The parties shall seek extension of the applicable FCC Consents that may be required for any such postponement.

                 (10) Notwithstanding anything to the contrary set forth herein, in the event LPI elects not to draw down the Clear Channel Loan, such election shall not affect the parties' obligations to enter into the Group II/III TBA or the Group V TBA.

             (ii) The obligations of Buyer to consummate the transactions contemplated under paragraphs (6) and (7) of Section 6.10(a)(i) on the LPI Sale Date are subject, at Buyer's option, to the fulfillment at or prior to such date, of each of the following conditions:

                 (1) PCC shall have satisfied the conditions precedent set forth in Sections 7.1(a) and (b), and the condition precedent set forth in Sections 7.1(d) and (e) shall apply, and for purposes of Sections 7.1(a) and (b), the phrase "LPI Sale Date" shall be substituted for the phrase "Closing Date for such Closings";

                  (2) each of PCC and LPI shall have taken, or stand ready, willing and able to take, the actions contemplated under this Section 6.10(a);

                  (3) the conditions precedent set forth in the Clear Channel Loan Agreement to the obligations of Buyer to make the Group V Loan shall have been satisfied; and

                  (4) to the extent the conditions precedent to the obligations of PCC to the consummation of the Group I Purchase Agreement have been satisfied (or would be satisfied at consummation by delivery of documents and the purchase price by Buyer), PCC shall stand ready, willing and able to consummate the closing under the Group I Purchase Agreement concurrently with the LPI Sale and the making of the Group V Loan; provided it is understood and agreed that if such conditions precedent are not satisfied, Closing of the Group I Sale shall not be a condition to consummation of the LPI Sale and the making of the Group V Loan.

             (iii) The obligations of PCC and LPI to consummate the transactions contemplated under this Section 6.10(a) on the LPI Sale Date are subject, at PCC's and LPI's option, to the fulfillment at or prior to such date, of each of the following conditions:

                  (1) the conditions precedent set forth in Sections 7.2(a),
     (b), (d) and (e) shall apply and, for purposes of Sections 7.2(a) and (b), the phrase "LPI Sale Date" shall be substituted for the phrase "Closing Date for such Closings";

                  (2) Buyer shall have taken, or stand ready, willing and able to take, the actions contemplated under this Section 6.10(a); and

                  (3) to the extent the conditions precedent to the obligations of Buyer to the consummation of the Group I Purchase Agreement have been satisfied (or would be satisfied at consummation by delivery of documents by the Sellers thereunder), Buyer shall stand ready, willing and able to consummate the Closing under the Group I Purchase Agreement concurrently with the LPI Sale and the making of the Group V Loan; provided it is understood and agreed that if such conditions precedent are not satisfied, Closing of the Group I Sale shall not be a condition to consummation of the LPI Sale and the making of the Group V Loan.

             (iv) It is understood and agreed by Buyer, PCC and LPI that from and after the LPI Sale Date (assuming the LPI Sale occurs), notwithstanding anything in this Agreement to the contrary, the only conditions precedent applicable to the obligations of the parties at the Group II/III Closing and the Group V Closing are as follows:

                  (1) for Buyer, (A) Sections 7.1(a), (b), (c), (e), (f)
     (provided, however, that the officer's certificate required by Section 8.2(b) shall apply only with respect to the representations and warranties identified in clause (B) below), (g), (h), (i) and (j); provided, however that (B) Section 7.1(a) shall apply only with respect to the representations and warranties set forth in Sections 3.1 and 3.2, the second sentence of Section 3.4 (with respect to Main Station FCC Licenses only and other than as a result of any action or inaction by Buyer), the second and fourth sentences of Section 3.5, the second sentence of Section 3.6, Section 3.10 and Section 7.1(b) shall apply only with respect to those covenants and agreements expressly to be performed or complied with after the applicable Effective Time and prior to the applicable Closing;

                  (2) for PCC and LPI, Sections 7.2(a), (b), (c), (e), (f),
     (g), (h) and (i);

                  (3) for Buyer, that, concurrently with the Group II/III Closing and the Group V Closing, the LPI Note shall have been discharged in full; provided that Buyer's right to reliance upon this condition precedent is conditioned upon its compliance with its obligation to fund the Clear Channel Loan and the Preliminary Purchase Price for the Group II/III Assets and the Group V Assets on the Group II/III Closing Date and Group V Closing Date; and

                  (4) for PCC and LPI, that, concurrently with the Group II/III Closing and the Group V Closing, the Group V Loan (and related promissory note) have been discharged in full and the related security interests of Buyer pursuant to the Security Documents shall have been released; provided, that PCC's and LPI's right to reliance upon this condition precedent is conditioned upon PCC's compliance with its obligation to consummate the LPI Sale.

             (v) Notwithstanding anything in this Agreement or in any of the documents or instruments delivered pursuant hereto or in connection herewith or in any applicable law to the contrary, Buyer agrees that under no circumstances shall PCC have any liability or obligation of any nature whatsoever with respect to repayment of the Group V Loan or any other obligations of LPI pursuant to the Clear Channel Loan, the related security interests of Buyer pursuant to the Security Documents or any other documents delivered in connection therewith or pursuant thereto and Buyer hereby waives and releases all such claims. Notwithstanding the foregoing, nothing contained in this
Section 6.10(a)(v) shall in any manner impair any right, remedy or recourse Buyer may have against PCC for fraud in connection with this Agreement.

         (b) Group IV. On the date (the "Group IV Date") which is the latest of
(w) October 1, 1997, (x) the LPI Sale Date (assuming the LPI Sale occurs), (y) the date agreeable to Buyer and Seller not less than five (5) Business Days nor more than ten (10) Business Days following the date on which the waiting period under the HSR Act in respect of the transaction to be consummated under this
Section 6.10(b) shall have expired or terminated and there shall not be pending any action or request for information instituted by the FTC or the DOJ relating to such transaction and (z) provided Seller has given Buyer not less than (5) Business Days' prior written notice thereof, and, provided, further, that the provisions of Section 5.7 above have been complied with in all material respects and the ARS Asset Purchase Agreement has not been terminated, the date of Seller's acquisition of the Group IV Assets, if the Group IV Closing has not yet occurred, then and in such event: (1) Buyer and Seller shall execute and deliver the Group IV Time Brokerage Agreement, substantially in the form of Exhibit 6.10-L hereto (the "Group IV TBA"); (2) Buyer and Seller (or, if the Assignee is the owner of WEAT, the Assignee) shall execute and deliver a TSA with respect to WEAT substantially in the form of Exhibit 6.10-J hereto (the "WEAT TSA"); and (3) Buyer shall loan to Seller the sum of Thirty-Three Million Dollars ($33,000,000), as adjusted pursuant to the provisions of the ARS Asset Purchase Agreement, including, without limitation, pursuant to Section 2.4 thereof (the "Group IV Advance"), evidenced by three (3) promissory notes (the "Group IV-A Note," the "Group IV-B Note" and the "Group IV-C Note," respectively), by federal wire transfer of same-day funds. The Group IV-A Note shall be in the principal amount of Twenty-Eight Million One Hundred Twenty-Five Thousand Dollars ($28,125,000), the Group IV-B Note shall be in the principal amount of Three Million One Hundred Twenty-Five Thousand Dollars ($3,125,000) and the Group IV-C Note shall be in the principal amount of One Million Seven Hundred Fifty Thousand Dollars ($1,750,000), in each case, as adjusted in the aggregate to reflect adjustment to the purchase price under the ARS Asset Purchase Agreement. The Group IV Advance, the Group IV Loan Agreement, the Group IV-A Note, the Group IV-B Note and the Group IV-C Note are hereinafter collectively referred to as the "Group IV Loan." The terms and conditions of the Group IV Loan shall be substantially similar to the terms and conditions of the Clear Channel Loan and the promissory notes and Security Documents delivered pursuant thereto; provided, however, that (a) the Group IV Loan shall be secured by the Group IV Assets prior to the Group IV Closing Date and the WEAT Assets prior to the transfer of WEAT by Seller; it being understood and agreed that (i) nothing herein shall impair Seller's right to transfer WEAT to a third party and Buyer shall immediately release all liens in the WEAT Assets in favor of Buyer in connection with any such transfer and (ii) Buyer shall immediately release all liens in the Group IV Assets in favor of Buyer in connection with the acquisition by Buyer of the Group IV Assets notwithstanding that the Group IV-C Note may still be outstanding hereunder; (b) the Group IV Loan shall bear interest at a rate of ten percent (10%) per annum accruing from the date such loan is made; provided that payments of interest in respect of the principal amount of the Group IV Loan evidenced by the Group IV-C Note shall accrue and be payable monthly in arrears in cash and not as an offset against any other payments; (c) no payments in respect of interest shall be due with respect to that portion of the principal of the Group IV Loan evidenced by the Group IV-A Note and the Group IV-B Note if Buyer has not yet paid the programming fee due under the Group IV TBA; (d) the Group IV-C Note shall be due and payable on the earlier of twelve (12) months after the Group IV Effective Time and the date on which Seller sells WEAT; (e) any Event of Default as defined in the Clear Channel Loan Agreement shall be a default under the Group IV Loan Agreement; and (f) the Group IV Loan and the Group IV-A Note, the Group IV-B Note and the Group IV-C Note shall receive the benefit of a loan agreement (the "Group IV Loan Agreement"), a security agreement and related financing statements, a stock pledge agreement, a guaranty agreement of Mr. Lowell W. Paxson, and an intercreditor subordination agreement, each substantially similar to the forms of agreements referred to in Section 6.10(a)(i)(6) and attached hereto, together with such other documents in connection therewith in substantially similar forms as those contemplated by the Clear Channel Loan Agreement to the extent requested by Buyer; provided, however, that references in the Clear Channel Loan Agreement to the Group V TBA and TSA Agreements shall mean the Group IV TBA and the TSA for WEAT, respectively. On the Group IV Date, the following provisions shall also apply:

                  (1) PCC may elect, in its sole discretion, to transfer, on the Group IV Date, the Group IV Assets and the Group IV Assumed Liabilities, together with the tangible and intangible assets used or useful in connection with the conduct of the business or operations of WEAT (the "WEAT Assets") and certain related liabilities, to an entity controlled by Mr. Lowell W. Paxson (the "Assignee"), and concurrently therewith, PCC shall, pursuant to documentation reasonably acceptable to Buyer (which documentation shall be submitted by Seller to Buyer for review by Buyer a reasonable period of time prior to the Group IV Date), assign all of its rights, liabilities and obligations under this Agreement in respect of the Group IV Sale to the Assignee, and the Assignee shall accept such transfer and assignment of the Group IV Assets and assume the liabilities and obligations of PCC under the Group IV Assumed Liabilities and the Group IV Sale under this Agreement (the "Group IV Transfer"); provided that such assignment shall not release PCC from any of its liabilities and obligations hereunder to Buyer. For purposes hereof, except as otherwise provided in this Agreement or as the context otherwise requires, in the event of such assignment, the Assignee shall be treated as the "Seller" hereunder in respect of the Group IV Assets and/or the Group IV Transfer.

                  (2) The Group IV Transfer shall be consummated between PCC and the Assignee on the terms and conditions set forth in this Section 6.10(b)for a purchase price of Thirty-Three Million Dollars ($33,000,000), and, to the extent applicable, as adjusted pursuant to the ARS Asset Purchase Agreement, including, without limitation, pursuant to Section 2.4 thereof, pursuant to assignments and other conveyancing documents that are sufficient to convey and vest good title to the Group IV Assets and the WEAT Assets to the Assignee, free and clear of all Liens, other than Permitted Liens, in form and substance reasonably acceptable to PCC, the Assignee and Buyer. Prorations and adjustments relating to the Group IV Assets and WEAT Assets shall be made in accordance with the provisions of
     Section 2.5 in substantially the same manner as prorations and adjustments made in connection with the LPI Sale.

                  (3) The funding of the Group IV Loan shall be subject to satisfaction of the conditions set forth in the Group IV-A Note and the Group IV-B Note (which shall be substantially similar to those set forth in Section 6.10(a)(ii)) and Buyer shall advance to the Assignee, by federal wire transfer of same-day funds, the amount of the Group IV Loan upon satisfaction of conditions substantially similar to those set forth in Section 6.10(a)(ii), but with respect to the Group IV Sale and/or the Group IV Assets and WEAT Assets.

                  (4) Notwithstanding anything in this Agreement or in any of the documents or instruments delivered pursuant hereto or in connection herewith or in any applicable law to the contrary, Buyer agrees that, if the Group IV Transfer is consummated, under no circumstances shall PCC have any liability or obligation of any nature whatsoever with respect to repayment of the Group IV Loan or the indebtedness evidenced by Group IV-A Note and the Group IV-B Note or any other obligations of the Assignee pursuant thereto, the related security documents or any other documents delivered in connection therewith or pursuant thereto and Buyer hereby waives and releases all such claims. Notwithstanding the foregoing, nothing contained in this Section 6.10(b)(4) shall in any manner impair any right, remedy or recourse Buyer may have against PCC for fraud in connection with this Agreement.

In the event of termination of this Agreement with respect to the Group IV Sale and the Group IV Assets, the Group IV Loan shall be repaid as provided for in the Group IV-Loan Agreement and the Group IV-A Note, the Group IV-B Note and the Group IV-C Note

(subject to reduction as provided for in Section 9.2, the Group IV Loan Agreement and the Group IV-B Note).

         (c) Adjustments and Other Matters Relating to Group IV and WKES. Notwithstanding any other provision of this Agreement to the contrary, Buyer and Seller agree as follows:

             (i) The Group IV Purchase Price shall be determined by increasing or decreasing the Group IV Estimated Purchase Price under Section 2.5(a) hereof, to take account of any adjustments or prorations (upward or downward) to the purchase price under the ARS Asset Purchase Agreement (including any preliminary adjustments or prorations thereunder and any final adjustments or prorations thereunder, including, without limitation or duplication, pursuant to the first sentence of Section 2.4 of the ARS Asset Purchase Agreement); provided, however, that no purchase price increase shall be taken into account to the extent Buyer does not receive the benefit giving rise thereto.

             (ii) For purposes of the WKES Purchase Agreement and the ARS Asset Purchase Agreement, after the Group II/III Closing with respect to WKES and the Group IV Closing with respect to the Group IV Stations, Seller shall provide Buyer with all of the rights and benefits received by Seller and its Affiliates under the WKES Purchase Agreement and the ARS Asset Purchase Agreement, as the case may be, and Buyer shall perform on behalf of PCC all obligations of, and actions to be performed by, Seller and its Affiliates arising after such Closings under such agreements and any agreements, documents and instruments executed in connection therewith, including, without limitation, the liabilities and obligations of Seller's Affiliates under Sections 2.3(b), 2.5, 6.4, 6.7, 6.11, 10.3, 10.6 and 11.1 of the WKES Purchase Agreement and Sections 2.4B, 2.5, 5.2, 6.3, 6.5, 6.6, 6.9, 6.10, 6.16 and 10.3 of the ARS Asset
Purchase Agreement; provided, however, that (w) Buyer shall not assume Seller's obligations under Section 6.13 of the WKES Purchase Agreement, (x) Buyer's obligations pursuant to Section 10.3 of the WKES Purchase Agreement and Section
10.3 of the ARS Asset Purchase Agreement shall not extend to any such obligations arising (A)with respect to WKES or the Group IV Stations, as the case may be, during the period of Seller's or its Affiliates' ownership of WKES or the ARS Stations, if any, or (B) any indemnification obligations of Seller or its Affiliates, as applicable, relating to any breach by Seller or its Affiliates of any of their representations or warranties, as applicable, or the failure to perform any covenant to be performed by Seller or its Affiliates, as applicable, under the WKES Purchase Agreement or the ARS Asset Purchase Agreement, respectively, to be performed by them prior to the Group II/III Effective Time with respect to

WKES and the Group IV Effective Time with respect to the Group IV Stations; (y) Buyer shall not be responsible for payment of any applicable FCC fees or fees payable in respect of HSR Act filings under the WKES Purchase Agreement or the ARS Asset Purchase Agreement; and (z) except as otherwise provided herein, Buyer shall have no, and Seller shall retain all, obligations with respect to WEAT. Buyer shall execute such documentation evidencing Buyer's obligations hereunder as Seller may reasonably request.

             (iii) The conveyance of the Group IV Assets to Buyer by Seller shall be effected by delivery of conveyancing documents substantially similar to those used for the conveyance of the Group II/III Assets and Group V Assets, modified to be consistent with the provisions of Section 6.10(c)(iv) below.

             (iv) Except in respect of any liabilities arising out of the operations of WKES or the Group IV Stations, as the case may be, after the consummation of the acquisition of WKES or the Group IV Stations by Seller or its Affiliates, as the case may be, but prior to the earlier of (1) the entry by Buyer and Seller into the Group II/III TBA with respect to WKES or the Group IV TBA with respect to the Group IV Stations, as the case may be, or (2) the consummation of the purchase of the Group II/III Stations or the Group IV Stations, as the case may be, by Buyer, and not assumed by Buyer hereunder (which liabilities shall be subject to indemnification pursuant to the provisions of Section 10 hereof and all limitations set forth therein), Seller shall have no liability or obligation of any nature whatsoever to Buyer in respect of WKES or the Group IV Stations, except to the extent that Seller or its Affiliates receive indemnification in respect of any such liability or obligation from Moody with respect to WKES or ARS with respect to the Group IV Stations, as the case may be, and, in connection therewith, Seller shall reasonably cooperate with Buyer (at Buyer's expense, except to the extent Seller receives reimbursement of any such expenses by Moody or ARS, as the case may be, under such agreements) in enforcing any rights that Seller may have under the WKES Purchase Agreement or the ARS Asset Purchase Agreement, against Moody and ARS, respectively.

     6.11 Fees of CEA. No party shall have any liability to any other party in respect of the fees of CEA to be paid by Buyer and Seller in accordance with the terms of their respective agreements with CEA.

     6.12 Non-Competition Agreement. At the Group II/III Closing and the Group V Closing, Seller shall cause Mr. Lowell W. Paxson to execute and deliver the Non-Competition Agreement, substantially in the form of Exhibit 6.12. No portion of the

Purchase Price (as defined in the Group I Purchase Agreement), Group II/III Purchase Price, Group IV Purchase Price or Group V Purchase Price shall be allocated to the Non-Competition Agreement.

     6.13 Updated Information. On the date which is three (3) Business Days prior to the relevant Effective Time, Seller shall deliver to Buyer a supplement to the Schedules to this Agreement (the "Schedule Supplement"), certifying that Seller has delivered to Buyer all notices required by Section
5.8 and setting forth any matter which, if existing or occurring on the date hereof, would have been required to be set forth or described on the Schedules hereto or that is necessary to complete or correct any information contained therein. This Section 6.13 does not, and shall not be construed to, permit any actions or inactions by Seller not otherwise permitted under this Agreement. For purposes of the conditions to any Closing, if the matters disclosed in the Schedule Supplement fall within the exceptions set forth in clauses (1), (2) or
(3) to Section 7.1(a) or the exception to Section 7.1(b), then such exceptions shall apply, but no such disclosure by Seller to Buyer shall otherwise affect any of Buyer's rights or obligations hereunder, whether before or after any Closing. Without limiting the foregoing, regardless of any such disclosure, all representations and warranties of Seller in this Agreement shall survive the Closing to which they relate to the extent provided in Section 10.1 of this Agreement, and Buyer shall be entitled to indemnification, in accordance with
Section 10.2.

     6.14 Miscellaneous.

         (a) Buyer hereby grants to Seller the unlimited, exclusive right to use the four court-side seats at the present Miami Arena for so long as Buyer or its Affiliates have such right in consideration of the payment of an amount equal to the stated cost of the tickets therefor as printed on the face thereof by Seller to Buyer to the extent Seller conveys to Buyer as a part of the Assets all rights necessary to enable Buyer to perform Buyer's obligations under this Section 6.14.

         (b) Notwithstanding any provision herein to the contrary, Buyer hereby acknowledges and agrees that, at any time after the date hereof, Seller may, in its sole discretion, cancel the broadcast of the Ron & Ron Show on any Station and terminate all affiliation and other agreements relating to the production or broadcast of such show.

         (c) Seller shall use commercially reasonable efforts to complete, as soon as reasonably practicable, the replacement and repair work for the WNLS(AM) transmitting towers as described in Schedule 6.14(b) and any FCC filings which may be necessary as a result thereof and, if such work or filings have not been completed by the Group II/III Effective Time, Seller shall, at the Group II/III Effective Time, pay Twenty-Two Thousand Dollars ($22,000) to Buyer in immediately available funds. Upon (i) the completion of such work and filings or (ii) the payment of such amount to Buyer, as the case may be, Seller shall have no further obligation or liability to Buyer hereunder with respect to the repair or replacement of the WNLS(AM) transmitting towers; provided, however, that if any FCC filings are required as a result of such work and have not been made by Seller, Seller shall reimburse Buyer for expenses related thereto (including, without limitation, antenna proof of performance, FCC filing fees and legal and engineering costs) up to and including the sum of Ten Thousand Dollars ($10,000).

         (d) Seller shall use commercially reasonable efforts to defend against the World Class Rock Claims; provided, however, that Seller shall not be obligated to appeal any judgment or award in connection therewith.

     6.15 Risk of Loss; Interruption of Broadcast Transmission.

         (a) The risk of any loss, damage, impairment, confiscation or condemnation of any Assets prior to the Effective Time therefor (collectively, a "Loss") shall be borne by Seller. In the event of any Loss prior to the Effective Time that interferes with the normal operation of any of the Stations to which such Assets relate, Seller shall promptly notify Buyer of same in writing, specifying with particularity the Loss incurred, the cause thereof, if known or reasonably ascertainable, and the insurance coverage, if any, applicable thereto.

         (b) (i) Except as provided in Section 6.15(c), if the Assets subject to such Loss have not been restored or replaced by the applicable Effective Time, Buyer shall proceed to consummate the transactions to be consummated at such Effective Time pursuant to this Agreement. Buyer and Seller shall negotiate in good faith to agree on the amount of the costs necessary to complete the restoration and replacement of such damaged Assets. To the extent Buyer and Seller are unable to agree on the amount of such costs, Buyer and Seller shall jointly designate an independent appraiser who shall be knowledgeable and experienced in the operation of radio broadcasting stations to resolve such dispute. If the parties are unable to agree on the designation of an independent appraiser, the selection of the appraiser to resolve the dispute shall be submitted to arbitration in accordance with the commercial arbitration rules of the American Arbitration Association.

             (ii) To the extent the parties agree upon the amount of such costs prior to the applicable Closing Date or the appraiser is able to determine the amount of such costs prior to the applicable Closing Date, such amount shall be deducted from the applicable Preliminary Purchase Price. To the extent such amount is not determined prior to such Closing Date, such amount shall be a Settled Claim and shall be paid by Seller to Buyer pursuant to Section 10.2(a)(ix). The appraiser's resolution of any such dispute shall be final and binding on the parties. Any fees of the appraiser and, if necessary, for arbitration to select such appraiser, shall be split equally between the parties.

         (c) In the event of a Loss prior to the Effective Time which results in a Material Broadcast Interruption, Seller shall give written notice thereof (a "Broadcast Interruption Notice") to Buyer within five (5) Business Days of such Loss resulting in a Material Broadcast Interruption. After receipt of a Broadcast Interruption Notice, Buyer may terminate this Agreement by giving written notice thereof to Seller within ten (10) Business Days of receipt by Buyer of such Broadcast Interruption Notice. If Buyer chooses not to terminate this Agreement or fails to give written notice within such ten (10) Business Day period, Buyer shall have no further right to terminate this Agreement in respect of such Material Broadcast Interruption and the remaining provisions of this Agreement shall govern.

         (d) The risk of loss, damage, impairment, confiscation or condemnation of any of the Assets arising after the related Effective Time shall be borne by Buyer and no such loss, damage, impairment, confiscation or condemnation of such Assets shall (i) give Buyer any claim against Seller with respect thereto, including, without limitation, any claim for indemnification pursuant to
Section 10.2, or (ii) otherwise affect Buyer's obligation to consummate the related Closing or pay the related Purchase Price.

         (e) If before the Effective Time for any Assets, the regular broadcast transmission of any Station related thereto in the normal and usual manner is interrupted for a period of 12 continuous hours or more, Seller shall give prompt written notice thereof to Buyer.

     6.16 Computer Systems. From each Effective Time through the Closing Date for each Group Sale, Buyer shall not dismantle and shall keep in operation the computer systems (which term includes the existing e-mail, traffic accounting and wide area network system) currently operating at the Stations included in such Group Sale. If the Group II/III Closing Date and the Group V Closing Date is prior to January 1, 1998, for a period of four

(4) months therefrom, upon request of Buyer, Seller shall provide Buyer, without cost, with access to, and the right to use, the wide area network system currently used by the Stations. Buyer and Seller agree to take all reasonable steps required to maintain the integrity and security of their respective computer and electronic data systems.

SECTION 7 CONDITIONS TO OBLIGATIONS OF BUYER AND SELLER

     7.1 Conditions to Obligations of Buyer at Group II/III and Group V Closings. Subject to the provisions of Section 6.10 hereof limiting such conditions following the LPI Sale Date (assuming the LPI Sale occurs), the obligations of Buyer at the Group II/III and the Group V Closings hereunder are subject, at Buyer's option, to the fulfillment prior to or at such Closings of each of the following conditions:

         (a) Representations and Warranties. The representations and warranties of Seller contained in this Agreement shall be true and correct at and as of the Closing Date for such Closings as though made at and as of that time, except (1) to the extent any such representation or warranty is expressly stated only as of a specified earlier date or dates, in which case such representation or warranty shall be true and correct in all material respects as of such earlier specified date or dates (subject to clause 3 below), (2) for changes which are permitted or contemplated pursuant to this Agreement or (3) where the consequence of the matter set forth in such representation or warranty having failed to be true and correct as of the date when made, on the Closing Date or on such earlier specified date would not have a Material Adverse Effect.

         (b) Covenants. Seller shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by it prior to or on such Closing Date for such Closings, except to the extent that the consequence of the failure of Seller to have so performed or complied would not have a Material Adverse Effect.

         (c) FCC Consent. The FCC Consent with respect to the FCC Licenses to be transferred at such Closings shall have been granted or, if FCC Consent for the assignment of an FCC License for any satellite earth station or private operational fixed microwave station shall not have been granted, special temporary authority shall have been granted to permit Buyer to operate such Stations pending the grant of such FCC Consent.

         (d) HSR Act. The waiting period under the HSR Act in respect of the transactions to be consummated at such Closings shall have expired or terminated and there shall not be pending any action or request for information instituted by the FTC or the DOJ under the HSR Act relating to such transactions.

         (e) Legal Proceedings. No injunction, restraining order or decree of any nature of any court or governmental authority of competent jurisdiction shall be in effect which restrains or prohibits Buyer from consummating the transactions at such Closings contemplated by this Agreement.

         (f) Deliveries. Seller shall have made, or stand willing to make, all the deliveries to Buyer described in Section 8.2 applicable to such Closings.

         (g) Simultaneous Closing. The Group II/III Closing and the Group V Closing shall occur simultaneously.

         (h) Discharge of Loans. The condition set forth in Section 6.10(a)(iv)(3) shall have been satisfied.

         (i) Group I Closing. If the Group I Closing has not previously occurred, to the extent the conditions precedent to the obligations of PCC to the consummation of the Group I Purchase Agreement have been satisfied (or would be satisfied at consummation by delivery of documents and the purchase price by Buyer), PCC shall stand ready, willing and able to consummate the Closing under the Group I Purchase Agreement concurrently with the Group II/III Closing and the Group V Closing; provided it is understood and agreed that if such conditions precedent are not satisfied, Closing of the Group I Sale shall not be a condition to consummation of the Group II/III Closing and the Group V Closing.

         (j) Required Consents. All Required Consents shall have been obtained and delivered to Buyer.

     7.2 Conditions to Obligations of Seller at Group II/III and Group V Closings. Subject to the provisions of Section 6.10 hereof limiting such conditions following the LPI Sale Date (assuming the LPI Sale occurs), the obligations of Seller at the Group II/III and Group V Closings hereunder are subject, at Seller's option, to the fulfillment prior to or at such Closings of each of the following conditions:

         (a) Representations and Warranties. All representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date for such Closings as though made at and as of that time, except to the extent any such representation or warranty is expressly stated only as of a specified earlier date or dates, in which case such representation and warranty shall be true and accurate in all material respects as of such earlier specified date or dates.

         (b) Covenants. Buyer shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it prior to or on such Closing Date.

         (c) FCC Consent. The FCC Consent with respect to the FCC Licenses to be transferred at such Closings shall have been granted or, if FCC Consent for the assignment of an FCC License for any satellite earth station or private operational fixed microwave station shall not have been granted, special temporary authority shall have been granted to permit Buyer to operate such Stations pending the grant of such FCC Consent.

         (d) HSR Act. The waiting period under the HSR Act in respect of the transactions to be consummated at such Closings shall have expired or terminated and there shall not be pending any action or request for information instituted by the FTC or the DOJ under the HSR Act relating to such transactions.

         (e) Legal Proceedings. No injunction, restraining order or decree of any nature of any court or governmental authority of competent jurisdiction shall be in effect which restrains or prohibits Seller from consummating the transactions at such Closings contemplated by this Agreement.

         (f) Deliveries. Buyer shall have made or stand willing to make all the deliveries described in Section 8.3 applicable to such Closings.

         (g) Simultaneous Closings. The Group II/III Closing and the Group V Closing shall occur simultaneously.

         (h) Discharge of Loans. The condition set forth in Section 6.10(a)(iv)(4) shall have been satisfied.

         (i) Group I Closing. If the Group I Closing has not previously occurred, to the extent the conditions precedent to the obligations of Buyer to the consummation of the Group I Purchase Agreement have been satisfied (or would be satisfied at consummation by delivery of documents by the Sellers thereunder), Buyer shall stand ready, willing and able to consummate the Closing under the Group I Purchase Agreement concurrently with the Group II/III Closing and the Group V Closing; provided it is understood and agreed that if such conditions precedent are not satisfied, Closing of the Group I Sale shall not be a condition to consummation of the Group II/II Closing and the Group V Closing.

     7.3 Conditions to Obligations of Buyer and Seller at Group IV Closing. Notwithstanding anything in this Agreement to the contrary, the obligations of Buyer and Seller at the Group IV Closing hereunder are subject to the fulfillment prior to or at such Closing of each of the following conditions only:

         (a) The Group II/III Closing and the Group V Closing shall have occurred prior to, or shall occur simultaneously with, the Group IV Closing;

         (b) For the benefit of Seller, cancellation and termination of all indebtedness of Seller pursuant to the Group IV-A Note;

         (c) For the benefit of Buyer, Seller shall have made, or stand willing to make, all the deliveries described in Section 8.2 applicable to such Closing;

         (d) For the benefit of Seller, Buyer shall have made or taken, or stand willing to make or take, all the actions and deliveries described in
Section 8.3 applicable to such Closing;

         (e) For the benefit of Buyer, no injunction, restraining order or decree of any nature of any court or governmental authority of competent jurisdiction shall be in effect which restrains or prohibits Buyer from consummating the transactions contemplated at the Group IV Closing;

         (f) For the benefit of Seller, no injunction, restraining order or decree of any nature of any court or governmental authority of competent jurisdiction shall be in effect which restrains or prohibits Seller from consummating the transactions contemplated at the Group IV Closing;

         (g) For the benefit of Buyer, the conditions set forth in Section 7.1(c) and 7.1(d) as applicable to the Group IV Assets shall have been satisfied;

         (h) For the benefit of Seller, the conditions set forth in Section 7.2(c) and 7.2(d) applicable to the Group IV Assets shall have been satisfied; and

         (i) For the benefit of Buyer, Seller shall have complied in all material respects with its obligations under Section 5.7 hereof, and the representations set forth in Section 3.23 shall be true and correct in all material respects as though made at and as of that time, except to the extent any such representation is expressly stated only as of a specified earlier date or dates, in which case such representation shall be true and correct in all material respects as of such earlier specified date or dates.

         (j) For the benefit of Seller, to the extent not previously made, Buyer shall have made that portion of the Group IV Loan evidenced by the Group IV-C Note to Seller or the Assignee, as the case may be.

         (k) For the benefit of Buyer, to the extent that the Group IV Loan is made by Buyer and not previously delivered the Group IV-C Note (and the related security agreements and guaranty), duly executed by Seller or the Assignee, as the case may be.

SECTION 8 CLOSING AND CLOSING DELIVERIES

     8.1 Closing.

         (a) Closing Date.

             (i) Subject to (1) the provisions of Section 6.10 hereof and (2) the satisfaction or, to the extent permissible by law, waiver (by the party for whose benefit the Closing condition is imposed) on the date scheduled for the applicable Closing of the applicable conditions precedent set forth in Section 7.1, 7.2 or 7.3, as appropriate, the parties hereto agree as follows:

                 (A) The Closing of the Group II/III Sale and Group V Sale shall take place at 10:00 a.m., Washington, D.C. time, on the later of (x) October 1, 1997 and (y) the date reasonably agreeable to Seller and Buyer not less than five (5) Business Days nor more than ten (10) Business Days following the grant of the Group II/III FCC Consent and the Group V FCC Consent; provided, however, that if the Group II/III FCC Consent and the Group V FCC Consent are granted prior to October 1, 1997, notwithstanding clause (y) above, the Closing of the Group II/III Sale and the Group V Sale shall take place no later than October 1, 1997.

                 (B) The Closing of the Group IV Sale shall take place at 10:00 a.m., Washington, D.C. time, on the latest of (x) the Closing of the Group II/III Sale and the Group V Sale; (y) the date reasonably agreeable to Seller and Buyer not less than five (5) Business Days nor more than ten (10) Business Days following the grant of the Group IV FCC Consent and (z) the date specified by Seller to Buyer, upon five (5) Business Days' prior written notice to Buyer, that is concurrent with the date of consummation of the ARS Asset Purchase Agreement and the acquisition of the Group IV Stations by Seller. Notwithstanding clause (y) of the previous sentence, Buyer shall use commercially reasonable efforts to consummate the Group IV Closing on the same date that Seller or any of its Affiliates, as the case may be, acquires the Group IV Stations from ARS pursuant to the ARS Asset Purchase Agreement.

                 (ii) Notwithstanding the foregoing, if on the date otherwise scheduled for any Closing pursuant to the preceding paragraphs, the conditions precedent set forth in Sections 7.1(d), 7.1(e), 7.1(i), 7.1(j), 7.2(d), 7.2(e),
7.2(i), 7.3(e), 7.3(f), 7.3(g) or 7.3(h) if applicable, with respect to such Closing, have not been satisfied, the party for whose benefit such conditions have been imposed may elect to postpone such Closing, and such Closing shall thereafter take place on a date specified by not less than five (5) Business Days' prior written notice from such party, which date shall be not less than five (5) Business Days nor more than ten (10) Business Days after the satisfaction or waiver of such conditions precedent. The parties shall seek extensions of the applicable FCC Consents that may be required for any such postponement of such Closing.

                 (iii) In no event shall any Closing hereunder occur later than the Termination Date, except as provided in Section 9.1.

        (b) Closing Place. Each Closing shall be held at the offices of Dow, Lohnes & Albertson, PLLC, 1200 New Hampshire Avenue, N.W., Suite 800, Washington, D.C. 20036, or any other place that is agreed upon by Buyer and Seller.

         8.2 Deliveries by Seller. With respect to the Closing for each Group Sale, prior to or on the related Closing Date, Seller shall take the following actions and deliver to Buyer the following documents, in form and substance reasonably satisfactory to Buyer and its counsel:

        (a) Conveyancing Documents. Subject to the provisions of Section 6.10, duly executed assignments and other conveyancing documents that are sufficient to convey and vest good and, in the case of owned Real Property, marketable, title to the Assets which are part of such Group Sale to the Buyer, free and clear of all Liens, except for Permitted Liens. Such documents shall include, but shall not be limited to, the following:

                 (i) Assignment and Assumption Agreements for the Assumed Contracts substantially in the form of Exhibit 8.2(a)(i) annexed hereto and assignment agreements in recordable form for each Real Property lease (provided, however, that Seller shall have no liability to Buyer with respect to the recording or recordability of any such assignment agreements and the recording or recordability of any such assignment agreements shall not be a condition to the satisfaction of this Section 8.2(a)(i));

                 (ii) deeds (the "Deeds") in recordable form conveying fee simple title to all Real Property owned by Seller and used in the business of the Stations which is part of such Group Sale, subject to Permitted Liens and consistent with and subject to the representations and warranties and the indemnity limitations set forth in this Agreement;

                 (iii)  bills of sale; and

                 (iv)  Assignment and Acceptances of FCC Licenses.

        (b) Officer's Certificate. At the Group II/III and Group V Closing, a certificate, dated as of such Closing Date, executed on behalf of Seller by the President of Seller (but without personal liability to such officer), certifying to the fulfillment of the conditions set forth in Sections 7.1(a) and 7.1(b) with respect to such Group Sale.

        (c) Secretary's Certificate. At the Group II/III and Group V Closing, a certificate, dated as of the relevant Closing Date, executed by the Secretary of Seller (but without personal liability to such officer), certifying that the resolutions, as attached to such certificate, were duly adopted by the Board of Directors and shareholders (if required) of Seller, authorizing and approving the execution of this Agreement and the consummation of the transactions contemplated hereby and that such resolutions remain in full force and effect and that attached thereto are true, correct and complete copies of the Certificate of Incorporation and bylaws of Seller.

        (d) Consents and Estoppel Certificates. Any instruments evidencing any Consents and any Estoppel Certificates received with respect to such Group Sale, including any Required Consents.

        (e) Releases. Subject to the provisions of Section 6.10, any mortgage discharges or releases of liens that are necessary in order for the Assets which are part of such Group Sale to be free and clear of all Liens, other than the Permitted Liens or a pay-off letter from any of Seller's lenders providing for such discharges and releases upon payment by Seller of the obligations owed to such lenders with the proceeds of the Preliminary Purchase Price on such relevant Closing Date.

        (f) Good Standing Certificates. At the Group II/III and Group V Closings, a certificate as to the formation and good standing of Seller issued by the Secretary of State of the State of Delaware, dated not more than ten
(10) days before such Closing Date.

        (g) Incumbency Certificate. A certificate signed by an officer of Seller (but without personal liability to such officer) certifying the signature and incumbency of the person executing this Agreement on behalf of Seller.

        (h) Title Commitments. ALTA Title commitments issued by Lawyers Title Insurance Corporation obtained by Seller at Buyer's expense, insuring fee simple title in each fee estate included in the Real Property being conveyed as part of such Group Sale, subject to standard survey exceptions and Permitted Liens, in an amount reasonably determined by Buyer that permits such commitments to be obtained; provided that if the Group II/III Closing and Group V Closing take place hereunder without the Group V Loan being made, Seller shall pay for the costs of the foregoing title commitments.

        (i) Lien Search Results. The results of a search for tax, lien and judgment filings with respect to each of the names reasonably requested by Buyer no later than 20 days before such Closing, obtained by Seller, at Buyer's expense, against the Secretary of State's records of the State of Florida and Tennessee (as applicable, with respect to such names) and in the records of each county in Florida and Tennessee (as applicable, with respect to such names) in which any of the Assets being conveyed as part of such Group Sale are located, reflecting the absence of Liens other than Permitted Liens on such Assets and Liens removed concurrently with, or prior to, such Closing; provided that if the Group II/III Closing and Group V Closing takes place hereunder without the Group V Loan being made, Seller shall pay for the costs of the foregoing lien searches.

        (j) WHNZ Option Agreement. The Option Agreement related to the purchase of WHNZ, substantially in the form of Exhibit 8.2(j) annexed hereto (the "WHNZ Option Agreement").

        (k) WYCL Option Agreement. The Option Agreement related to the purchase of WYCL, substantially in the form of Exhibit 8.2(k) annexed hereto (the "WYCL Option Agreement"), duly executed by Seller.

        (l) Services Agreements.  The Services Agreements, duly executed by
Seller.

        (m) TSAs. To the extent not previously delivered at the Effective Time, the TSAs with respect to WHNZ, WYCL and WEAT, duly executed by Seller, LPI or the Assignee, as the case may be.

        (n) DP Media Lease Agreement. A lease agreement between DP Media, Inc. ("DP Media") and Buyer pursuant to which DP Media shall lease from Buyer (i) that portion of the Seller's studio building located at 2515 15th Street, Panama City, Florida which DP Media currently uses and (ii) the assets set forth in Exhibit 8.2(n) (the "DP Media Assets"), in each case for a period of six (6) months from the Group II/III Closing Date and without charge (the "DP Media Agreement") to the extent that the foregoing does not unreasonably interfere with Buyer's operations at such premises, duly executed by DP Media.

        (o) Other. Such other documents expressly called for to be delivered by Seller under the terms of this Agreement or as may reasonably be requested by Buyer.

         8.3 Deliveries by Buyer. With respect to the Closing for each Group Sale, prior to or on the related Closing Date, Buyer shall take the following actions and deliver to Seller the following documents, in form and substance reasonably satisfactory to Seller and its counsel:

        (a)  Closing Payment.  Make the payment described in
Section 2.6(a) to be made with respect to such Group Sale.

        (b) Officer's Certificate. At the Group II/III and Group V Closings, a certificate, dated as of such Closing Date, executed on behalf of Buyer by the President of Buyer (but without personal liability to such officer), certifying to the fulfillment of the conditions set forth in Sections 7.2(a) and 7.2(b) with respect to such Group Sale.

        (c) Secretary's Certificate. At the Group II/III and Group V Closings, a certificate, dated as of such Closing Date, executed by Secretary of Buyer (but without personal liability to such officer), certifying that the resolutions, as attached to such certificate, were duly adopted by the Board of Directors and shareholders (if required) of the Buyer, authorizing and approving the execution of this Agreement and the consummation of the transactions contemplated hereby and that such resolutions remain in full force and effect and that attached thereto are true, correct and complete copies of the Certificate of Incorporation and bylaws of Buyer.

        (d)  Assignment and Assumption Agreements and

Assignment and Acceptance Agreements. The Assignment and Assumption Agreements referenced in Section 8.2(a)(i) and the Assignment and Acceptances of FCC Licenses referenced in Section 8.2(a)(iv).

        (e) Good Standing Certificate. At the Group II/III and Group V Closings, a certificate as to the existence and good standing of Buyer issued by the Secretary of State of the State of organization of Buyer, dated not more than ten (10) days before such Closing Date, and certificates issued by the appropriate governmental authority as to the qualification of Buyer to do business in each jurisdiction in which such qualification is necessary for Buyer to own the Assets and operate the Stations which are part of such Group Sale.

        (f) Incumbency Certificate. A certificate signed by an officer of Buyer and Guarantor (but without liability to such officer) certifying the signatures and incumbency of the persons executing this Agreement on behalf of Buyer and the Guarantor.

        (g) WHNZ Option Agreement. The WHNZ Option Agreement, duly executed by Buyer.

        (h) WYCL Option Agreement. The WYCL Option Agreement, duly executed by Buyer.

        (i) Services Agreements. The Services Agreements, duly executed by Buyer.

        (j) TSAs. To the extent not previously delivered at the Effective Time, the TSAs with respect to WHNZ, WYCL and WEAT, duly executed by Buyer.

        (k) DP Media Agreement. The DP Media Agreement, duly executed by Buyer.

        (l) Other. Such other documents expressly called for to be delivered by Buyer under the terms of this Agreement or as may be reasonably requested by Seller.

SECTION 9  TERMINATION

        9.1 Termination of Agreement. This Agreement may be terminated only as follows:

        (a) at any time by written consent of each of Buyer, Guarantor, PCC and LPI;

        (b) by PCC, if PCC is not in default or breach in any material respect of its obligations under this Agreement to consummate the transactions contemplated under Section 6.10(a) and the other transactions to be consummated on the LPI Sale Date under Section 6.10, if Buyer defaults under or breaches its obligations under Section 6.10(a) or the other provisions of Section 6.10 that are applicable on the LPI Sale Date;

        (c) by Buyer, if Buyer is not in default or breach in any material respect of its obligations under this Agreement to consummate the transactions contemplated under Section 6.10(a) and the other transactions to be consummated on the LPI Sale Date under Section 6.10, if either PCC or LPI defaults under or breaches its respective obligations under Section 6.10(a) or under the other provisions of Section 6.10 that are applicable on the LPI Sale Date;

        (d) by Seller, with respect only to the Group Sale to be consummated at any applicable Closing, if Seller is not in default or breach in any material respect of its obligations under this Agreement with respect to such Group Sale, if the applicable conditions precedent to Seller's obligations in Sections 7.2 or 7.3 (as modified by the provisions of Section 6.10) with respect to the Closing of such Group Sale have not been satisfied (or waived by Seller) by the date scheduled for such Closing pursuant to Section 8.1 (as such date may be postponed pursuant to Section 8.1(a)(ii)); provided that notwithstanding the foregoing, if termination pursuant to this Section 9.1(d) is in respect of the Group II/III Sale or the Group V Sale, such termination shall then be effective with respect to this entire Agreement and all Group Sales hereunder;

        (e) by Buyer, with respect only to the Group Sale to be consummated at any applicable Closing, if Buyer is not in default or breach in any material respect of its obligations under this Agreement with respect to such Group Sale, if the applicable conditions precedent to Buyer's obligations in Sections
7.1 or 7.3 (as modified by the provisions of Section 6.10) with respect to the Closing of such Group Sale have not been satisfied (or waived by Buyer) by the date scheduled for such Closing pursuant to Section 8.1 (as such date may be postponed pursuant to Section 8.1(a)(ii)); provided that notwithstanding the foregoing, if termination pursuant to this Section 9.1(e) is in respect of the Group II/III Sale or the Group V Sale, such termination shall then be effective with respect to this entire Agreement and all Group Sales hereunder;

        (f) by either Buyer or Seller with respect only to such transactions which are to be consummated at any Closing which have not occurred on or before the Termination Date, except where the Closing related to such transactions has been postponed pursuant to the provisions of Section 8.1(a)(ii), in which case the applicable date shall be upon the expiration of the period referred to in
Section 8.1(a)(ii), if the terminating party is not in default or breach in any material respect of its obligations under this Agreement in respect of such Closings hereunder that have not taken place on or before the Termination Date; and

        (g)      by Buyer, pursuant to Section 6.15(c).

        Notwithstanding anything in this Section 9.1 to the contrary, if on the Termination Date, a Closing has not occurred solely because any required notice period for such Closing has not lapsed, the Termination Date shall be extended until the lapse of such period.

        Without limiting the generality of the foregoing, or any applicable law, neither Buyer, on the one hand, nor Seller, on the other hand, may rely on the failure of any condition precedent set forth in Section 7 to be satisfied as a ground for termination of this Agreement by such party if such failure was caused by such party's failure to act in good faith, or a breach of or failure to perform its representations, warranties, covenants or other obligations in accordance with the terms hereof.

         9.2    Procedure and Effect of Termination.

        (a) In the event of termination of this Agreement in whole (or in part with respect only to any particular Group Sale as expressly provided herein) by either or both of Buyer and/or PCC or LPI pursuant to Section 9.1, prompt written notice thereof shall forthwith be given to the other party and this Agreement shall terminate (in whole or in part, as the case may be) and, to the extent this Agreement is terminated, the transactions contemplated hereby shall be abandoned without further action by any of the parties hereto, but subject to and without limiting any of the rights of the parties specified herein in the event a party is in default or breach in any material respect of its obligations under this Agreement. If this Agreement is terminated as provided herein, to the extent this Agreement is terminated:

             (i) None of the parties hereto shall have any liability or further obligation to any other party or any of their respective directors, officers, shareholders, employees, agents, or Affiliates pursuant to this Agreement or otherwise, except as stated in Sections 6.3, 6.11
      (if applicable), 9.2, 9.3, 9.4 and 11.1 hereof;

             (ii) Except for Guarantor, which shall have liability as Guarantor hereunder to the extent set forth herein, if applicable, and Mr.
      Lowell W. Paxson, who shall have liability as guarantor pursuant to the Guaranty described in Section 6.10(a)(i)(6) to the extent set forth therein, if applicable, notwithstanding anything herein or in applicable law to the contrary, none of the respective directors, officers, shareholders, employees, agents or Affiliates of any of the parties hereto shall have any liability or obligation to any other party or any of their respective directors, officers, shareholders, employees, agents or Affiliates pursuant to this Agreement or otherwise;

             (iii) All filings, applications and other submissions relating to the transactions contemplated hereby as to which termination has occurred shall, to the extent practicable, be withdrawn from the agency or other Person to which made.

             (b)      With respect to terminations pursuant to Section
9.1 hereof:

             (i) If this Agreement is terminated pursuant to Sections 9.1(a) or 9.1(g), then and in that event, none of the parties hereto shall have any recourse against or liability to the other parties hereto, except as stated in Sections 6.3, 6.11, 9.2, 9.3, 9.4 and 11.1 hereof or in any written agreement entered into by the parties in connection with such termination.

             (ii) If this Agreement is terminated by PCC pursuant to Sections 9.1(b), PCC shall have the right to pursue all legal and equitable remedies available against Buyer and Guarantor for breach of contract; provided, however, that to the extent Buyer has defaulted or breached in the manner referenced in Section 9.1(b), in determining Seller's damages hereunder, Buyer shall be deemed to have breached its obligations to make the Group V Loan and to consummate the Group I Sale, the Group II/III Sale, the Group IV Sale and the Group V Sale.

             (iii) If this Agreement is terminated by Buyer pursuant to Section 9.1(c), Buyer shall have the right to pursue all legal and equitable remedies available to it for breach of contract.

             (iv) If this Agreement is terminated by Seller pursuant to Section 9.1(d) or (f), and Buyer is in breach or default of its obligations under this Agreement, then the following provisions shall apply:

                 (1) If termination is with respect to all Group Sales, and the
             LPI Sale has not occurred, Seller shall have the right to pursue all legal and equitable remedies available to it against Buyer or Guarantor for breach of contract.

                 (2) If the LPI Sale has been consummated and termination is with respect to all Group Sales, then and in that event (A) the Group V Loan shall be reduced in a principal amount of $56,967,153, which reduction shall also be provided for in the Clear Channel Loan Agreement; and (B) the principal amount of the Group IV Loan shall be reduced by $3,125,000 and the Group IV-B Note shall be canceled in connection therewith. The foregoing remedies shall constitute liquidated damages and the exclusive remedies of Seller and LPI for Buyer's breach; provided, however, that if the LPI Sale has been consummated, nothing contained herein shall limit or otherwise restrict the rights and liabilities of PCC and LPI with respect to each other in connection with a termination of this Agreement with respect to any of the Group Sales. Notwithstanding the foregoing, to the extent the following agreements have been entered into and to the extent expressly provided therein (but subject to the acceleration, termination and other provisions thereof), the provisions of the TBAs applicable in the event of termination, the Intercreditor Agreement, the Clear Channel Loan Agreement (and the promissory note and Security Documents delivered pursuant thereto), the LPI Note (and the Subordinated Guaranty delivered therewith), the Group IV Loan Agreement, the Group IV-A Note, the Group IV-B Note and the Group IV-C Note (and the security documents delivered pursuant thereto) shall remain in full force and effect and shall be unimpaired by any termination of this Agreement or payments made by Buyer or Guarantor pursuant to this Section.

                 (3) If the Group II/III Closing and Group V Closing have
             occurred, and Buyer is in breach of its obligations to consummate the Group IV Sale, then the principal amount of the Group IV Loan shall be reduced by $3,125,000 and the Group IV-B Note shall be canceled in connection therewith. The foregoing remedies shall constitute liquidated damages and the exclusive remedies of PCC in respect of Buyer's breach of its obligations with respect to the Group IV Sale, but, to the extent they do not relate to such sale, without impairing any of PCC's other rights under this Agreement and the documents related hereto or delivered in connection therewith.

             (v) If this Agreement is terminated by Seller pursuant to Section 9.1(d) or (f), and Buyer is not in breach of its obligations under this Agreement, then the following provisions shall apply:

                 (1) If the LPI Sale has occurred, and to the extent expressly provided therein (but subject to the acceleration, termination and other provisions thereof) the provisions of the TBAs applicable in the event of termination, the Intercreditor Agreement, the Clear Channel Loan Agreement (and the promissory note and the Security Documents delivered pursuant thereto), and the LPI Note (and the Subordinated Guaranty delivered therewith) shall remain in full force and effect and shall be unimpaired by any termination of this Agreement.

                 (2) If termination is effective with respect to the Group IV
             Assets, and to the extent expressly provided in the Group IV Loan (but subject to the acceleration, termination and other provisions thereof), the Group IV Loan shall be repaid in accordance with the terms of the Group IV Loan.

             (vi) If this Agreement is terminated by Buyer pursuant to Section 9.1(e) or (f), then the following provisions shall apply:

                 (1) If termination is with respect to all Group Sales and if
             Seller is in breach of its obligations under this Agreement to consummate such Group Sales, Buyer shall have the right to pursue all legal and equitable remedies available to it.

                 (2) If termination is with respect only to the Group IV Sale and if Seller is in breach of its obligations under this Agreement to consummate such Group Sale, Buyer shall have the right to pursue all legal and equitable remedies available to it in respect of the Group IV Sale.

                 (3) If and to the extent the following agreements have been entered into and to the extent expressly provided therein (but subject to the acceleration, termination and other provisions thereof), the provisions of the TBAs applicable in the event of termination, the Intercreditor Agreement, the Clear Channel Loan Agreement (and the promissory note and the Security Documents delivered pursuant thereto), and the Group IV-A Note and the Group IV-B Note (and the security documents delivered pursuant thereto) shall remain in full force and effect and shall be unimpaired by any termination of this Agreement.

             (c) If the Group I Sale has been consummated pursuant to the Group I Purchase Agreement with respect to any of the Repurchase Assets, and (i) this Agreement is terminated with respect to (A) all Group Sales or (B) the Group II/III Sale and the Group V Sale or (ii) the Group II/III Closing and the Group V Closing have not occurred on or before the Termination Date, the parties shall have the following rights and obligations:

                 (1) If this Agreement has been terminated other than as a
             result of Seller's breach or default of its obligations hereunder, PCC shall have the right to cause Buyer to sell back to PCC, and upon request by PCC, Buyer shall sell back to PCC, the Group I Repurchase Assets in accordance with and subject to the terms and conditions set forth in Section 6.10 of the Group I Purchase Agreement.

                 (2) If this Agreement has been terminated other than as a
             result of Buyer's breach or default of its obligations hereunder, Buyer shall have the right to cause PCC to repurchase from Buyer, and upon the request of Buyer, PCC shall repurchase from Buyer, the Group I Repurchase Assets in accordance with and subject to the terms and conditions set forth in Section 6.10 of the Group I Purchase Agreement.

         9.3 Other Agreements. Notwithstanding anything in this Agreement to the contrary, if the transactions contemplated by this Agreement are not consummated in whole or in part, as a result of termination of this Agreement pursuant to Section 9.1 hereof, then, to the extent expressly provided therein (but subject to the acceleration, termination and other provisions thereof), the provisions of the TBAs applicable in the event of termination, the Intercreditor Agreement, the Clear Channel Loan Agreement (and the promissory notes and Security Documents delivered pursuant thereto), the Group IV Loan Agreement, the Group IV-A Note, the Group IV-B Note and the Group IV-C Note (and the security documents delivered pursuant thereto) shall remain in effect.

         9.4 Attorneys' Fees. In the event of a default by either party that results in a lawsuit or other proceeding for any remedy available under this Agreement, the prevailing party shall be entitled to reimbursement from the other party of its reasonable legal fees and expenses incurred in connection with such proceedings (whether incurred in arbitration, at trial, or on appeal).

         9.5 Specific Performance. In the event of a breach or threatened breach by Buyer, Guarantor or Seller of any representation, warranty, covenant or agreement under this Agreement, in addition to any other remedy available to it, Seller or Buyer, as the case may be, shall be entitled to an injunction restraining any such breach or threatened breach by the other parties to this Agreement and, subject to obtaining any requisite approval of the FCC, to enforcement of this Agreement by a decree of specific performance requiring such other parties to fulfill their respective obligations under this Agreement, in each case without the necessity of showing economic loss or other actual damages and without any bond or other security being required.

SECTION 10  SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
            INDEMNIFICATION; CERTAIN REMEDIES

         10.1 Survival. (a) The representations and warranties of Buyer, Guarantor and Seller with respect to each Group Sale contained herein shall survive the Closing related thereto for a period expiring eighteen (18) months after the related Effective Time and shall terminate on such date, except to the extent that any claims for indemnification in respect of a breach of any such representation or warranty is made on or before the applicable dates set forth in the preceding clause, in which case such representation or warranty (but not any others) shall survive until the resolution of such claim.

             (b) Notwithstanding the foregoing, (1) any claims for indemnification related to a breach of the representations and warranties contained in Section 3.16 shall survive, and must be brought before the expiration of, the period expiring thirty-six (36) months after the applicable Effective Time in respect of the Group Sale pursuant to which such claim is brought and (2) any claims for indemnification pursuant to Section 10.2(a)(iv) or related to a breach of the representations and warranties contained in Sections 3.10 and 3.22 shall survive, and must be brought before the expiration of, the applicable statute of limitations.

             (c) Buyer's obligation to pay, perform or discharge the Assumed Liabilities shall survive until such Assumed Liabilities have been paid, performed or discharged in full.

             (d) Seller's obligations to pay, perform or discharge all liabilities of Seller that are not Assumed Liabilities ("Retained
Liabilities"), and to indemnify Buyer in respect thereof, shall survive until such liabilities have been paid, performed or discharged in full.

             (e) Any claim for indemnification in respect of a covenant or agreement of Buyer or Seller hereunder to be performed before the Closing related thereto shall be made before the expiration of the eighteen month anniversary of the related Effective Time. The covenants and agreements of the parties contained herein and to be performed to any extent after any Closing Date shall survive the related Closing until fully paid, discharged and performed, and any claims for indemnification in respect of a breach of such covenants to be performed after such Closing Date shall survive until such covenants and agreements are so paid, discharged and performed.

          10.2 Indemnification by Seller. (a) With respect to any Group Sale, after the Closing therefor, Seller hereby agrees to indemnify, defend and hold Buyer harmless against and with respect to, and shall reimburse Buyer for:

                 (i) Any and all losses, liabilities or damages resulting from any breach of any representation or warranty made pursuant to this Agreement as of the date hereof or as of the applicable Effective Time or, to the extent specifically contemplated by Section 6.10(a)(iv)(1) hereof and subject to the limitations therein, as of the applicable Closing Date, or any failure by Seller to perform any covenant of Seller set forth in this Agreement or in any certificate, document or instrument prepared by Seller and delivered to Buyer hereunder;

                 (ii) Any failure by Seller to pay, perform or discharge any and all Retained Liabilities;

                 (iii) Any litigation, proceeding or claim by any third party arising from the business or operations of the Assets by Seller prior to the Effective Time for the Group Sale in which such Assets were included, except to the extent arising from Assumed Liabilities;

                 (iv) If Seller elects under Section 11.10 (the "1031 Election") to effect the transfer of some or all of the Assets to Buyer in a manner qualifying as part of a like-kind exchange of property by Seller within the meaning of Section 1031 of the Code (a "Like-kind Exchange"), (A) the excess, if any, of (1) all reasonable out-of-pocket costs and expenses of Buyer in consummating the transfer of any of the Assets to Buyer in a Like-kind Exchange, including, without limitation, reasonable legal fees and expenses for the review of any additional documentation to be executed and delivered by Buyer as a result of the Like-kind Exchange, over (2) the costs and expenses of Buyer in consummating the transfer of such Assets to Buyer if the 1031 Election had not been made and (B) the excess, if any, of (1) if the 1031 Election causes Buyer to obtain a tax basis in such assets less than the tax basis Buyer would have had in such Assets had Seller not made a 1031 Election, the Taxes payable by Buyer, over (2) the Taxes that would have been payable by Buyer had Seller not made the 1031 Election;

                 (v) With respect to any leased Real Property for which a Lease Consent or Estoppel Certificate are not obtained by the date which is twelve (12) months after the Closing Date related to such leased Real Property only, any and all reasonable out-of-pocket costs and expenses, including reasonable legal fees and expenses, arising from the termination of any lease for such Real Property and the transfer of any Assets from the related leased Real Property to a new site as a result thereof;

                 (vi) Any and all reasonable out-of-pocket costs and expenses, including reasonable legal fees and expenses, of undertaking remediation or such other action to eliminate any noncompliance with applicable law with respect to any Real Property owned by Seller, in each case as specifically set forth in any Phase II Report;

                 (vii) Any and all losses, liabilities or damages resulting from any claim by Marketing Magic, Inc. in respect of trade or barter agreements for any period prior to January 1, 1997;

                 (viii) Any and all loss, liabilities or damages resulting from those provisions of any employment contract between any Station and an Assumed Employee which address the terms and conditions of any grant by PCC to such Assumed Employee of an option to purchase common stock;

                 (ix)   The amount finally determined pursuant to
Section 6.15(b)(ii);

                 (x) Any and all losses, liabilities or damages which Buyer pays to Citicasters Co. or its Affiliates as a result of a judgment in the World Class Rock Claims attributable to Seller's actions or inactions prior to the relevant Effective Time; and

                 (xi) Any and all reasonable out-of-pocket costs and expenses, including reasonable legal fees and expenses, incident to any action, suit, proceeding, claim, demand, assessment or judgment incident to the foregoing or reasonably incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

        (b) Seller's obligation to indemnify Buyer pursuant to Section 10.2(a) shall be subject to all of the following limitations:

                 (i) (1) No indemnification shall be required to be made by Seller as the Indemnifying Party under Section 10.2(a) until the aggregate amount of all Settled Claims of Buyer as Claimant pursuant to this Agreement (and any agreements executed in connection herewith or delivered pursuant hereto) and the Group I Purchase Agreement (and any agreements executed in connection therewith or delivered pursuant thereto) exceeds Five Hundred Thousand Dollars ($500,000) in the aggregate (the "Hurdle Amount"); provided, however, that such limitation shall not apply to claims made by Buyer with respect to indemnification pursuant to Sections 10.2(a)(iv),(v), (vi), (vii),
(viii) and (ix) and prorations and adjustments to the Estimated Purchase Price pursuant to Section 2.5. Once the aggregate amount of all such Settled Claims exceeds the Hurdle Amount Seller shall provide indemnification to Buyer in respect of all Settled Claims, whether occurring before or after such time.

                 (2) Notwithstanding anything in this Agreement or applicable law to the contrary, in no event shall Seller's obligation for indemnification under this Agreement and the Group I Purchase Agreement (and agreements executed in connection herewith or therewith or delivered pursuant hereto or thereto) in the aggregate for all such agreements, exceed $56,967,153, and Buyer waives, releases and shall have no recourse against Seller for amounts in excess of $56,967,153; provided, however, that such limitation shall not apply to claims made by Buyer pursuant to Section 10.2(a)(iv) or (ix).

                 (ii) Buyer shall be entitled to indemnification only for those damages arising with respect to any claim as to which Buyer has given Seller written notice within the appropriate time period set forth in Section 10.1 hereof for such claim.

                 (iii) All of Buyer's damages sought to be recovered under
Section 10.2(a) hereof shall be net of (i) any insurance proceeds received by Buyer as Claimant, with respect to events giving rise to such damages, and (ii) tax benefits finally received by or accruing to Buyer in connection with such events.

                 (iv) Following the Closing with respect to any Group Sale, the sole and exclusive remedy for Buyer for any claim arising out of a breach of any representation, warranty, covenant or other agreement herein or otherwise arising out of or in connection with the transactions contemplated by this Agreement (and agreements executed in connection herewith or delivered pursuant hereto) related to such Group Sale or the operations of the Stations included in such Group Sale, other than in respect of claims arising in connection with the WHNZ Option Agreement, the WYCL Option Agreement, the Services Agreements and the TSAs, whether such claim is framed in tort, contract or otherwise, shall be a claim for indemnification pursuant to this Section 10.

                 (v) Anything in this Agreement or any applicable law to the contrary notwithstanding, it is understood and agreed by Buyer that, other than with respect to Seller (but not including any shareholder, director, officer, employee, agent or Affiliate of Seller) as expressly provided for in Section 10.2(a) and this Section 10.2(b), no shareholder, director, officer, employee, agent or Affiliate of Seller shall have (i) any personal liability to Buyer as a result of the breach of any representation, warranty, covenant or agreement of Seller contained herein or otherwise arising out of or in connection with the transactions contemplated hereby or the operations of the Stations or (ii) any personal obligation to indemnify Buyer for any of Buyer's claims pursuant to Section 10.2(a) and Buyer waives and releases and shall have no recourse against any of such parties described in this Section 10.2(b)(v) as a result of the breach of any representation, warranty, covenant or agreement of Seller contained herein or otherwise arising out of or in connection with the transactions contemplated hereby or the operations of the Stations; provided, however, that the foregoing shall not affect the liability and obligations of any of the parties to the Clear Channel Loan Agreement and the Guaranty delivered to Buyer pursuant to Section 6.10(a)(i)(6) thereunder.

                 (vi) Any obligations of Seller in respect of WKES and the Group IV Stations shall be subject to the limitations set forth in Section 6.10 hereof.

                 (vii) Except as specifically provided in Section 10.2(a)(x) and notwithstanding any other provision of this Agreement to the contrary, Seller shall have no obligation to indemnify or hold harmless Buyer for or against any loss, liabilities, damages, costs or expenses resulting from or relating to the World Class Rock Claims.

         10.3   Indemnification by Buyer and Guarantor.

        (a) With respect to any Group Sale, after the Closing therefor, Buyer and Guarantor hereby jointly and severally agree to indemnify, defend and hold Seller harmless against and with respect to, and shall reimburse Seller for:

                 (i) Any and all losses, liabilities or damages resulting from any material breach of any representation or warranty made pursuant to this Agreement, or any material failure by Buyer or Guarantor to perform any covenant of Buyer or Guarantor set forth in this Agreement or in any certificate, document or instrument delivered to Seller under this Agreement;

                 (ii) Any failure by Buyer or Guarantor to pay, perform or discharge any and all Assumed Liabilities or any other liabilities of Buyer or Guarantor pursuant to this Agreement;

                 (iii) Any litigation, proceeding or claim arising from the business or operations of the Assets or the Stations on or after the Effective Time related thereto, other than as a result of any action or inaction by Seller in violation of its obligations under this Agreement and the TBAs; and

                 (iv) Any and all reasonable out-of-pocket costs and expenses, including reasonable legal fees and expenses, incident to any action, suit, proceeding, claim, demand, assessment or judgment incident to the foregoing or reasonably incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

        (b) Buyer's and Guarantor's obligation to indemnify Seller pursuant to Section 10.3(a) shall be subject to all of the following limitations:

                 (i) (1) No indemnification shall be required to be made by Buyer and Guarantor as the Indemnifying Party under Section 10.3(a)(i) relating solely to material breaches of representations and warranties until the aggregate amount of all Settled Claims of Seller as Claimant pursuant to this Agreement (and any agreements executed in connection herewith or delivered pursuant hereto) and the Group I Purchase Agreement (and any agreements executed in connection therewith or delivered pursuant thereto) exceeds the Hurdle Amount in the aggregate; provided, however, that once the aggregate amount of all such Settled Claims exceeds the Hurdle Amount, Buyer shall provide indemnification to Seller in respect of all such Settled Claims, whether occurring before or after such time.

                          (2)     Notwithstanding anything in this

Agreement or applicable law to the contrary, in no event shall Buyer's or Guarantor's obligation for indemnification relating solely to representations and warranties under Section 10.3(a)(i) of this Agreement and Section 10.3(a)(i) of the Group I Purchase Agreement (and agreements executed in connection herewith or therewith or delivered pursuant hereto or thereto) in the aggregate for all such agreements, exceed $56,967,153, and Seller waives, releases and shall have no recourse against Buyer for amounts in excess of $56,967,153 relating solely to such matters; provided, however, that such limitation shall not apply to claims made by Seller pursuant to any subsection of Section 10.3 of this Agreement or Section 10.3 of the Group I Purchase Agreement other than the provisions thereof relating solely to material breaches of representations and warranties under Section 10.3(a)(i) of this Agreement and Section 10.3(a)(i) of the Group I Purchase Agreement.

                 (ii) Seller shall be entitled to indemnification only for those damages arising with respect to any claim as to which Seller has given Buyer written notice within the appropriate time period set forth in Section
10.1 hereof for such claim.

                 (iii) All of Seller's damages sought to be recovered under
Section 10.3(a) hereof shall be net of (A) any insurance proceeds received by Seller as Claimant, with respect to events giving rise to such damages, and (B) any tax benefits finally received or accruing to Seller in connection with such events.

                 (iv) Following the Closing with respect to any Group Sale, the sole and exclusive remedy for Seller for any claim arising out of a breach of any representation, warranty, covenant or other agreement herein or otherwise arising out of or in connection with the transactions contemplated by this Agreement (and agreements executed in connection herewith or delivered pursuant hereto) related to such Group Sale or the operations of the Stations included in such Group Sale, other than in respect of claims arising in connection with the WHNZ Option Agreement, the WYCL Option Agreement, the Services Agreements and the TSAs, whether such claim is framed in tort, contract or otherwise, shall be a claim for indemnification pursuant to this Section 10.

                 (v) Anything in this Agreement or any applicable law to the contrary notwithstanding, it is understood and agreed by Seller that, other than with respect to Buyer and Guarantor (but not including any shareholder, director, officer, employee, agent or other Affiliate of either of them), as expressly provided for in Section 10.3(a) and this Section 10.3(b), no shareholder, director, officer, employee, agent or Affiliate of Buyer or Guarantor shall have (A) any personal liability to Seller as a result of the breach of any representation, warranty, covenant or agreement of Buyer contained herein or otherwise arising out of or in connection with the transactions contemplated hereby or the operations of the Stations or (B) personal obligation to indemnify Seller for any of Seller's claims pursuant to
Section 10.3(a), and Seller waives and releases and shall have no recourse against any one of such parties described in this Section 10.3(b)(v) as the result of the breach of any representation, warranty, covenant or agreement of Buyer contained herein or otherwise arising out of or in connection with the transactions contemplated hereby or the operations of the Stations.

         10.4 Procedure for Indemnification. The procedure for indemnification shall be as follows:

             (a) The party claiming indemnification (the "Claimant") shall promptly give notice to the party from which indemnification is claimed (the "Indemnifying Party") of any claim, whether between the parties or brought by a third party, specifying in reasonable detail the factual basis for the claim, the amount thereof, estimated in good faith, and the method of computation of such claim, all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such indemnification claim shall have occurred. If the claim relates to an action, suit, or proceeding filed by a third party against Claimant, such notice shall be given by Claimant within ten Business Days after written notice of such action, suit, or proceeding was given to Claimant.

             (b) With respect to claims solely between the parties, following receipt of notice from the Claimant of a claim, the Indemnifying Party shall have thirty days to make such investigation of the claim as the Indemnifying Party deems necessary or desirable. For the purposes of such investigation, the Claimant agrees to make available to the Indemnifying Party and its authorized representatives the information relied upon by the Claimant to substantiate the claim. If the Claimant and the Indemnifying Party agree at or prior to the expiration of the thirty-day period (or any mutually agreed upon extension thereof) to the validity and amount of such claim, the Indemnifying Party shall immediately pay to the Claimant the full amount of the claim, subject to the terms hereof (including Sections 10.2(b) and 10.3(b)). If the Claimant and the Indemnifying Party do not agree within the thirty-day period (or any mutually agreed upon extension thereof), the Claimant may seek appropriate remedy at law or equity, as applicable, subject to the limitations of Sections 10.2(b) and 10.3(b).

             (c) With respect to any claim by a third party as to which the Claimant is entitled to indemnification under this Agreement, the Indemnifying Party shall have the right at its own expense, to participate in or assume control of the defense of such claim, and the Claimant shall cooperate fully with the Indemnifying Party, subject to reimbursement for actual out-of-pocket expenses incurred by the Claimant as the result of a request by the Indemnifying Party. If the Indemnifying Party elects to assume control of the defense of any third-party claim, the Claimant shall have the right to participate in the defense of such claim at its own expense. If the Indemnifying Party does not elect to assume control or otherwise participate in the defense of any third-party claim, then the Claimant may defend through counsel of its own choosing and (so long as it gives the Indemnifying Party at least fifteen (15) days' prior written notice of the terms of the proposed settlement thereof and permits the Indemnifying Party to then undertake the defense thereof) settle such claim, action or suit, and to recover from the Indemnifying Party the amount of such settlement or of any judgment and the costs and expenses of such defense. The Indemnifying Party shall not compromise or settle any third party claim, action or suit without the prior written consent of the Claimant, which consent will not be unreasonably withheld or delayed.

             (d) If a claim, whether between the parties or by a third party, requires immediate action, the parties will make every effort to reach a decision with respect thereto as expeditiously as practicable.

             (e) Any claim for indemnity pursuant to this Section 10 with respect to which (i) the Claimant and the Indemnifying Party agree as to its validity and amount, (2) a final judgment, order or award of a court of competent jurisdiction deciding such claim has been rendered, as evidence by a certified copy of such judgment, provided that such judgment is not appealable or the time for taking an appeal has expired or (3) the Indemnifying Party has not given written notice to the Claimant disputing such claim in whole or in part within thirty days of receiving notice thereof, is referred to as a "Settled Claim."

SECTION 11  MISCELLANEOUS

         11.1 Fees and Expenses. Except as otherwise specifically provided in this Agreement, each party shall pay its own expenses incurred in connection with the authorization, preparation, execution, and performance of this Agreement and the documents and transactions contemplated hereby, including all fees and expenses of counsel, accountants, agents and representatives; provided, however, that all transfer taxes, recordation taxes, sales taxes and document stamps in connection with the transactions contemplated by this Agreement and all other filing fees (including all FCC and HSR Act filing fees), and other charges levied by any governmental entity in connection with the transactions contemplated by this Agreement shall be paid one-half by Buyer and one-half by Seller. Notwithstanding the foregoing, Seller shall pay (a) all Florida state sales tax, if any, arising from the conveyance of the Assets to Buyer pursuant to this Agreement and (b) all federal, state or local income taxes payable by Seller, and Buyer shall pay all federal, state or local income taxes payable by Buyer. Buyer hereby waives compliance with the provisions of any applicable bulk transfer laws.

         11.2 Notices. All notices, demands and requests required or permitted to be given under the provisions of this Agreement shall be (i) in writing,
(ii) sent by facsimile (with receipt personally confirmed by telephone), delivered by personal delivery, or sent by commercial delivery service or certified mail, return receipt requested, (iii) deemed to have been given on the date telecopied with receipt confirmed, the date of personal delivery, or the date set forth in the records of the delivery service or on the return receipt, and (iv) addressed as follows:


         To Metroplex, CCL           Clear Channel Metroplex, Inc.
         or Guarantor:               200 Concord Plaza
                                     San Antonio, Texas  78216
                                     Attention:  Mark P. Mays, President and
                                                 Kenneth E. Wyker, Senior
                                                 Vice President for Legal
                                                 Affairs
                                     Telecopy: (210) 822-2299
                                     Telephone: (210) 822-2828

         with a copy                 Wiley, Rein & Fielding

         (which shall                1776 K Street, N.W.
         not constitute              Washington, DC  20006
         notice) to:                 Attention:  Richard J. Bodorff, Esq.
                                     Telecopy:         (202) 429-7049
                                     Telephone:        (202) 429-7000

         To PCC:                     Paxson Communications Corporation
         ------                      601 Clearwater Park Road
                                     West Palm Beach, Florida  33401
                                     Attention:  Mr. Lowell W. Paxson and
                                     Mr. Anthony L. Morrison
                                     Telecopy:   (561) 655-9424
                                     Telephone:  (561) 659-4122


         with a copy                 Dow, Lohnes & Albertson, PLLC
         (which shall                1200 New Hampshire Avenue, N.W.
         not constitute              Suite 800
         notice) to:                 Washington, DC  20036-6802
                                     Attention: John R. Feore, Jr., Esq.
                                     Telecopy:   (202) 776-2222
                                     Telephone:  (202) 776-2000

         To LPI:                     L. Paxson, Inc.
         ------
                                     500 Australian Avenue South, Suite 501
                                     West Palm Beach, FL  33401
                                     Attention:  Mr. James B. Bocock
                                     Telecopy:   (561) 655-3655
                                     Telephone:  (561) 655-9444

         with a copy                 Dow, Lohnes & Albertson, PLLC
         (which shall                1200 New Hampshire Avenue, N.W.
         not constitute              Suite 800
         notice) to:                 Washington, DC  20036-6802

                                     Attention: John R. Feore, Jr., Esq.
                                     Telecopy:   (202) 776-2222
                                     Telephone:  (202) 776-2000

or to any other or additional persons and addresses as the parties may from time to time designate in a writing delivered in accordance with this Section 11.2.

         11.3 Benefit and Binding Effect. Except as otherwise provided in Sections 6.10 and 11.10 and the following sentence of this Section 11.3, no party hereto may assign this Agreement without the prior written consent of the other parties hereto. Buyer may assign its rights and obligations under this Agreement to Clear Channel Radio, Inc. ("CCRI") and Clear Channel Radio License, Inc. ("CCRL") so long as (i) CCRI and CCRL are wholly-owned subsidiaries of the Guarantor and (ii) such assignment does not hinder, impair or delay in any respect the grant by the FCC of any FCC Consent or any Closing hereunder; provided thatsuch assignment shall not release Buyer from any of its obligations hereunder. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         11.4 Further Assurances. Subject to the terms and conditions of this Agreement, from time to time prior to, at and after the Closing Date, each party hereto will use commercially reasonable efforts to take, or cause to be taken, all such actions and to do or cause to be done, all things, necessary, proper or advisable under applicable laws and regulations to consummate and make effective the purchase and sale contemplated by this Agreement and the consummation of the other transactions contemplated hereby, including executing and delivering such documents as the other party being advised by counsel shall reasonably request in connection with the consummation of this Agreement and the consummation of the other transactions contemplated hereby, including, without limitation, the execution and delivery of any and all confirmatory and other instruments, in addition to those to be delivered on the Closing Date.

         11.5 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF FLORIDA (WITHOUT REGARD TO THE CHOICE OF LAW PROVISIONS THEREOF).

         11.6 Entire Agreement. This Agreement, the Appendices, Exhibits and Schedules hereto and thereto, and all documents, certificates and other documents to be delivered by the parties pursuant hereto, collectively, represent the entire understanding and agreement between Buyer and Seller with respect to the subject matter of this Agreement. This Agreement supersedes the Letter of Intent dated June 16, 1997, as amended, and all prior negotiations between the parties and cannot be amended, supplemented, or changed except by an agreement in writing that makes specific reference to this Agreement and that is signed by the party against which enforcement of any such amendment, supplement, or modification is sought. Buyer acknowledges and agrees that Seller shall not be liable for or bound in any manner by, and Buyer has not relied upon, any express or implied, oral or written information, warranty, guaranty, promise, statement, inducement, presentation or opinion (whether of, by or on behalf of Seller, any broker or finder, or any officer, employee, agent or representative of any of the foregoing, or any other person) pertaining to the transactions contemplated hereby, the Seller, the Stations, the Assets, or any part of any of the foregoing (including, without limitation, any projections, budgets or other financial forecasts or the physical condition of the Stations or any of the Assets, or the uses which can be made of the same or the value thereof), except as is expressly set forth in this Agreement.

         11.7 Waiver of Compliance; Consents. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, representation, warranty, covenant, agreement, or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement, or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 11.7.

         11.8 Counterparts. This Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

         11.9 Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the greatest extent possible.

         11.10 Cooperation With Respect to Like-Kind Exchange. Seller may assign some or all of its rights (but not its obligations) under this Agreement to an escrow agent or other Person reasonably satisfactory to Buyer serving as a Intermediary under United States Treasury Regulations promulgated under
Section 1031 of the Code; provided that (i) such assignment shall not deprive Buyer of rights or benefits, or relieve Seller of any obligations or liabilities, under this Agreement, (ii) Buyer shall not be obligated to expend funds or incur obligations or liabilities in connection therewith and (iii) Seller shall indemnify and hold harmless Buyer from and against any and all loss, liability, cost and expense arising or resulting from any such transaction. Seller intends for such exchange to constitute a like-kind exchange pursuant to Section 1031 of the Code. However, nothing in this Agreement shall be construed as a representation or warranty of any party to any other party as to the tax characterization of the transaction.

         11.11 Guaranty. (a) Guarantor irrevocably guarantees (the "Guarantee"), as principal and not as surety, to Seller and its successors and permitted assigns full and prompt performance by Buyer (which for all purposes hereof shall include any assignee(s) of Buyer permitted under Section 11.3) of all of its obligations under or pursuant to this Agreement and all documents and instruments executed in connection herewith or delivered pursuant hereto in accordance with the terms hereof and thereof (the "Guaranteed Obligations"). Such guarantee shall apply and survive until all obligations of Buyer under this Agreement and all documents and instruments executed in connection herewith or delivered pursuant hereto are performed and satisfied in accordance with the terms thereof. Guarantor hereby waives any provision of any statute or judicial decision otherwise applicable hereto which restricts or in any way limits the rights of any obligee against a guarantor or surety following a default or failure of performance by an obligor with respect to whose obligations the guarantee is provided. To the fullest extent permitted by applicable law, Guarantor hereby waives presentment to, demand of payment from and protest of any Guaranteed Obligation, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. To the fullest extent permitted by applicable law, the obligations of Guarantor hereunder shall not be affected by (a) the failure of the applicable obligee to assert any claim or demand or to enforce any right or remedy against Guarantor pursuant to the provisions of this Agreement or otherwise and (b) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of this Section 11.11, unless consented to in writing by Buyer and Seller.

        (b) Guarantor hereby represents and warrants to Seller as follows: (i) Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has the requisite corporate power and authority to execute, deliver and perform this Agreement according to its terms; (ii) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Guarantor have been duly authorized by all necessary corporate action on the part of Guarantor;
(iii) this Agreement has been duly executed and delivered by Guarantor and constitutes the legal, valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms, except as the enforceability of this Agreement may be affected by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by judicial discretion in the enforcement of equitable remedies; and (iv) the execution, delivery and performance of this Agreement: (1) do not require the consent of any third party, (2) do not conflict with the Articles of Incorporation or bylaws of Guarantor, and (3) do not conflict in any material respect with, result in a material breach of, or constitute a material default Dunder any applicable law, judgment, order, ordinance, injunction, decree, rule, regulation or ruling of any court or governmental authority applicable to Guarantor or any material contract or agreement to which Guarantor is a party or by which Guarantor may be bound.

         IN WITNESS WHEREOF, this Agreement has been executed by the duly authorized officers of Buyer, Seller and Guarantor as of the date first written above.

                                  CLEAR CHANNEL METROPLEX, INC.

                                  By:
                                      -------------------------------------
                                      Name:
                                      Title:

                                  CLEAR CHANNEL METROPLEX LICENSES, INC.

                                  By:
                                      -------------------------------------
                                      Name:
                                      Title:

                                  PAXSON COMMUNICATIONS CORPORATION

                                  By:
                                      -------------------------------------
                                      Name:
                                      Title:

                                  L. PAXSON, INC.

                                  By:
                                      -------------------------------------
                                      Name:
                                      Title:

                                  CLEAR CHANNEL COMMUNICATIONS, INC.

                                  By:
                                      -------------------------------------
                                      Name:
                                      Title:

                                   APPENDIX 1

                                  DEFINITIONS

         "Accounts Receivable" means the rights of Seller as of the relevant Closing Date to payment for the sale of advertising time and other goods and services by any Station.

         "Affiliate" means, with respect to any Person any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such Person.

         "Assets" means the Group II/III Assets, Group IV Assets and Group V Assets to be transferred or otherwise conveyed under this Agreement, as the context requires.

         "Assumed Contracts" means the Group II/III Assumed
Contracts, Group IV Assumed Contracts and the Group V Assumed

Contracts, as the context requires.

         "Assumed Liabilities" means the Group II/III Assumed
Liabilities, Group IV Assumed Liabilities, Group V Assumed

Liabilities, as the case may be.

         "Business Day" means any day excluding Saturdays, Sundays and any day that is a legal holiday under the laws of the United States or the State of Florida or is a day on which banking institutions located in the State of Florida are authorized or required by law or other governmental action to close.

         "Clear Channel Loan" means all indebtedness under the Clear Channel Loan Agreement.

         "Clear Channel Loan Indebtedness" means all indebtedness at any time outstanding of LPI to Buyer pursuant to the Clear Channel Loan.

         "Closing" means the consummation of any of the Group II/III Sale, the Group IV Sale or the Group V Sale pursuant to this Agreement in accordance with the provisions of Section 8.

         "Closing Date" means the date on which any Closing occurs, as determined pursuant to Section 8.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Communications Act" means the Communications Act of 1934, as amended.

         "Consents" means the consents, permits, or approvals of, notices to or filings with, governmental authorities and other third parties necessary to transfer the Assets to Buyer as contemplated hereunder or otherwise necessary to consummate lawfully the transactions contemplated by this Agreement.

         "Contracts" means all contracts, leases, non-governmental licenses and other agreements (including leases for personal or real property and employment agreements), written or oral (including any amendments and other modifications thereto) (A) of Seller or to which Seller is a party or that are binding upon Seller and (B) that relate to or affect the Assets or the business or operations of any Station, and (x) that are in effect on the date of this Agreement or (y) that are entered into by Seller between the date of this Agreement and the Closing Date, but excluding any Contracts that terminate between the date of this Agreement and the Closing Date.

         "DP Media Assets" means the assets listed on Schedule
6.14(b).

         "Effective Time" means with respect to each of the Group II/III Assets, Group IV Assets and Group V Assets 12:01 a.m., Eastern Time on the earlier of (a) the applicable TBA Date or (b) the applicable Closing Date.

         "Employee Plan" means any retirement, severance, medical, disability, life insurance or any other employee benefit plan as defined in Section 3(3) of ERISA to which either of the Seller or any entity related to Seller (under the terms of Sections 414 (b) or (c) of the Code) contributes or which either of the Seller or any entity related to Seller (under the terms of Sections 414 (b) or (c)of the Code) sponsors or maintains.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Estimated Purchase Price" means the Group II/III Estimated Purchase Price, Group IV Estimated Purchase Price and Group V Estimated Purchase Price, as the context requires.

         "Estoppel Certificate" means an estoppel certificate executed by the landlord under a lease for any leased Real Property, certifying a copy of such lease and stating that all rental payments due thereunder are current and, to the knowledge of such landlord, there are no defaults under such lease; provided, however, that to the extent any such landlord refuses to execute such an estoppel certificate, but executes a Lease Consent, such Lease Consent shall be deemed to be an Estoppel Certificate.

         "Excluded Assets" means:

             (a) any assets of any nature whatsoever of Seller that are not used in the conduct of the business or operations of any Station, including, without limitation, any assets of Seller (or its subsidiaries) used or useful in the operations of the television stations owned or operated by Seller (or its Subsidiaries) that are not used in the conduct of the business or operations of any Station;

             (b) all cash, cash equivalents and cash items of any kind whatsoever, certificates of deposit, money market instruments, bank balances, and rights in and to bank accounts, Treasury bills and marketable securities and other securities of Seller;

             (c) contracts of insurance and insurance plans and the assets thereof, promissory notes (except those made by account debtors), amounts currently due from employees, bonds, letters of credit, certificates of deposit, or other similar items, and any cash surrender value in regard thereto;

             (d) any pension, profit-sharing, retirement, bonus, stock purchase, savings plans and trusts, 401(k) plans, health insurance plans (including any insurance contracts or policies related thereto), and the assets thereof and any rights thereto, and all other plans, agreements or understandings to provide employee benefits of any kind for employees of Seller;

             (e) claims of Seller with respect to transactions attributable to the operations of any Station prior to the Closing related to the transfer of the Assets of such Station, including, without limitation, rights and interests of Seller in and to any claims for Tax refunds and causes of action and claims of Seller under contracts and with respect to other transactions with respect to events occurring prior to such Closing and all claims for other refunds or returns of monies paid to any governmental agency or otherwise and all claims for copyright royalties for broadcast prior to such Closing;

             (f) Contracts that are not Assumed Contracts, including those listed in Schedule 1.1(f), and those provisions of any employment contract with respect to any Station between Seller and its Affiliates and an Assumed Employee which address the terms and conditions of any grant by PCC to such Assumed Employee of an option to purchase common stock of PCC (the "Excluded Contracts");

             (g) Seller's interest in any of its subsidiaries, Seller's corporate records and other books and records that pertain to internal corporate matters of Seller and Seller's account books of original entry with respect to any Station, and any other Assets, and all original accounts, checks, payment records, tax records (including payroll, unemployment, real estate and other tax records) and other similar books, records and information of Seller relating to Seller's operation of the business of any Station and any other Assets prior to the Closing related to the Assets of such Station;

             (h) the deposits and prepaid expenses of Seller with respect to the items that are not subject to adjustment under Section 2.5 hereof and with respect to which Seller remains liable pursuant to Section 2.5 hereof;

             (i) rights to the name "Paxson" or any logo, variation or derivation thereof;

             (j) Seller's interest in the assets described on Schedule
1.1(j);

             (k) the tangible and intangible, real and personal assets solely used or useful in connection with the business or operations of WYCL, WHNZ and WEAT;

             (l) the Tampa Billboard Business; and

             (m) any assets used or useable in connection with the business of the Miami Toros/Bulls Arena Football League franchise and the Florida Eagles American Hockey League franchise.

         "FCC" means the Federal Communications Commission.

         "FCC Consent" means any of the Group II/III FCC Consent, Group IV FCC Consent and Group V FCC Consent, as the context requires.

         "FCC Licenses" means those Licenses issued by the FCC in connection with the business and operations of any Station.

         "FCC Pro Forma Consent" means actions by the FCC granting its consent to the assignment of the Group V FCC Licenses by Seller to LPI as contemplated by this Agreement.

         "GAAP" means generally accepted accounting principles, as in effect from time to time, applied on a consistent basis.

         "Group Sale" means the Group II/III Sale, the Group IV Sale and the Group V Sale, as the context requires.

         "Group I Assets" means certain assets used and useful in the business and operation of PCC's radio networks and Orlando billboard businesses, as more particularly described in the Group I Purchase Agreement.

         "Group I Repurchase Assets" means the Repurchase Assets as defined in the Group I Purchase Agreement.

         "Group I Sale" means the transactions contemplated by the Group I Purchase Agreement.

         "Group II/III Assets" means the tangible and intangible assets used or useful in connection with the conduct of the business or operations of the Group II/III Stations, together with any additions thereto between the date of this Agreement and the Group II/III Closing Date, but excluding assets disposed of between the date of this Agreement and the Group II/III Closing Date in accordance with the provisions of this Agreement and excluding the Group II/III Excluded Assets, free and clear of any Liens, except for Permitted Liens, including (a) the Group II/III Tangible Personal Property; (b) the Group II/III Real Property; (c) the Group II/III Licenses; (d) the Group II/III Assumed Contracts; (e) the Group II/III Intangibles; (f) all of Seller's proprietary information, technical information and data, maps, computer discs and tapes, FCC logs, plans, diagrams, blueprints and schematics, including filings with the FCC, relating to the business and operation of any Group II/III Station;
(g) all books and records of Seller relating solely to the business or operations of any Group II/III Station, including executed copies of the Group II/III Assumed Contracts, and all records required by the FCC to be kept by any Group II/III Station, other than account books of original entry and such files and records that are maintained at Seller's corporate offices for tax and accounting purposes; (h) all deposits and prepaid expenses of Seller with respect to items in respect of the Group II/III Stations that are prorated in favor of Seller pursuant to Section 2.5; (i) equipment warranties related to the Group II/III Assets to the extent transferable by Seller; and (j) the Accounts Receivable due to Seller in respect of the Group II/III Stations.

         "Group II/III Assumed Contracts" means (a) all Contracts listed on Schedules 3.5, 3.7 and 3.12, with respect to the Group II/III Stations, and all Contracts of the type described in Sections 3.5, 3.7 and 3.12 with respect to the Group II/III Stations that are not required to be listed thereon pursuant to the exceptions set forth in such Sections; (b) Contracts entered into with advertisers for the sale of advertising time in the ordinary course of business with respect to the Group II/III Stations; (c) any Contracts entered into by Seller between the date of this Agreement and the Group II/III Closing Date related to the Group II/III Stations that Buyer agrees in writing to assume, and (d) other Contracts entered into by Seller between the date of this Agreement and the Group II/III Closing Date related to the Group II/III Stations pursuant to this Agreement in compliance with Section 5.1; provided that Group II/III

Assumed Contracts shall in no event include Group II/III Excluded Contracts.

         "Group II/III Assumed Liabilities" means (a) any obligation or liability of Seller under the Group II/III Assets (including the Group II/III Licenses and the Group II/III Assumed Contracts) to the extent that either (1) the obligations and liabilities relate to the period after the Group II/III Effective Time or (2) the Group II/III Estimated Purchase Price was reduced pursuant to Section 2.5(a) as a result of the proration or adjustment of such obligations and liabilities; (b) any liability or obligation to any former employee of the Group II/III Stations who has been hired by Buyer, attributable to any period of time on or after the Group II/III Effective Time; (c) any liability or obligation arising out of any litigation, proceeding or claim by any person or entity relating to the business or operations of any Group II/III Station or any of the Group II/III Assets with respect to any events or circumstances that occur or arise on or after the Group II/III Effective Time;
(d) all state and local sales or use taxes (or their equivalent) and transfer taxes or recording fees payable as a consequence of the sale of the Group II/III Assets hereunder to the extent set forth in Section 11.1; and (e) all other liabilities or obligations expressly assumed by Buyer hereunder with respect to the Group II/III Assets and the Group II/III Stations, including, without limitation, the obligations referred to in Section 6.10(c) hereof.

         "Group II/III Closing" means the consummation of the Group II/III Sale in accordance with the provisions of Section 8.

         "Group II/III Closing Date" means the date of consummation of the Group II/III Sale.

         "Group II/III Effective Time" means the Effective Time in respect of the Group II/III Assets.

         "Group II/III FCC Consent" means either (i) actions by the FCC granting its consent to the assignment of the FCC Licenses included in the Group II/III Assets by Seller to Buyer as contemplated by this Agreement or
(ii) if such consents have not been granted with respect to any satellite earth station or private operational fixed microwave station, actions by the FCC granting special temporary authority to permit Buyer to operate such stations pending the grant of such consents.

         "Group II/III Intangibles" means all copyrights, trademarks, trade names, service marks, service names, licenses, computer programs and computer license interests to the extent owned by and transferable by Seller, patents, permits, jingles, proprietary information, technical information and data, and other similar intangible or intellectual property rights and interests applied for, issued to, or owned by Seller or under which Seller is licensed or franchised and that are used or useful in the business and operations of any Group II/III Station, together with any additions thereto between the date of this Agreement and the Group II/III Closing Date.

         "Group II/III Licenses" means all licenses, permits, construction permits and other authorizations issued by the FCC, the Federal Aviation Administration, or any other federal, state, or local governmental authorities to Seller currently in effect and used in connection with the conduct of the business or operations of any Group II/III Station, together with any additions thereto between the date of this Agreement and the Group II/III Closing Date.

         "Group II/III Real Property" means (a) all fee estates in real property, and all buildings and other improvements thereon, owned, leased or held by Seller that are used or useful in the business or operations of any Group II/III Station; and (b) leases of any real property under which Seller is the lessee that are used or useful in the business or operations of any Group II/III Station, together with any additions thereto between the date of this Agreement and the Group II/III Closing Date.

         "Group II/III Sale" means the sale by Seller and acquisition by Buyer of the Group II/III Assets pursuant to this Agreement.

         "Group II/III Tangible Personal Property" means all machinery, equipment, tools, vehicles, furniture, office equipment, plant, inventory, spare parts and other tangible personal property owned or held by Seller that is used or useful in the conduct of the business or operations of any Group II/III Station, together with any additions thereto between the date of this Agreement and the Group II/III Closing Date.

         "Group II/III TBA Date" has the meaning set forth in
Section 6.10.

         "Group IV Assets" means the tangible and intangible assets used or useful in connection with the conduct of the business or operations of the Group IV Stations, together with any additions thereto between the date of this Agreement and the Group IV Closing Date, but excluding assets disposed of between the date of this Agreement and the Group IV Closing Date in accordance with the provisions of this Agreement and excluding the Group IV Excluded Assets, including (a) the Group IV Tangible Personal Property; (b) the Group IV Real Property; (c) the Group IV Licenses; (d) the Group IV Assumed Contracts;
(e) the Group IV Intangibles; (f) all of Seller's proprietary information, technical information and data, maps, computer discs and tapes, FCC logs, plans, diagrams, blueprints and schematics, including filings with the FCC, relating to the business and operation of any Group IV Station; (g) all books and records of Seller relating solely to the business or operations of any Group IV Station, including executed copies of the Group IV Assumed Contracts, and all records required by the FCC to be kept by any Group IV Station, other than account books of original entry and such files and records that are maintained at Seller's corporate offices for tax and accounting purposes; (h) all deposits and prepaid expenses of Seller with respect to items in respect of the Group IV Stations that are prorated in favor of Seller pursuant to Section 2.5; (i) equipment warranties related to the Group IV Assets to the extent transferable by Seller; and (j) the Accounts Receivable due to Seller in respect of the Group IV Stations.

         "Group IV Assumed Contracts" means (a) all Contracts listed on Schedules 3.5, 3.7 and 3.12, with respect to the Group IV Stations, and all Contracts of the type described in Sections 3.5, 3.7 and 3.12 with respect to the Group IV Stations that are not required to be listed thereon pursuant to the exceptions set forth in such Sections; (b) Contracts entered into with advertisers for the sale of advertising time in the ordinary course of business with respect to the Group IV Stations; (c) any Contracts entered into by Seller between the date of this Agreement and the Group IV Closing Date related to the Group IV Stations that Buyer agrees in writing to assume, and (d) other Contracts entered into by Seller between the date of this Agreement and the Group IV Closing Date related to the Group IV Stations pursuant to this Agreement in compliance with Section 5.1; provided that Group IV Assumed Contracts shall in no event include Group IV Excluded Contracts.

         "Group IV Assumed Liabilities" means (a) any obligation or liability of Seller under the Group IV Assets (including the Group IV Licenses and the Group IV Assumed Contracts) to the extent that either (1) the obligations and liabilities relate to the period after the Group IV Effective Time or (2) the Group IV Estimated Purchase Price was reduced pursuant to Section 2.5(a) as a result of the proration or adjustment of such obligations and liabilities; (b) any liability or obligation to any former employee of the Group IV Stations who has been hired by Buyer, attributable to any period of time on or after the Group IV Effective Time; (c) any liability or obligation arising out of any litigation, proceeding or claim by any person or entity relating to the business or operations of any Group IV Station or any of the Group IV Assets with respect to any events or circumstances that occur or arise on or after the Group IV Effective Time; (d) all state and local sales or use taxes (or their equivalent) and transfer taxes or recording fees payable as a consequence of the sale of the Group IV Assets hereunder to the extent set forth in Section 11.1; and (e) all other liabilities or obligations expressly assumed by Buyer hereunder with respect to the Group IV Assets and the Group IV Stations, including, without limitation, the obligations referred to in Section 6.10(c) hereof.

         "Group IV Closing" means the consummation of the Group IV Sale in accordance with the provisions of Section 8.

         "Group IV Closing Date" means the date of consummation of the Group IV Sale.

         "Group IV Effective Time" means the Effective Time in respect of the Group IV Assets.

         "Group IV FCC Consent" means actions by the FCC granting its consent to the assignment of the FCC Licenses included in the Group IV Assets by Seller to Buyer as contemplated by this Agreement.

         "Group IV Intangibles" means all copyrights, trademarks, trade names, service marks, service names, licenses, computer programs and computer license interests to the extent owned by and transferable by Seller, patents, permits, jingles, proprietary information, technical information and data, and other similar intangible or intellectual property rights and interests applied for, issued to, or owned by Seller or under which Seller is licensed or franchised and that are used or useful in the business and operations of any Group IV Station, together with any additions thereto between the date of this Agreement and the Group IV Closing Date.

         "Group IV Licenses" means all licenses, permits, construction permits and other authorizations issued by the FCC, the Federal Aviation Administration, or any other federal, state, or local governmental authorities to Seller currently in effect and used in connection with the conduct of the business or operations of any Group IV Station, together with any additions thereto between the date of this Agreement and the Group IV Closing Date.

         "Group IV Real Property" means (a) all fee estates in real property, and all buildings and other improvements thereon, owned, leased or held by Seller that are used or useful in the business or operations of any Group IV Station; and (b) leases of any real property under which Seller is the lessee that are used or useful in the business or operations of any Group IV Station, together with any additions thereto between the date of this Agreement and the Group IV Closing Date.

         "Group IV Sale" means the sale by Seller and acquisition by Buyer of the Group IV Assets pursuant to this Agreement.

         "Group IV Tangible Personal Property" means all machinery, equipment, tools, vehicles, furniture, office equipment, plant, inventory, spare parts and other tangible personal property owned or held by Seller that is used or useful in the conduct of the business or operations of any Group IV Station, together with any additions thereto between the date of this Agreement and the Group IV Closing Date.

         "Group IV TBA Date" has the meaning set forth in Section
6.10.

         "Group V Assets" means the tangible and intangible assets used or useful in connection with the conduct of the business or operations of the Group V Stations and the tangible and intangible assets used or useful in connection with HUB-TV, together with any additions thereto between the date of this Agreement and the Group V Closing Date, but excluding assets disposed of between the date of this Agreement and the Group V Closing Date in accordance with the provisions of this Agreement and excluding the Group V Excluded Assets, free and clear of any Liens, except for Permitted Liens, including (a) the Group V Tangible Personal Property; (b) the Group V Real Property; (c) the Group V Licenses; (d) the Group V Assumed Contracts; (e) the Group V Intangibles; (f) all of Seller's proprietary information, technical information and data, maps, computer discs and tapes, FCC logs, plans, diagrams, blueprints and schematics, including filings with the FCC, relating to the business and operation of any Group V Station; (g) all books and records of Seller relating solely to the business or operations of any Group V Station, including executed copies of the Group V Assumed Contracts, and all records required by the FCC to be kept by any Group V Station, other than account books of original entry and such files and records that are maintained at Seller's corporate offices for tax and accounting purposes; (h) all deposits and prepaid expenses of Seller with respect to items in respect of the Group V Stations that are prorated in favor of Seller pursuant to Section 2.5; (i) equipment warranties related to the Group V Assets to the extent transferable by Seller; and (j) the Accounts Receivable due to Seller in respect of the Group V Stations.

         "Group V Assumed Contracts" means (a) all Contracts listed on Schedules 3.5, 3.7 and 3.12, with respect to the Group V Stations and HUB-TV, and all Contracts of the type described in Sections 3.5, 3.7 and 3.12 with respect to the Group V Stations that are not required to be listed thereon pursuant to the exceptions set forth in such Sections; (b) Contracts entered into with advertisers for the sale of advertising time in the ordinary course of business with respect to the Group V Stations; (c) any Contracts entered into by Seller between the date of this Agreement and the Group V Closing Date related to the Group V Stations that Buyer agrees in writing to assume, and

(d) other Contracts entered into by Seller between the date of this Agreement and the Group V Closing Date related to the Group V Stations pursuant to this Agreement in compliance with Section 5.1; provided that Group V Assumed Contracts shall in no event include Group V Excluded Contracts.

         "Group V Assumed Liabilities" means (a) any obligation or liability of Seller under the Group V Assets (including the Group V Licenses and the Group V Assumed Contracts) to the extent that either (1) the obligations and liabilities relate to the period after the Group V Effective Time or (2) the Group V Estimated Purchase Price was reduced pursuant to Section 2.5(a) as a result of the proration or adjustment of such obligations and liabilities; (b) any liability or obligation to any former employee of the Group V Stations who has been hired by Buyer, attributable to any period of time on or after the Group V Effective Time; (c) any liability or obligation arising out of any litigation, proceeding or claim by any person or entity relating to the business or operations of any Group V Station or any of the Group V Assets with respect to any events or circumstances that occur or arise on or after the Group V Effective Time; (d) all state and local sales or use taxes (or their equivalent) and transfer taxes or recording fees payable as a consequence of the sale of the Group V Assets hereunder to the extent set forth in Section 11.1; and (e) all other liabilities or obligations expressly assumed by Buyer hereunder with respect to the Group V Assets and the Group V Stations.

         "Group V Closing" means the consummation of the Group V Sale in accordance with the provisions of Section 8.

         "Group V Closing Date" means the date of consummation of the Group V Sale.

         "Group V Effective Time" means the Effective Time in respect of the Group V Assets.

         "Group V FCC Consent" means either (i) actions by the FCC granting its consent to the assignment of the FCC Licenses included in the Group V Assets by Seller to Buyer as contemplated by this Agreement or (ii) if such consents have not been granted with respect to any satellite earth station or private operational fixed microwave station, actions by the FCC granting special temporary authority to permit Buyer to operate such stations pending the grant of such consents.

         "Group V Intangibles" means all copyrights, trademarks, trade names, service marks, service names, licenses, computer programs and computer license interests to the extent owned by and transferable by Seller, patents, permits, jingles, proprietary information, technical information and data, and other similar intangible or intellectual property rights and interests applied for, issued to, or owned by Seller or under which Seller is licensed or franchised and that are used or useful in the business and operations of any Group V Station, together with any additions thereto between the date of this Agreement and the Group V Closing Date.

         "Group V Licenses" means all licenses, permits, construction permits and other authorizations issued by the FCC, the Federal Aviation Administration, or any other federal, state, or local governmental authorities to Seller currently in effect and used in connection with the conduct of the business or operations of any Group V Station, together with any additions thereto between the date of this Agreement and the Group V Closing Date.

         "Group V Loan" means the loan contemplated by the Clear Channel Loan Agreement.

         "Group V Loan Amount" means $369,415,100.

         "Group V Real Property" means (a) all fee estates in real property, and all buildings and other improvements thereon, owned, leased or held by Seller that are used or useful in the business or operations of any Group V Station; and (b) leases of any real property under which Seller is the lessee that are used or useful in the business or operations of any Group V Stations, together with any additions thereto between the date of this Agreement and the Group V Closing Date.

         "Group V Sale" means the sale by Seller and acquisition by Buyer of the Group V Assets pursuant to this Agreement.

         "Group V Tangible Personal Property" means all machinery, equipment, tools, vehicles, furniture, office equipment, plant, inventory, spare parts and other tangible personal property owned or held by Seller that is used or useful in the conduct of the business or operations of any Group V Station and HUB-TV, together with any additions thereto between the date of this Agreement and the Group V Closing Date.

         "Group V TBA Date" has the meaning set forth in Section
6.10.

         "HSR Act" means the Hart-Scott-Rodino Antitrust
Improvements Act of 1976, as amended.

         "Intangibles" means the Group II/III Intangibles, Group IV Intangibles and Group V Intangibles, as the context requires.

         "Intermediary" means an escrow agent or other Person serving as a "qualified intermediary" under United States

Treasury Regulations promulgated pursuant to Section 1031 of the Code.

         "Lease Consent" means the Consent of any landlord under any lease for any leased Real Property.

         "License Assets" means all FCC Licenses.

         "Licenses" means the Group II/III Licenses, Group IV Licenses and Group V Licenses, as the context requires.

         "Lien" means any claims, liabilities, security interests, mortgages, liens, pledges, conditions, charges, restrictions or encumbrances of any nature whatsoever.

         "LPI" means L. Paxson, Inc., a Delaware corporation, all the capital stock of which is owned by Second Crystal Diamond,

L.P., a Delaware limited partnership.

         "LPI Sale Date" has the meaning set forth in Section 6.10.

         "Material Adverse Effect" means a material adverse effect on the Assets, taken as a whole, or the financial condition of the Stations' Business and the business of Businesses (as defined in the Group I Purchase Agreement), taken as a whole; provided that the foregoing shall not include any material adverse effect attributable to, resulting from or arising out of (1) factors affecting the radio broadcasting industry generally, (2) general national, regional or local economic or financial conditions, (3) governmental or legislative laws, rules or regulations, or (4) actions taken by Buyer or any Affiliate of Buyer.

         "Material Broadcast Interruption" means the interruption of the broadcast transmission in the normal and usual manner of Stations which account for 25% or more of the Cash Flow of all of the Stations, based upon the most recently available quarterly financial statements of Seller, for (a) a period of five (5) or more consecutive days or (b) fourteen (14) or more periods of 24 consecutive hours.

         "Non-License Assets" means all Assets other than FCC
Licenses.

         "Permitted Liens" means (a) liens for taxes and assessments not yet due and payable; (b) landlord's liens and liens for property taxes not delinquent; (c) statutory liens that were created in the ordinary course of business not delinquent; (d) restrictions or rights granted to governmental authorities under applicable law; (e) zoning, building, or similar restrictions relating to or affecting property; (f) all matters of record that do not adversely affect in any material respect the use of the Real Property as currently used (excluding, however, any mortgage, deed to secure debt, deed of trust, security agreement, judgment lien, or statutory claim of lien or any other title exception or defect that is monetary in nature, other than those in favor of Buyer); (g) the Assumed Liabilities; (h) all Liens on any of the Assets in favor of Buyer pursuant to the Clear Channel Loan Agreement and the Security Documents and as otherwise contemplated by the Intercreditor Agreement; (i) any other encumbrances disclosed in this Agreement or the Schedules hereto or in any title policy or survey delivered to Buyer on or before the date hereof (excluding, however, any mortgage, deed to secure debt, deed of trust, security agreement, judgment lien, or statutory claim of lien or any other title exception or defect that is monetary in nature, other than those in favor of Buyer); (j) any other easement, encroachment, encumbrance or other condition that does not adversely affect in any material respect the use of the Real Property as currently used; and (k) any Liens on the Assets created or arising between the Effective Time and Closing Date for such Assets, other than Liens created or permitted to exist by Seller due to its action or inaction in violation of its covenants hereunder or under any TBA.

         "Person" means an individual, corporation, association, partnership, joint venture, trust, estate, limited liability company, limited liability partnership, or other entity or organization.

         "Purchase Price" means the Group II/III Purchase Price, Group IV Purchase Price and Group V Purchase Price, as the case may be.

         "Real Property" means the Group II/III Real Property, Group IV Real Property and Group V Real Property, as the context requires.

         "Required Consents" means the Consents listed on Schedule 3.3 that are designated with an asterisk.

         "Revenue" means gross revenue, including from the sale of advertising time, arising out of the business and operations of the Cash Flow Assets and as determined in accordance with GAAP for any applicable period.

         "Stations" means, unless the context otherwise requires, the Group II/III Stations, the Group IV Stations (once they are acquired by Seller) and the Group V Stations and "Station" means any Station individually.

         "Station's Business" means the business and operations currently conducted by any of the Stations.

         "Stations' Business" means the business and operations currently conducted by all of the Stations, taken as a whole.

         "Tangible Personal Property" means the Group II/III Tangible Personal Property, Group IV Tangible Personal Property and Group V Tangible Personal Property, as the context requires.

         "Tax" means any federal, state, local, or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, license, excise, franchise, capital, transfer, employment, withholding, or other tax or governmental assessment, together with any interest, additions, or penalties with respect thereto and any interest in respect of such additions or penalties.

         "Tax Return" means any tax return, declaration of estimated tax, tax report or other tax statement, or any other similar filing required to be submitted by Seller relating to the Stations to any governmental authority with respect to any Tax.

         "TBA" means the Group II/III TBA, the Group IV TBA, the Group V TBA and any Commercial Time Sale Agreement between Buyer and Seller or between Buyer and LPI with respect to any Station (each, a "TSA"), as the context requires.

         "TBA Date" means the Group II/III TBA Date, Group IV TBA Date and Group V TBA Date, as the case may be.

         "Termination Date" means the date which is eighteen (18) months from the date hereof.

         "WKES Assets" means the tangible and intangible assets used or useful in connection with the conduct of the business or operations of WKES, together with any additions thereto between the date of this Agreement and the Group II/III Closing Date, but excluding assets disposed of between the date of this Agreement and the Group II/III Closing Date in accordance with the provisions of this Agreement, acquired by Seller pursuant to the WKES Purchase Agreement.

         "World Class Rock Claims" means all claims, including any counter-claims, relating to or arising under the matter identified on Schedule
3.14 hereto as "Citicasters Co. V. Paxson Broadcasting of Tampa L.P."

         For purposes of this Agreement, the following terms have the meanings set forth in the sections indicated:

Term                                                    Section
Applicable Environmental Laws                           Section 3.16
ARS                                                     Recitals
ARS Asset Purchase Agreement                            Recitals
Assessments                                             Section 6.9
Assumed Employees                                       Section 6.7
Assignee                                                Section 6.10(b)
Broadcast Interruption Notice                           Section 6.13
Buyer                                                   Preamble
CCL                                                     Preamble
CEA                                                     Section 3.17
Claimant                                                Section 10.4
Class 5 assets                                          Section 2.4(d)
Clear Channel                                           Preamble
Clear Channel Loan Agreement                            Section 6.10(a)
Closing                                                 Appendix 1
Closing Date                                            Appendix 1
CCRI                                                    Section 11.3
CCRL                                                    Section 11.3
Deeds                                                   Section 8.2(a)
DOJ                                                     Section 6.2
DP Media                                                Section 8.2
DP Media Agreement                                      Section 8.2
DP Media Assets                                         Section 8.2(n)
Employees                                               Section 3.12
Estimated Purchase Price                                Appendix 1
Excluded Contracts                                      Appendix 1, clause (f)
                                                        of definition of
                                                        Excluded Assets
Existing Phase I Reports                                Section 6.9(a)
Financial Statements                                    Section 3.9
Foreign Corporation                                     Section 3.21
Foreign Person                                          Section 3.21
FTC                                                     Section 6.2
Group I Purchase Agreement                              Section 2.3
Group II/III Purchase Price                             Section 2.4(a)
Group II/III Estimated Purchase Price                   Section 2.4(a)
Group II/III Station                                    Recitals
Group II/III TBA                                        Section 6.10(a)
Group II/III TBA Date                                   Section 6.10-B
Group IV Date                                           Section 6.10(b)
Group IV Estimated Purchase Price                       Section 2.4(b)
Group IV Purchase Price                                 Section 2.4(b)
Group IV Advance                                        Section 6.10(b)
Group IV Loan                                           Section 6.10(b)
Group IV Loan Agreement                                 Section 6.10(b)
Group IV-A Note                                         Section 6.10(b)
Group IV-B Note                                         Section 6.10(b)

Group IV-C Note                                         Section 6.10(b)
Group IV Station                                        Recitals
Group IV TBA                                            Section 6.10(b)
Group IV Transfer                                       Section 6.10(b)
Group V Estimated Purchase Price                        Section 2.4(c)
Group V Purchase Price                                  Section 2.4(c)
Group V Station                                         Recitals
Group V TBA                                             Section 6.10(a)
Group V TBA Date                                        Section 6.10-6
Guarantor                                               Preamble
Guarantee                                               Section 11.11(a)
Guaranteed Obligations                                  Section 11.11(a)
Hazardous Substance                                     Section 3.16(a)
HUB TV                                                  Recitals
Hurdle Amount                                           Section 10.2(b)
Indemnifying Party                                      Section 10.4(a)
Intercreditor Agreement                                 Section 6.10(a)
Jacksonville One-To-A-Market Waiver                     Section 6.1(c)
Like-kind Exchange                                      Section 10.2
LPI                                                     Preamble
LPI Note                                                Section 6.10(a)
LPI Sale                                                Section 6.10(a)
LPI Sale Date                                           Section 6.10(a)
Loss                                                    Section 6.15(a)
Material Licenses                                       Section 3.4(a)
Metroplex                                               Preamble
Monthly Financial Information                           Section 5.5
Moody                                                   Recitals
Negative Balance                                        Section 2.5(a)
PBT                                                     Recitals
PCC                                                     Preamble
PCWPB                                                   Recitals
Phase II Reports                                        Section 6.9(b)
Preliminary Settlement Statement                        Section 2.5(b)
Radio Frequency Protection Guides                       Section 3.4(a)
Retained Employees                                      Section 6.7(a)
Retained Liabilities                                    Section 10.1(d)
Schedule Supplement                                     Section 6.13
Security Agreement                                      Section 6.10(6)
Security Documents                                      Section 6.10
Seller                                                  Preamble
Services Agreements                                     Section 6.10
Settled Claim                                           Section 10.4(e)
Subordinated Guaranty                                   Section 6.10
Updated Reports                                         Section 6.9(b)
WARN Act                                                Section 6.7(d)
WEAT                                                    Recitals
WEAT Assets                                             Section 6.10(b)
WEAT TSA                                                Section 6.10(b)
WHNZ                                                    Recitals
WHNZ Option Agreement                                   Section 8.2(j)
WKES                                                    Recitals

WKES Purchase Agreement                                Recitals
WYCL                                                   Recitals
WYCL Option Agreement                                  Section 8.2(k)
1031 Election                                          Section 10.2